As filed with the Securities and Exchange Commission on February 2, 2026

Registration No. 333-284630

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 7

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

21SHARES POLKADOT ETF

(Exact name of registrant as specified in its charter)

Delaware	6221	33-6490872
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

477 Madison Avenue, 6th Floor
New York, New York 10022
(646) 370-6016
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

21Shares US LLC
Russell Barlow
477 Madison Avenue, 6th Floor
New York, New York 10022
(646) 370-6016
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Allison M. Fumai, Esq.

Anna Tomczyk, Esq.

Neel Maitra, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated January 20, 2026

PRELIMINARY PROSPECTUS

Shares

21Shares Polkadot ETF

The 21Shares Polkadot ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on the Nasdaq Stock Market LLC (the “Exchange”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of DOT tokens, the native token of the Polkadot Network (“DOT”). This means the Sponsor does not speculatively sell DOT at times when its price is high or speculatively acquire DOT at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of DOT, as measured by the performance of the CME CF Polkadot — Dollar Reference Rate — New York Variant (“Pricing Benchmark”), as adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes. The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major DOT trading platforms (“Constituent Exchanges”). The Pricing Benchmark is designed to reflect the performance of DOT in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold DOT and will value its Shares daily based on the Pricing Benchmark. To the extent the Sponsor determines to stake a portion of the Trust’s DOT, the Sponsor plans to engage one or more third party staking services providers (each a “Staking Services Provider”) to conduct such staking activities (“Staking Activities”). The Sponsor’s choice of third party Staking Services Providers, and its decision to allocate DOT amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime and slashing history.

The Sponsor may also seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. No definitive determination has been made as of the date of this Prospectus as to which, if any, of these alternative means the Trust may adopt. Should such a change take place, if any, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and on the Sponsor’s website.

21Shares US LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”) and BitGo Bank & Trust, N.A. (the “BitGo Custodian,” and together with the Coinbase Custodian, the “DOT Custodians”) are the DOT custodians for the Trust and hold all of the Trust’s DOT on the Trust’s behalf. The custodial services agreements with each of the DOT Custodians are collectively referred to herein as the “Custodial Services Agreements.”

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling DOT other than in connection with the creation and redemption of Shares. The Sponsor may also sell DOT to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, DOT will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that are based on the quantity of DOT attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who may be an Authorized Participant or an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, and with whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, the Prime Broker and the Lender, as applicable, a “DOT Counterparty”), to (i) purchase the amount of DOT equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting DOT amount in the Trust’s accounts with the DOT Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to an Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, DOT to the Trust’s account with a DOT Custodian in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust, will direct a DOT Custodian to transfer DOT to a DOT Counterparty, who will sell the DOT to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through a DOT Custodian, will deliver DOT to an Authorized Participant, or a designated agent thereof, in exchange for Shares.

The DOT Counterparties are designated third parties, who may be an Authorized Participant or an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, and with whom the Sponsor has entered into agreements on behalf of the Trust that will deliver, receive or convert to U.S. dollars the DOT related to the Authorized Participants’ cash creation or redemption orders. The Sponsor performs extensive due diligence as part of its DOT Counterparty selection and onboarding process. As part of this process, the Sponsor assesses DOT Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor, and (4) their regulatory oversight. Authorized Participants may deliver cash or DOT to create Shares and may (either directly, or through their designated agents) receive cash of DOT when redeeming Shares.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

On January 30, 2026, the Pricing Benchmark was approximately $1.69.

21Shares US LLC (in such capacity, the “Initial Seed Creation Investor”), is expected to purchase initial seed creation baskets comprising 20,000 Shares (the “Initial Seed Creation Baskets”) at a price of $25.00 per Share. The proceeds from such sale are anticipated to be approximately $500,000.00. Such proceeds are expected to be used by the Trust to purchase DOT at or immediately prior to the listing of the Shares on the Exchange. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The DOT acquired in connection with the Initial Seed Creation Baskets will be held by the DOT Custodians. The actual price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this prospectus (this “Prospectus”) forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “TDOT”.

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee. Shareholders in the Trust will not benefit from the protections afforded to investors in DOT futures contracts on regulated futures markets.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD DOT. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 15.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [●], 2026

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus. As used below, “Polkadot” is used to describe the system as a whole that is involved in maintaining the ledger of DOT ownership and facilitating the transfer of DOT among parties. When referring to the native digital asset of the Polkadot Network, “DOT” is written in uppercase letters.

Overview of the Trust

The 21Shares Polkadot ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to track the performance of DOT, as measured by the performance of the CME CF Polkadot — Dollar Reference Rate — New York Variant (the “Pricing Benchmark”), as adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes. The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”). The Pricing Benchmark is designed to track the performance of DOT in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.

In seeking to achieve its investment objective, the Trust will hold DOT. The Trust is sponsored by 21Shares US LLC (the “Sponsor”), a wholly-owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX Holdings Limited (“FalconX”), a leading institutional digital asset prime brokerage.

DOT is a digital asset. Like all digital assets, buying, holding and selling DOT is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of DOT does not entitle its holders to any portion of a company’s profits or any stream of income payments. DOT is a digital asset and ownership of it is reflected on a distributed ledger. Additionally, DOT is not offered or sold as a security, and is thus not subject to the protections of the U.S. federal securities laws.

The Trust does not provide investors with direct exposure to DOT, and an investment in the Trust is not a direct investment in DOT. Rather, the Trust provides investors with the opportunity to indirectly access the market for DOT through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring DOT directly or acquiring it from a DOT spot market. To the extent the Sponsor determines to stake a portion of the Trust’s DOT, the Sponsor plans to engage one or more third party staking services providers (each a “Staking Services Provider”) to conduct such staking activities (“Staking Activities”). The Sponsor’s choice of third party Staking Services Providers, and its decision to allocate DOT amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the staking provider, including monitoring their uptime and slashing history.

The Sponsor may instead seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. No definitive determination has been made as of the date of this Prospectus as to which, if any, of these alternative means the Trust may adopt. Should such a change take place, if any, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and on the Sponsor’s website.

The Trust will custody its DOT at regulated third-party custodians. Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”) and BitGo Bank & Trust, N.A. (the “BitGo Custodian” and together with the Coinbase Custodian, the “DOT Custodians”). The Coinbase Custodian is chartered as a New York state limited liability trust company and the BitGo Custodian is a federally chartered national trust bank. The DOT Custodians provide custody and trade execution services for digital assets. The DOT Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured, but they carry insurance policies provided by private insurance carriers. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in DOT without purchasing, holding and trading DOT directly.

The amount of DOT represented by the Shares is expected to decline over time because of the transfer of the Trust’s DOT to pay the Sponsor Fee and other liabilities, regardless of whether the trading prices of the Shares rise or fall. The decrease in the amount of DOT represented by the Shares due to paying the Sponsor Fee and other liabilities may be offset by net staking rewards, if any.

Should the Trust seek to engage in Staking Activities, the Trust may stake a portion of the Trust’s assets through one or more Staking Services Providers. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of DOT, which may be treated for U.S. federal income tax purposes as income to the Trust. See “United States Federal Income Tax Consequences” for further description of the tax implications of the activities of the Trust to an investor. The Staking Services Provider shall exercise no discretion as to the amount of the Trust’s DOT to be staked or the timing of the Staking Activities. The DOT Custodians will maintain exclusive possession and control of the private keys associated with any staked DOT at all times. Staking activity on the Polkadot Network involves the delegation of DOT to Validators and carries certain risks.

On the Polkadot Network, Validator misbehavior (such as double-signing or prolonged downtime) can result in slashing, whereby a portion of such Validator’s stake, including the stake attributable to such Validator’s nominators, is forfeited. Separately, Validators that underperform may lose the support of DOT tokenholders, effectively becoming ‘blacklisted’ through a lack of nominations, which can prevent such Validators from being elected into the active Validator set and thereby reduce their ability to earn staking rewards.

Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Provider may be blacklisted, which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked DOT is temporarily locked and inaccessible. These phases affect when staked DOT begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully below in “Principal Investment Risks – Risks Associated with DOT and the Polkadot Network.”

DOT and the Polkadot Network

DOT is a digital asset that is created and transmitted through the operations of the “Polkadot Network,” an online, decentralized, distributed computing platform that operates on a peer-to-peer basis. The Polkadot Network uses a heterogeneous multi-chain to ensure the secure transfer and authenticity of each DOT and hosts the public transaction ledger. This central chain is known as the Relay Chain (the “Relay Chain”) on which all DOT is recorded. The Relay Chain is a decentralized digital file, or ledger, that contains all the records of DOT and is stored in multiple copies globally on the computers of users of the Polkadot Network. DOT is mainly used for the functional mechanisms of the Polkadot Network, including governance of updates, as the gas token of the network, staking for network operations, and bonding for Parachains to secure a spot on the Relay Chain (see Technology and Operation, below). DOT can also be used to pay for goods and services or it can be converted to fiat currencies, such as the U.S. dollar. Unlike bitcoin, there is no maximum amount of DOT that may be outstanding. DOT is divisible to up to ten decimal places into shares named “Plancks.”

DOT is “stored” on a blockchain and is linked to a unique digital address, or wallet, that is associated with a public key and a private key. The public key is used to generate the address that is available to other users of the Polkadot Network. The address serves as the location to which DOT can be transferred and from which DOT can be sent. The private key authorizes the transfer or “spending” of DOT from its associated public address. Ownership of DOT is established by recording on the Relay Chain the unique address and the amount of DOT held. The wallet thus holds the cryptographic keys associated with DOT, rather than the DOT itself. DOT cannot be transferred by a holder unless that holder provides the private key. See “DOT, DOT MARKETS AND REGULATION OF DOT—Summary of a DOT Transaction” below.

The Relay Chain is the decentralized, publicly distributed ledger that holds DOT and the mechanism that allows people to exchange DOT. All transactions on the Polkadot Network are recorded on the Relay Chain. Like other blockchains, the Polkadot Relay Chain can be thought of as a collective chain of digital signatures that reflect transaction history. The Relay Chain is downloaded and stored, in whole or in part, on the computers of each user of the Polkadot Network. The Relay Chain is public and accessible to all, and includes a record of every DOT, every transaction in DOT in order and every public address on the Polkadot Network. Every computer on the Polkadot Network is a “node”, and collectively all of the nodes ensure that each new transaction in DOT adheres to certain rules before it is added to the Relay Chain.

Transaction data is permanently recorded on the Relay Chain in data files called “blocks,” which reflect transactions that have been recorded and authenticated by Polkadot Network participants. Each newly recorded block of transactions refers back to and “connects” with the immediately preceding recorded block in the ledger. Each new block records outstanding DOT transactions, and outstanding transactions are settled and validated through such recording. Although there are size limits to each block, the Relay Chain is designed to represent a complete, transparent, secure and unbroken history of all the transactions that have occurred on the Polkadot Network. The Polkadot Network and associated software programs can view the Relay Chain to determine the exact balance, if any, of DOT associated with any public address listed on the Relay Chain.

For more information on DOT and the Polkadot Network, see “DOT, DOT MARKET AND REGULATION OF DOT” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of DOT, as measured by the Pricing Benchmark, as adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes. In seeking to achieve its investment objective, the Trust will hold DOT and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Relay Chain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell DOT, other than in connection with the creation or redemption of Shares. The Sponsor may also sell DOT to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

Staking

To the extent the Sponsor determines to stake a portion of the Trust’s DOT, the Sponsor plans to engage one or more Staking Services Providers to conduct such Staking Activities. The Sponsor’s choice of third party Staking Services Providers, and its decision to allocate DOT amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the staking provider, including monitoring their uptime and slashing history.

The Sponsor may also seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. No definitive determination has been made as of the date of this Prospectus as to which, if any, of these alternative means the Trust may adopt. Should such a change take place, if any, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Trust’s staking model aims to maximize the portion of the Trust’s DOT available for staking while controlling for liquidity and redemption risks. The model determines an optimal target range for the portion of assets staked (the “Utilization Rate”) by balancing expected yield against potential costs.

The Staking Services Provider will exercise no discretion as to the amount of the Trust’s DOT to be staked or the timing of the Staking Activities. While the Trust may stake a maximum of 100% of its DOT holdings, the amount of DOT that remains unstaked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between 40% and 70% of the DOT it holds, although the amount of DOT that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust and other factors, as determined by the Sponsor. In determining how to stake the DOT held by the Trust, and how much DOT to stake, the Trust’s model operates on the following key parameters:

●	Unbonding period: The number of days required for unbonding staked assets as dictated by the Polkadot Network protocol;

●	ETF Historical redemption patterns: The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

●	Size of the Trust & Concentration: A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

●	Staking Services Provider performance: The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

●	Market conditions monitoring: The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Trust intends to make available on its website the current percentage of the Trust’s DOT being staked on a daily basis.

The rewards owed or paid to the DOT Custodians as compensation for the Staking Activities reduce the amount of DOT rewards that are generated from the Staking Activities that are available in the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to compensation determined as a portion of the staking rewards, which is generally expected to be determined by a low single-digit percentage of the overall rewards amount (the “Staking Provider Consideration”). The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the DOT Custodians’ own accounts. While operating as a private trust, the Trust paid 15% of the Trust’s staking rewards to the Sponsor. However, upon our listing on the Exchange, the Trust will pay 25% of the staking rewards generated by the Staking Activities after deduction of the Staking Provider Consideration to the Sponsor, and the Trust will retain the remainder. The Trust will distribute its staking rewards directly to Shareholders.

The Trust intends to pay cash distributions at least quarterly to Shareholders to distribute staking rewards earned by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of DOT held by the Trust, the percentage of the Trust’s DOT that is staked, network staking participation rates, protocol reward rates on the Polkadot Network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned.

The Sponsor has entered into a Master Infrastructure-As-A-Service Agreement (the “Staking Services Agreement”) with Coinbase Crypto Services, LLC, a Delaware limited liability company (“Coinbase Crypto”). Pursuant to that agreement, Coinbase Crypto will provide the Sponsor with certain services, including the following, on any network protocol and/or blockchain that is supported by Coinbase:

(i)	staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network;

(ii)	support for eligible changes, improvements, extensions or other new versions thereof on the network; and

(iii)	development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables.

The Staking Services Agreement with Coinbase Crypto has an initial term of two years, which automatically renews at the end of such a period. The Trust may, from time to time, and at any time, engage additional staking providers besides Coinbase Crypto. The percentage of rewards to be paid to each such staking provider may vary and may be more or less than the amount paid by us to Coinbase Crypto. Rewards from staking will be shared, distributed and added to the assets of the Trust periodically. Specifically, staking rewards that accrue to the Trust on or before the calculation of the Trust’s end-of-day NAV will be added to the assets of the Trust, irrespective of whether the staked DOT has been unbonded at such time.

Staking requires that the Trust lock up the staked DOT and become subject to an unbonding period to unstake the staked DOT, meaning that the Trust cannot transfer the staked DOT during the time that the DOT is staked and during which it is being unbonded. As of October 31, 2025, the unbonding period on the Polkadot Network is 28 days. However, the unbonding period also may be longer than anticipated based on network activity. There is no bonding period for DOT.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s DOT that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked DOT which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s DOT that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through a DOT Custodian, and such transaction is processed by the Polkadot Network. The Staking Services Provider will not be able to transfer unstaked DOT or Staking Provider Consideration to another address on the Polkadot Network.

In addition, depending on the anticipated length of the unbonding period, the staked DOT may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if DOT is determined to be offered or sold as a security under the Securities Act of 1933, as amended (the “1933 Act”), it could be subject to significant constraints in terms of any transfer or disposal of such DOT. In such event, the Trust may consider DOT to be an “illiquid security”, which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Rewards for staked DOT may be accrued even before the staked DOT is unbonded. Once accrued, such DOT rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets—Liquidity Risk Policies and Procedures.”

On the Polkadot Network, in addition to staking rewards there are block rewards that are paid to Validators. Block rewards are not newly minted DOT from inflation but are composed of transaction fees, with 80% of the transaction fees being sent to the Polkadot OpenGov Treasury and 20% going to the Validator who produces and validates the block. Validators also earn through inflation rewards for securing the network and may receive additional revenue from maximal extractable value (“MEV”). Validators are paid immediately upon block production, and delegators receive their share of rewards from the Validator they stake with, usually at the end of an era. As such, block rewards and transaction fees are not considered staking rewards and will not accrete to the Trust.

Selling or Redeeming Shares

When the Trust sells or redeems its Shares, DOT will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that is based on the quantity of DOT attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who may be an Authorized Participant or an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, and whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, a “DOT Counterparty”), to (i) purchase the amount of DOT equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting DOT amount in the Trust’s accounts with the DOT Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to an Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by such Authorized Participant’s designated agent of, DOT to the Trust’s account with a DOT Custodian in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct a DOT Custodian to transfer DOT to the DOT Counterparty, who will sell the DOT to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through a DOT Custodian, will deliver DOT to the Authorized Participant, or a designated agent thereof, in exchange for Shares.

The DOT Counterparties are designated third parties, who may be an Authorized Participant or an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, and with whom the Sponsor has entered into agreements on behalf of the Trust that will deliver, receive or convert to U.S. dollars the DOT related to the Authorized Participants’ cash creation or redemption orders. Authorized Participants may deliver cash or DOT to create Shares and may (either directly, or through their designated agents) receive cash or DOT when redeeming Shares.

In connection with DOT redemption orders, the Trust will redeem Shares by delivering DOT to a DOT Counterparty and the Trust — not the Authorized Participant — is responsible for selecting the DOT Counterparty to receive the DOT. Further, the DOT Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the DOT from the Trust. The DOT Counterparty is not contractually obligated to participate in cash orders for redemptions.

As of the date of this Prospectus, the Authorized Participants are Jane Street Capital, LLC, Macquarie Capital (USA) Inc., and Virtu Americas LLC. As of the date of this Prospectus, the Prime Broker, Coinbase, Inc., and the Lender, Coinbase Credit, Inc., serve as DOT Counterparties, among others. The Trust and/or the Sponsor will bear the expense and risk of delivery and ownership of DOT once such DOT has been received by the DOT Custodians on behalf of the Trust and until transferred by the DOT Custodians on behalf of the Trust to the DOT Counterparty for conversion to cash.

All of the Trust’s DOT will be held by the DOT Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

CME CF Polkadot — Dollar Reference Rate — New York Variant

The Pricing Benchmark was introduced on December 9, 2024. The Benchmark Provider is the administrator of the Pricing Benchmark. The Pricing Benchmark is calculated daily.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of DOT and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in DOT conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index or benchmark level, as applicable, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through codified policies for Pricing Benchmark integrity, which include a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK Benchmarks Regulation (“BMR”), compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standards of September 12, 2022.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com/data/indices/DOTUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops involving DOT. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of an ‘airdrop’ could adversely impact an investment in the Trust.”

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “TDOT”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Sponsor’s website at www.21shares.com, or any successor thereto, and will be published on the consolidated tape. None of the information on the Sponsor’s website is incorporated by reference into this Prospectus.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://www.cfbenchmarks.com/data/indices/DOTUSD_NY or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for DOT will occur. The exchanges on which market participants primarily execute transactions for DOT may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for DOT, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor may, in its sole discretion, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and DOT Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on October 29, 2024 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The Trust’s Service Providers

The Sponsor

The Sponsor, 21Shares US LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA.

The Administrator

The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s DOT and calculating the NAV, NAV per Share, Principal Market NAV and Principal Market NAV per Share and supplying pricing information to the Sponsor for the Sponsor’s website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. As a private trust, the Trust’s administrator was NAV Consulting, Inc.

The Transfer Agent

The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Cash Custodian

The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

The DOT Custodians

Coinbase Custody Trust Company, LLC serves as the Coinbase Custodian and BitGo Bank & Trust, N.A. serves as the BitGo Custodian. The DOT Custodians serve as fiduciaries under Section 100 of the New York Banking Law and under the National Bank Act of 1864, respectively. The DOT Custodians are authorized to serve as the Trust’s custodians under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreements. Under the Custodial Services Agreements, the DOT Custodians are responsible for safekeeping all of the DOT owned by the Trust. The DOT Custodians were selected by the Sponsor. The DOT Custodians are responsible for opening accounts that hold the Trust’s DOT (such accounts, collectively, the “DOT Accounts”), as well as facilitating the transfer of DOT required for the operation of the Trust.

The Coinbase Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The BitGo Custodian is a federally chartered national trust bank and was granted a national bank charter by the Office of the Comptroller of the Currency in December 2025. The DOT Custodians are subject to extensive regulation and have among the longest track records in the industry of providing custodial services for digital asset private keys. The Trust’s assets with the DOT Custodians are held in segregated accounts on the Polkadot Network, commonly referred to as “wallets,” and are therefore not commingled with corporate or other customer assets. The segregated accounts in which the DOT Custodians will custody all of the Trust’s DOT from time to time are hereinafter referred to collectively as the Trust’s “Vault Balance.” The DOT Custodians will keep a substantial portion of the private keys associated with the Trust’s DOT in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as a “Hot Vault Balance.” The Trust expects that nearly all of the Trust’s assets and private keys will be held in cold storage with the DOT Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction.

After diligent investigation, the Sponsor believes that the DOT Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s DOT holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

Although the DOT Custodians carry insurance, the DOT Custodians’ insurance policies do not cover any loss in value to DOT and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each DOT Custodian is shared among all of such DOT Custodian’s customers, is not specific to the Trust or to customers holding DOT with such DOT Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

For more information on the DOT Custodians, see “Custody of the Trust’s Assets” below.

The Staking Services Provider

Coinbase Crypto Services, LLC is expected to serve as the Staking Services Provider to the extent the Sponsor determines to stake a portion of the Trust’s DOT.

The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.30% of the Trust’s NAV (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in DOT weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.30% annualized rate to the Trust’s NAV and the amount of DOT payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. Operating expenses assumed by the Sponsor include (i) the fee payable to the Marketing Agent for services it provides to the Trust (the “Marketing Fee”), (ii) fees to the Administrator, if any, (iii) fees to the DOT Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Trust will be responsible for DOT-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the DOT Custodians, Administrator or other agents, service providers or counter-parties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of $100,000 per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website. Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the DOT Custodians to transfer DOT from the Trust’s Cold Vault Balance as needed to pay the Sponsor Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of DOT needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of DOT as needed to pay the Sponsor Fee or Additional Trust Expenses.

Custody of the Trust’s Assets

The Trust’s DOT Custodians will maintain custody of all of the Trust’s DOT.

The DOT Custodians provide insured safekeeping of digital assets using multi-layer cold storage security platforms designed to provide offline security of the digital assets held by the DOT Custodians. The DOT Custodians have insurance coverage as subsidiaries under their respective parent companies, which procure fidelity (e.g., crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity programs provide coverage for the theft of funds held in hot or cold storage. The insurance programs are provided by a syndicate of industry-leading insurers. The insurance programs do not cover, insure or guarantee the performance of the Trust. The DOT Custodians are not FDIC-insured. The insurance maintained by each DOT Custodian is shared among all of such DOT Custodian’s customers, is not specific to the Trust or to customers holding DOT with such DOT Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

DOT may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the DOT Custodians:

●	Cold Storage: Cold storage in the context of DOT means keeping the reserve of DOT offline, which is a widely-used security precaution, especially when dealing with large amounts of DOT. DOT held under custodianship with the DOT Custodians will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access DOT, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the DOT being stolen. The Trust expects that nearly all of the Trust’s assets and private keys will be held in cold storage with the DOT Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring DOT from its Cold Vault Balance to and/or from a DOT Counterparty. From time to time, portions of the Trust’s DOT temporarily may be held outside of cold storage in the Trading Balance maintained by Coinbase, Inc. (the “Prime Broker”) or a DOT Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell DOT to pay Trust expenses.

●	Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in DOT Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the DOT Custodians’ private keys. The use of multiple private keys makes retrieving DOT from the wallet more difficult, and aims to further reduce the risk of hacking, theft and/or robbery.

●	Whitelisting: Transactions are only sent to vetted, known addresses. The DOT Custodians’ platforms support pre-approval and test transactions. The DOT Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custodian’s platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custodian’s platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the DOT Custodians in separate logs, each of which is an authorized user list. Any changes to an account’s roster must be reflected on an updated authorized user list first and executed by an authorized signatory.

●	Audit Trails: Audit trails exist for all movement of DOT within DOT Custodian-controlled DOT wallets and are audited annually for accuracy and completeness by independent external audit firms.

In addition to the above measures, in accordance with the Custodial Services Agreements, DOT held in custody with the DOT Custodians will be segregated from both the proprietary property of the DOT Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of any of the DOT Custodians, assets held in the segregated accounts would not become property of such DOT Custodian’s estate and would not be available to satisfy claims of creditors of such DOT Custodian.

The DOT Custodians maintain internal audit teams that perform periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on each of the DOT Custodians’ services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.

The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

For more information on the Trust’s custody arrangements with the DOT Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.

NAV Determinations

As described in more detail below in “NAV Determinations,” the Administrator daily calculates the Trust’s NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the DOT held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

However, determining the value of the Trust’s DOT using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s DOT are carried, for financial statement purposes, at fair value, as required by GAAP. As promptly as practicable after 4:00 p.m. ET, the Trust determines the fair value of DOT based on the price provided by the DOT market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”

NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.

Plan of Distribution; Selling Shareholder

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Relay Chain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell DOT other than in connection with the creation and redemption of Shares. The Sponsor may also sell DOT to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, DOT will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of DOT attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a DOT Counterparty to (i) purchase the amount of DOT equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting DOT amount in the Trust’s accounts with the DOT Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to an Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, DOT to the Trust’s account with a DOT Custodian in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct a DOT Custodian to transfer DOT to the DOT Counterparty, who will sell the DOT to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through a DOT Custodian, will deliver DOT to the Authorized Participant, or a designated agent thereof, in exchange for Shares.

The Initial Seed Creation Investor, in its capacity as the Selling Shareholder, may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

The Trust and/or the Sponsor will bear the expense and risk of delivery and ownership of DOT once such DOT has been received by a DOT Custodian on behalf of the Trust and until transferred by such DOT Custodian on behalf of the Trust to the DOT Counterparty for conversion to cash.

Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “TDOT”.

The Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Sponsor, as applicable, and not by the Trust.

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income (including staking income, as applicable) and expenses realized by the Trust. Each sale or other disposition of DOT by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use or sale of DOT to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of DOT. Such deposits are held by the DOT Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Sponsor, which may be facilitated by a DOT Custodians, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 15.

Risks Associated with DOT and the Polkadot Network:

●	The value of the Shares relates directly to the price of DOT, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●	DOT is a relatively new technological innovation with a limited operating history.

●	The Polkadot Network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

●	Newly created DOT and their subsequent sale may cause the price of DOT to decline, which could negatively affect an investment in the Trust.

●	The prevailing level of transaction fees may adversely affect the usage of the Polkadot Network.

●	The significant holdings of DOT by early stakeholders could have an adverse effect on the market price of DOT.

●	A determination that DOT or any other digital asset is offered or sold as a “security” may adversely affect the price of DOT and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

●	The trading prices of many digital assets, including DOT, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of DOT, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	Spot markets on which DOT trades are relatively new and largely unregulated.

●	Authorized Participants may act in the same or similar capacity for other competing products.

Risks Associated with Investing in the Trust

●	The value of the Shares may be influenced by a variety of factors unrelated to the value of DOT.

●	The NAV or Principal Market NAV may not always correspond to the market price of DOT and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

●	The inability of Authorized Participants and market makers to hedge their DOT exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

●	The Trust is subject to risks due to its concentration of investments in a single asset.

●	The amount of DOT represented by the Shares is expected to decline over time.

●	The Administrator is solely responsible for determining the value of the DOT holdings and DOT holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

Risks Associated with the Regulatory Environment of DOT

●	Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust, and DOT’s status as being offered or sold as a “security” under U.S. federal securities laws remains unsettled.

●	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

●	Future legal or regulatory developments may negatively affect the value of DOT or require the Trust or the Sponsor to become registered with the Securities and Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”), which may cause the Trust to incur unforeseen expenses or liquidate.

Risks Associated with the Tax Treatment of DOT

●	The ongoing activities of the Trust may generate tax liabilities for Shareholders.

●	The tax treatment of DOT and transactions involving DOT for state and local tax purposes is not settled.

●	The tax treatment of DOT and transactions involving DOT for U.S. federal income tax purposes may change.

●	DOT staking may result in adverse tax consequences for Shareholders.

●	The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

●	The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

Other Risks

●	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

●	Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

●	The Sponsor is leanly staffed and relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

●	The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

●	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with DOT and the Polkadot Network

The value of the Shares relates directly to the price of DOT, which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the DOT held by the Trust and fluctuations in the price of DOT could adversely affect the value of the Shares. The market price of DOT may be highly volatile, and subject to a number of factors, including:

●	an increase in the DOT supply that is publicly available for trading;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

●	the adoption of DOT as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Polkadot Network;

●	forks in the Relay Chain;

●	falling demand for DOT, or demand that does not keep pace with gradual unlocking of DOT;

●	delays or flaws in the execution of the Relay Chain expansion or adoption plans for DOT;

●	the failure of one or more of DOT strategic partnerships with one or more institutional players;

●	the failure of, or perceptions of risk or negative publicity around one or more of the protocols based on the Relay Chain or that make use of DOT;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, DOT);

●	consumer preferences and perceptions of DOT specifically and digital assets generally;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

●	investment and trading activities of large investors that invest directly or indirectly in DOT;

●	a “short squeeze” resulting from speculation on the price of DOT, if aggregate short exposure exceeds the number of Shares available for purchase;

●	a final determination that DOT is offered or sold as a security or changes in DOT’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of DOT or the purchase of DOT on digital asset trading platforms;

●	global or regional political, economic or financial conditions, events and situations;

●	fees associated with processing a DOT transaction and the speed at which transactions are settled on the Polkadot Network;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks;

●	increased competition from other digital assets or other forms of blockchain-based services; and

●	the Trust’s own acquisitions or dispositions of DOT, since there is no limit on the number of DOT that the Trust may acquire.

In addition, there is no assurance that DOT will maintain its value in the long or intermediate term. In the event that the price of DOT declines, the Sponsor expects the value of the Shares to decline proportionately. The value of DOT as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of DOT has resulted, and may continue to result, in speculation regarding future appreciation in the price of DOT, inflating and making the price of DOT more volatile. As a result, DOT may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

DOT is a relatively new technological innovation with a limited operating history.

DOT has a relatively limited history of existence and operations. There is a limited established performance record for the price of DOT and, in turn, a limited basis for evaluating an investment in DOT. Although past performance is not necessarily indicative of future results, if DOT had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Newly created DOT and their subsequent sale may cause the price of DOT to decline, which could negatively affect an investment in the Trust.

Newly created DOT are generated through a process referred to as “staking” which is when a Validator on the Polkadot Network acquires DOT and then pledges that DOT as collateral. This collateral is then put at risk in exchange for the Validator collecting rewards for services rendered to the Polkadot Network in the process of forming consensus and adding blocks to the Relay Chain. When the recipient makes newly minted DOT available for sale, there can be downward pressure on the price of DOT as the new supply is introduced into the DOT market.

DOT uses an issuance model that supplies rewards for the operation of the network. The current maximum number of DOT that can be issued is 2.1 billion. Inflation was designed to be 10% of the 1 billion DOT base in the first year, or 100 million DOTs, but the inflation rate, as of December 2025, is approximately 7.3%. 85% of inflation is rewarded to Validators for performing their duties, while the remaining 15% goes to the treasury. Validator rewards are a function of amount staked, with the remainder going to treasury. Inflation is determined by the level of staking participation by Validators. If the inflation rate were to increase, the supply of DOT would increase. As a result, the higher inflation rate could put downward pressure on the price due to the increased supply of tokens. Conversely, a lower inflation rate would reduce the supply of tokens entering circulation which could drive up demand and increase the price.

The prevailing level of transaction fees may adversely affect the usage of the Polkadot Network.

New DOT is created when DOT Validators use their stake on the Polkadot Network to participate in the consensus mechanism, which records and verifies every DOT transaction on the Polkadot Network. In return for their services, Validators are rewarded through receipt of a set amount of DOT. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, Validators may not have an adequate incentive to continue validating. Further, if the price of DOT or the reward for validating new blocks is not sufficiently high to incentivize Validators, Validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Polkadot Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Polkadot Network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Polkadot Network may adversely affect the Trust’s investments in DOT.

The amount of new DOT earned by staking may be adjusted. If the Validator rewards are too low, Validators may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by Validators on Polkadot Network could reduce infrastructure security, reduce confidence in the Polkadot Network, or expose the Polkadot Network to a malicious actor or botnet obtaining a majority of processing power on the Polkadot Network. Decreased demand for DOT or reduced security on the Polkadot Network may adversely impact an investment in the Shares.

The significant holdings of DOT by early stakeholders could have an adverse effect on the market price of DOT.

If early stakeholders hold a large portion of the DOT supply, it could lead to concerns about centralization. Despite escrow mechanisms that gradually release DOT into the market, early stakeholders could still retain control over a significant portion of DOT, which can impact market dynamics if large amounts are sold. The concentration of DOT in the hands of early stakeholders could affect the market’s confidence in DOT as a decentralized asset.

A determination that DOT or any other digital asset is offered or sold as a “security” may adversely affect the price of DOT and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including DOT, may be considered to be offered or sold as a “security” under U.S. federal securities laws. The tests for determining whether a particular digital asset is offered or sold as a “security” are complex and difficult to apply, and the outcome is difficult to predict. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not offered or sold as securities.

On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities, although at least one or more of these actions has since been withdrawn or dismissed following a joint stipulation between the SEC and the entities allegedly operating an exchange. SEC and other government or regulatory enforcement actions have led, and may in the future lead, to further volatility in digital asset prices.

Whether a digital asset is offered or sold as a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the 1940 Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is offered or sold as a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as being offered or sold as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

If the Sponsor determines that DOT is offered or sold as a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that DOT is offered or sold as a security, the Sponsor does not intend to permit the Trust to continue holding DOT in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the 1940 Act).

Any enforcement action by the SEC or a state securities regulator asserting that DOT is offered or sold as a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of DOT, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be offered or sold as a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is offered or sold as a security by the SEC or another regulatory authority may have similar effects.

If DOT is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Sponsor’s assessment that DOT is not offered or sold as a security.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. If the SEC or a federal court were to determine that DOT is offered or sold as a security, it is likely that the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that DOT is offered or sold as a security, the Trust itself may be terminated and, if practical, its assets liquidated.

In January 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for digital assets. Following the task force announcement, in January 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and digital assets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States. It is currently unknown how the actions or recommendations of the task force and this executive order or future governmental actions may impact the status of DOT or any other digital asset as being offered or sold as a “security” or how DOT or the Trust would be treated under any new or revised regulatory framework.

The trading prices of many digital assets, including DOT, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of DOT, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including DOT, have experienced extreme volatility in recent periods and may continue to do so. Several factors may affect the price of DOT, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of DOT or the use of DOT as a form of payment. The issuance of DOT is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, there were steep increases in the value of certain digital assets, including DOT, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for DOT. Based off averages calculated using historical trading prices from each of the Constituent Exchanges, during the 2021-2022 cycle, the price of DOT peaked at $54.64 and bottomed at $4.25, marking a drawdown of 92.22%. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout DOT’s history since the 2021-2022 cycle. For example, over the course of 2024, DOT prices continued to exhibit extreme volatility as the price of DOT peaked at $11.58 and bottomed at $3.69, marking a drawdown of 68.18%, and during the fourth quarter of 2024 and the first quarter of 2025, the price of DOT peaked at $11.19 and bottomed at $3.71, marking a drawdown of 66.89%. Further, during the period beginning April 1, 2025 and ending January 19, 2026, the price of DOT peaked at $8.4769 and bottomed at $1.6824, marking a drawdown of 80.16.%.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including DOT, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has been significant, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of DOT, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of DOT.

Spot markets on which DOT trades are relatively new and largely unregulated.

Digital asset markets, including spot markets for DOT, are growing rapidly. The spot markets through which DOT and other digital assets trade are new and, in some cases, may be subject to but not comply with their relevant jurisdiction’s regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of DOT for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring DOT from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, and may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.

As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as DOT on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No DOT exchange is immune from these risks. While the Trust itself does not buy or sell DOT on DOT spot markets, the closure or temporary shutdown of DOT exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Polkadot Network and can slow down the mass adoption of DOT. In addition, the Prime Broker may route orders through Connected Trading Venues and hold the Trust’s assets on Connected Trading Venues. Further, spot market failures or that of any other major component of the overall DOT ecosystem can have an adverse effect on DOT markets and the price of DOT and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the DOT spot markets, manipulation of DOT spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in DOT generally and result in greater volatility in the market price of DOT and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a DOT spot market may impact the Trust’s ability to determine the value of its DOT holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of DOT and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including, financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot DOT. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in DOT under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for DOT may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.

Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trust’s ability to borrow DOT or cash as trade credit (“the Trade Credits”), which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participants are responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying DOT, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of DOT, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying DOT held by the Trust or sell Shares at a price lower than the value of the underlying DOT held by the Trust, causing Shareholders to suffer losses.

To the knowledge of the Sponsor, exchange-traded products for spot-market commodities other than DOT, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.

Authorized Participants may act in the same or similar capacity for other competing products.

Authorized Participants play a critical role in supporting the U.S. spot DOT exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot DOT market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.

To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot DOT market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot DOT market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot DOT market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

Spot markets may be exposed to security breaches.

The nature of the assets held at DOT spot markets makes them appealing targets for hackers and a number of DOT spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.

For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, the Financial Crimes Enforcement Network (“FinCEN”) assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.

Spot markets may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and market manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital assets manipulating digital asset pricing; (3) hacking of a digital asset network and trading platforms; (4) malicious control of digital asset networks; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital assets, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and market manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in DOT, may adversely impact pricing trends in DOT markets broadly, as well as an investment in the Shares of the Trust.

Spot markets may be exposed to wash trading.

Spot markets on which DOT trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of DOT and/or negatively affect the market perception of DOT.

To the extent that wash trading either occurs or appears to occur in spot markets on which DOT trades, investors may develop negative perceptions about DOT and the digital assets industry more broadly, which could adversely impact the price of DOT and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Spot markets may be exposed to front-running.

Spot markets on which DOT trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

The Trust’s Staking Activities involve legal and regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, which could harm the value of the Shares.

The Trust’s investment objective is to seek to track the performance of DOT, as measured by the performance of the Pricing Benchmark, as adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes. If the Sponsor determines the Trust is not able to so carry out Staking Activities, the Trust may cease some or all of its Staking Activities. Staking on the Polkadot Network involves delegating of DOT to Validators and carries risks discussed further below. Staked DOT may be subject to community-determined penalties for Validator misbehavior, or slashing. If the Staking Services Provider causes the Trust’s staked DOT to be subject to such slashing losses, the Trust could suffer losses of the staked DOT. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked DOT is temporarily locked and inaccessible. These phases affect when DOT begins earning rewards, participates in consensus and becomes available for transfer or redelegation.

The Staking Services Provider will stake the Trust’s DOT as the node operator and will operate a Validator node to stake the Trust’s DOT. The Staking Services Provider will perform its staking services in collaboration with the DOT Custodians, as the DOT will be staked directly from the Trust’s DOT Accounts. The Trust will maintain control of the DOT while it is staked because it will remain in the Trust’s accounts with the DOT Custodians (i.e., it will be kept in separate accounts for which the Trust is the beneficial and record owner and will not be commingled with other parties’ accounts with the DOT Custodians). Staking will be a passive activity for the Trust, as it will not operate its own Staking Activities. The Trust’s role will be limited to evaluating and contracting with one or more Staking Providers and instructing the Staking Services Provider on when to stake and/or unstake the Trust’s DOT.

The rewards owed or paid to the DOT Custodians as compensation for the Staking Services Providers reduce the amount of DOT rewards that are generated from the Trust’s Staking Activities that are available as the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to Staking Provider Consideration. The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the DOT Custodians’ own accounts. The Trust will pay 25% of the staking rewards generated by the Trust’s Staking Activities after deduction of the Staking Provider Consideration to the Sponsor, and the Trust will retain the remainder. The expenses of staking the Trust’s DOT will be paid from the staking rewards generated by the Staking Activities. The staking rewards earned by the Trust will accrue to the Trust’s accounts with the DOT Custodians and will generally be staked in the same way as the Trust’s already staked DOT.

The Trust may be negatively impacted by Staking Activities.

Under the Polkadot Network’s proof-of-stake protocol, DOT holders who voluntarily commit to staking are given the right to participate in consensus and can earn staking rewards therefrom. DOT holders can participate in staking as either a Nominator, a participant of the Polkadot Network who nominates Validators, or by becoming a Validator themselves.

Staking rewards are paid to Validators that participate in the proof-of-stake protocol and to the Nominators who successfully nominate such Validators. Once nominated, a Validator engages in the proof-of-stake protocol in accordance with their own individual stake and the stake of Nominators who nominated them. Thus, the trading market of DOT trading may be impacted by the fluctuating supply of DOT that is committed to staking by Nominators and Validators.

If any Staking Services Provider experiences operational or other difficulties, terminates their services, fails to comply with regulations, raises their prices or disputes key intellectual property rights sold or licensed to, the Trust, the Trust could suffer losses. The Trust may also suffer the consequences of such Staking Services Provider’s mistakes or the mistakes of any Validators nominated by the Staking Services Provider. For example, if the Trust’s Staking Services Provider, acting either as a Validator or a Nominator, and they or their nominated Validator fail to behave as expected, default, fail to perform, suffer cybersecurity attacks, experience security issues or encounter other problems, the assets of the Trust may be irretrievably lost. The failure or capacity restraints of vendors and services, a cybersecurity breach involving any service providers or the termination or change in terms or price or commission rate of a vendor, third-party software license or service agreement on which the Trust relies, could disrupt the Trust’s Staking Activities or cause losses. Replacing any Staking Services Provider or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s Staking Activities could be interrupted or disrupted, and the Trust could suffer a loss.

The Polkadot Network’s dictates requirements for participation in the network’s protocols and may reduce rewards if the relevant activities are not performed correctly. If any Staking Services Provider is selected as a Validator, or if the Validator they nominate is, in either case, penalized by the Polkadot Network, then a variable amount of assets of the Trust may become irretrievable by the Trust, causing loss. There can be no assurance that any Staking Services Provider, or their nominated Validators, will not act maliciously or be subject to penalties or that the Trust will be able to recover any percentage of DOT that may become subject to penalties.

Staking requires that the Trust lock up the staked DOT and become subject to an unbonding period to unstake the staked DOT, meaning that the Trust cannot transfer the staked DOT during the time that the DOT is staked and during which it is being unbonded. As of December 31, 2025, the unbonding period on the Polkadot Network is 28 days.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s DOT that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked DOT which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s DOT that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through a DOT Custodian, and such transaction is processed by the Polkadot Network. The Staking Services Provider will not be able to transfer unstaked DOT or Staking Provider Consideration to another address on the Polkadot Network.

In addition, depending on the anticipated length of the unbonding period, the staked DOT may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if DOT is determined to be offered or sold as a security under the 1933 Act, it could be subject to significant constraints in terms of any transfer or disposal of such DOT. In such event, the Trust may consider DOT to be an “illiquid security”, which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Rewards for staked DOT may be accrued even before the staked DOT is unbonded. Once accrued, such DOT rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets—Liquidity Risk Policies and Procedures.”

There is no guarantee that the Trust will receive any rewards with respect to staked DOT. Past rewards are not indicative of future returns. The staking rewards that the Trust may receive from staking DOT, if any, may be affected by, among other factors:

●	the total amount of DOT staked by users of the Polkadot Network;

●	the total amount of DOT staked by the Trust;

●	changes to the Polkadot Network as a result of protocol governance decisions;

●	changes to Validator fees set by the Validators, including the commission charged by the Staking Services Provider (if any);

●	halts, outages or other anticipated or unanticipated interruptions affecting the Polkadot Network or third-party service providers involved in the staking of the Trust’s DOT;

●	anticipated or unanticipated downtime by the Staking Services Provider;

●	loss or deprivation of DOT as a result of a violation of the Polkadot Network’s rules by the Staking Services Provider;

●	Validators ceasing to be eligible to participate in the Polkadot Network’s proof-of-stake protocol and earn rewards;

●	“bonding”, “unbonding” or other DOT lock-up periods specified by the Polkadot Network;

●	whether staking rewards are re-staked, either automatically by the Polkadot Network or as part of the operational processes of the Trust or the Staking Services Provider; and

●	delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

The Staking Services Provider may not optimally execute the Staking Activities.

The Trust relies on the resources of the Staking Services Provider to facilitate the Sponsor’s staking activities. The Staking Services Provider will provide the hardware, software and services necessary to stake the DOT from a Validator node. The hardware and software utilized by the Staking Services Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Services Provider to effectively execute the staking activities. The Sponsor will have no ability to supervise or direct the conduct of the Staking Services Provider.

In addition, the Staking Provider Consideration will be paid from the proceeds of the Staking Activities received by the Trust. The payment of the Staking Provider Consideration will reduce the portion of the staking rewards generated by the Staking Activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Sponsor were to administer its own Staking Activities without the assistance of third-party service providers.

The Trust may vary the amount of DOT to be staked and the rewards received may accordingly change from time to time.

While the Trust may stake a maximum of 100% of its DOT holdings, the amount of DOT that remains unstaked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between 40% and 70% of the DOT it holds, although the amount of DOT that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust and other factors, as determined by the Sponsor. Accordingly, changes in the percentage of DOT holdings that are staked could impact the value of the Shares held by investors.

The market value of DOT is subject to momentum pricing.

The market value of DOT is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of DOT and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, DOT may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of DOT, and, in turn, an investment in the Trust.

The value of DOT as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of DOT has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of DOT, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of DOT will fall to a fraction of its current value, or even to zero. DOT has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

A decline in the adoption of DOT or the Polkadot Network could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of DOT and the Polkadot Network. However, a lack of expansion in usage of DOT and the Polkadot Network could adversely affect an investment in Shares.

The further development and acceptance of the Polkadot Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Polkadot Network faces significant obstacles to increasing the usage of DOT without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Polkadot Network may adversely affect the price of DOT and therefore an investment in the Shares. The further adoption of DOT will require growth in its usage and in the Polkadot Network. Adoption of DOT will also require an accommodating regulatory environment.

The use of digital assets such as DOT to, among other things, buy and sell goods and services or facilitate cross-border payments, is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. DOT is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of DOT in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, DOT may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that DOT transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that DOT does not otherwise become a store of asset value or meet the needs of another commercial use.

Today, there is limited use of DOT in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting DOT and the Polkadot network as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make DOT less attractive to merchants and commercial parties as a means of payment. A lack of expansion by DOT into retail and commercial markets or a contraction of such use may result in a reduction in the price of DOT, which could adversely affect an investment in the Trust.

In addition, there is no assurance that DOT will maintain its value over the long-term. The value of DOT is subject to risks related to its usage. Even if growth in DOT adoption occurs in the near or medium-term, there is no assurance that DOT usage will continue to grow over the long-term. A contraction in use of DOT may result in increased volatility or a reduction in the price of DOT, which would adversely impact the value of Shares.

The failure or poor performance of, or perceptions of risk or negative publicity around one or more of the protocols based on the Polkadot Network or that make use of DOT may adversely affect demand for DOT, the price of DOT, or the price of the Shares.

Several decentralized protocols or decentralized applications operate on the Polkadot Network or use DOT. These may include decentralized exchanges, lending or borrowing protocols, or liquid staking protocols, among others. The failure, poor performance of, any errors in the functioning of these protocols, or other negative events associated with these protocols may result in negative publicity and may limit the adoption of DOT, resulting in adverse consequences for the demand for DOT, the Trust and the Shares.

Irrevocable nature of blockchain-recorded transactions.

DOT transactions recorded on the Polkadot Network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Polkadot Network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of DOT or a theft of DOT generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of DOT will regularly be made to or from the Trust’s accounts with the DOT Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s DOT could be transferred from the Trust’s accounts with the DOT Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The loss or destruction of a private key required to access DOT may be irreversible.

Digital assets, including DOT, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the DOT held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s DOT holdings are stolen, including from or by the DOT Custodians, the Trust could lose some or all of its DOT holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s DOT would adversely affect the value of the Shares.

An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Prime Broker and DOT Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s DOT for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s DOT.

While the DOT Custodians have advised the Sponsor that they collectively have insurance coverage up to $470 million in the aggregate that covers losses of the digital assets they custody on behalf of their clients, including the Trust’s DOT, resulting from theft, Shareholders cannot be assured that the DOT Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s DOT, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The DOT Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the DOT Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the DOT insurance market is limited, and the level of insurance maintained by the DOT Custodians may be substantially lower than the assets of the Trust. While the DOT Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the DOT Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by each DOT Custodian is shared among all of such DOT Custodian’s customers, is not specific to the Trust or to customers holding DOT with such DOT Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Furthermore, under the Custodial Services Agreements, the DOT Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is as follows, among others: (i) the Coinbase Custodian’s aggregate liability with respect to any breach of its obligations under the Coinbase Custodial Services Agreement shall not exceed the aggregate amount of fees paid by the Trust to the Coinbase Custodian in respect of the services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services (collectively, the “Prime Broker Services”) in the 12 months prior to the event giving rise to such liability; (ii) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported DOT on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (iii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (v) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s DOT or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the BitGo Custodial Services Agreement during the twelve-month period immediately preceding the first incident that caused the liability.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) the Prime Broker’s aggregate liability shall not exceed the aggregate fees paid by the Trust to the Prime Broker in respect of the Prime Broker Services in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (ii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew of or should have known of the possibility thereof. In general, with limited exceptions, the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the DOT Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of entities such as the DOT Custodians or the Prime Broker in the digital asset industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the DOT Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Coinbase Custodial Services Agreement contains an agreement by the parties thereto to treat the DOT credited to the Trust’s Cold Vault Balance with Coinbase as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Coinbase Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Coinbase Custodian’s parent, Coinbase Global Inc. (“Coinbase Global)”, has stated in public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Coinbase Custodian were to experience insolvency. Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the DOT Custodians become subject to insolvency proceedings and a court were to rule that the custodied DOT were part of the DOT Custodians’ general estates and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the DOT Custodians’ insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the DOT Custodians, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the DOT Custodians, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s DOT and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The amount of DOT that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Prime Broker is not required to hold any of the DOT or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular DOT (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the DOT (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of DOT by the DOT Custodians or the Prime Broker, absent willful misconduct, gross negligence, or bad faith on the part of the Trustee or the Sponsor, fraud of the Sponsor or material breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of DOT by the DOT Custodians or the Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of DOT or the provision of instructions relating to the movement of DOT, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the DOT Custodians and the Prime Broker. The Prime Broker Agreement and Custodial Services Agreements provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or Custodial Services Agreements or any transactions thereunder. Consequently, a loss may be suffered with respect to the Trust’s DOT that is not covered by the DOT Custodians’ insurance policies and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust or the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

To the extent that the Trust or the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or the Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Department of the Treasury (the “U.S. Treasury Department”), the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

If any of the Custodial Services Agreements or the Prime Broker Agreement are terminated or the DOT Custodians or the Prime Broker fail to provide services as required, the Trustee may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s DOT, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the DOT Custodians as well as the Prime Broker to operate. The DOT Custodians perform essential functions in terms of safekeeping the Trust’s DOT in the Vault Balance, and the Prime Broker facilitates the selling of DOT by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the DOT Custodians or the Prime Broker fail to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

In March 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the 1933 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. In June  2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. In February 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities. The SEC’s complaint against the Relevant Coinbase Entities did not allege that DOT is offered or sold as a security nor did it allege that Coinbase Inc’s activities involving DOT caused the alleged registration violations, and the Coinbase Custodian was not named as a defendant. In the event of any future SEC or other governmental, regulatory or other enforcement action or litigation, Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action or litigation, to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Coinbase Custodian was not named in the complaint, if Coinbase Global, as the parent of the Coinbase Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Trust could replace the Coinbase Custodian as a DOT Custodian pursuant to the Coinbase Custodial Services Agreement. Similarly, the Coinbase Custodian or Coinbase Inc. could terminate services under the Prime Broker Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (as such term is defined in the Prime Broker Agreement). Transferring maintenance responsibilities of the Trust’s accounts with the DOT Custodians to another custodian would likely be complex and could subject the Trust’s DOT to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if the Coinbase Custodian or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Trustee may not be able to find a party willing to serve as a custodian of the Trust’s DOT or as the Trust’s prime broker under the same terms as the current Custodial Services Agreements or Prime Broker Agreement or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as a custodian or as the prime broker, the Trustee may be required to terminate the Trust and liquidate the Trust’s DOT. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The DOT Custodians and the Prime Broker may act in the same or similar capacity for other competing products.

Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as custodian and/or prime broker to the Trust or other competing products is limited. The DOT Custodians and the Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot DOT market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for DOT custodial and prime brokerage services.

To the extent that exchange-traded products offering exposure to the spot DOT market or other digital assets utilize substantially the same service providers for DOT custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide DOT custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement DOT custodian or prime broker, to the extent the Sponsor deems such action necessary.

This industry concentration also may have the effect of magnifying the risks associated with the DOT Custodians and the Prime Broker, as operational disruptions or adverse developments impacting the DOT Custodians or the Prime Broker may be felt on an industry-wide basis. A loss of confidence in or breach of a DOT Custodian or the Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for DOT custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot DOT market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot DOT market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold DOT with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s DOT that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer DOT, including DOT associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

A disruption of the Internet may affect DOT operations, which may adversely affect the DOT industry and an investment in the Trust.

The functionality of the Polkadot Network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Polkadot Network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cast of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as DOT increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

The Polkadot Network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the Polkadot Network, is by voluntary consensus and open competition. In other words, the Polkadot Network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Polkadot Network may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the Polkadot Network has been overseen by Web 3.0 Technologies Foundation (the “Foundation”) and other core developers. Core developers’ roles evolve over time, largely based on self determined participation. If a significant majority of Validators and users adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. However, the Polkadot Network would cease to operate successfully without both Validators and users, and the Foundation cannot formally compel them to adopt the changes to the source code desired by the Foundation, or to continue to render services or participate in the Polkadot Network. As a general matter, the governance of the Polkadot Network generally depends on most of the members of the Polkadot community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Polkadot Network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. The Polkadot Network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, Validators, and developer talent to abandon the Polkadot Network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of DOT to decline. If the Polkadot community is unable to reach consensus in the future, it could have adverse consequences for the Polkadot Network, which could affect the value of DOT.

Potential changes to the Polkadot Network’s protocols and software could, if accepted and authorized by the Polkadot Network community, adversely affect an investment in the Trust.

Development and maintenance of the source code for the Polkadot Network is largely driven by a community of developers and contributors. Being an open-source project, the Polkadot Network has contributions from independent developers and other entities interested in its success. These community contributors can propose changes, submit pull requests, and report issues on the Polkadot Network.

Any of these parties can propose amendments to the Polkadot Network’s source code that, if accepted by miners and users, could alter the protocols and software of the Polkadot Network and the properties of DOT. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new DOT, which could undermine the appeal and market value of DOT. Alternatively, software upgrades and other changes to the protocols of the Polkadot Network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Polkadot Network. As a result, the Polkadot Network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Polkadot Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Polkadot Network protocol. A failure to properly monitor and upgrade the Polkadot Network protocol could damage the Polkadot Network and an investment in the Trust.

The Polkadot Network operates based on an open-source protocol maintained by a group of core developers and other contributors. As the Polkadot Network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Polkadot Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Polkadot Network and the core developers may lack the resources to adequately address emerging issues with the Polkadot Network protocol. Although the Polkadot Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Polkadot Network may seek to obtain control over the Polkadot Network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers.

In addition, a bad actor could also attempt to interfere with the operation of the Polkadot Network by attempting to exercise a malign influence over a core developer. The Polkadot Network relies on the use of the Relay Chain as a secure security feature that allows for multiple Parachains and bridges to participate in the Polkadot Network, becoming the framework for supporting the integrity of the relay chain through Validators. If there is a majority of Validators that have colluded with collators on a specific Parachain proposing a compromised Parachain block, the successful addition of that fraudulent (or multiple fraudulent) blocks constitutes a failure of the Relay Chain. Polkadot assumes that actors named Fishermen will find compromised blocks that are proposed by colluding Validators. However, this assumption is only legitimate if there are enough Fishermen checking blocks and have been properly incentivized to perform this function. Should that incentive mechanism break down, the Polkadot Network could be at risk for malicious activity that could depress the price of DOT. To the extent that material issues arise with the Polkadot Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Polkadot Network and an investment in the Trust may be adversely affected.

The governance of the Polkadot Network could have a negative impact on the performance of the Trust.

Governance of decentralized networks such as the Polkadot Network is achieved through voluntary consensus and open competition. In other words, the Polkadot Network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect DOT’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help the network continue to grow. See “Risk Factors — The Polkadot Network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”

To the extent lack of clarity in corporate governance of the Polkadot Network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Polkadot Network, a buyer or seller of digital assets on a peer-to-peer basis directly on the Polkadot Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for DOT. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the DOT Custodians. Authorized Participants, as broker-dealers, and the DOT Custodians, as limited purpose trust companies subject to the New York Banking Law, in the case of the Coinbase Custodian, and the National Bank Act of 1864, in the case of the BitGo Custodian, are subject to the U.S. Bank Secrecy Act (as amended) (“BSA”) and U.S. economic sanctions laws. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, DOT Counterparties will be contractually obligated that all DOT they deliver to the Trust will be from lawful sources. The Trust will not hold any DOT except those that have been delivered by a DOT Counterparty in connection with creation requests.

The DOT Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the DOT Custodians perform Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the DOT Custodians’ KYT programs, any DOT that is delivered to the Trust’s custody accounts will undergo screening to ensure that the origins of that DOT are not illicit.

In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department Office of Foreign Assets Control (“OFAC”) and countries and territories identified as non-cooperative by the Financial Action Task Force.

There is no guarantee that such procedures will always be effective. If the Authorized Participants or DOT Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Coinbase Custodian. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

The actual or perceived use of DOT and other digital assets in illicit transactions may adversely affect the DOT industry and an investment in the Trust.

Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving digital assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.

Although DOT transaction details are logged on the blockchain, a buyer or seller of DOT may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.

The DOT industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.

The inability to recognize the economic benefit of an “airdrop” could adversely impact an investment in the Trust.

The only digital asset to be held by the Trust will be DOT.

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any digital asset or other asset or right, which rights are incident to the Trust’s ownership of DOT and arise without any action of the Trust, or of the Sponsor on behalf of the Trust (“Incidental Rights”) and/or digital asset tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Digital Assets”) by virtue of its ownership of DOT, generally through a fork in the Polkadot Network, an airdrop offered to holders of DOT or other similar event. In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology. See “Prospectus Summary — CME CF Polkadot — Dollar Reference Rate — New York Variant.”

Pursuant to the Trust Agreement, the Sponsor has the right, in their discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

With respect to any airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in DOT. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Sponsor, on behalf of the Trust, will not support the inclusion of any forked assets.

Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.

Network Forks.

DOT, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Polkadot Network are developed by different parties, including affiliated and non-affiliated engineers, developers, Validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding Polkadot, each of whom may have different motivations, drivers, philosophies and incentives.

As a result, any individual can propose refinements or improvements to the Polkadot Network’s source code through one or more software upgrades that could alter the protocols governing the Polkadot Network and the properties of DOT. When a modification is proposed and a substantial majority of users and Validators consent to the modification, the change is implemented and the Polkadot Network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and Validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of Polkadot running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect viability. It is possible, however, that a substantial number of users and Validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by a decentralized autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.

A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and miners resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond.

Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to Polkadot and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.

Forks may have a detrimental effect on the value of DOT, including by negatively affecting digital asset allocations or by failing to capture the full value of the newly-forked DOT if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual Validator or validating pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether exchanges through at least October 2016. An ether exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security.

A hard fork may adversely affect the price of DOT at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Polkadot Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of DOT, users, service providers, businesses, validators and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Polkadot Network. There is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of Bitcoin went from $2,800 to $2,700.

A hard fork could change the source code for the Polkadot Network, including the source code which limits the supply of DOT. Although many observers believe this is unlikely at present, there is no guarantee that the current mechanisms limiting the supply of outstanding DOT will not be changed. If a hard fork changing the yearly supply cap is widely adopted, the limit on the supply of DOT could be lifted, which could have an adverse impact on the value of DOT and the value of the Shares.

If DOT were to fork into two digital assets, the Trust may hold, in addition to its existing DOT balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving DOT. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative DOT that the Trust may receive. The holder of DOT has no discretion in a hard fork; it merely has the right to claim the new DOT on a pro rata basis while it continues to hold the same number of DOT.

Airdrops.

DOT may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Airdrops are not included in the Pricing Benchmark under its current methodology. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology. See “Prospectus Summary — CME CF Polkadot – Dollar Reference Rate – New York Variant.”

Any name change and any associated rebranding initiative of DOT may not be favorably received by the digital asset community, which could negatively impact the value of DOT and the value of the shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on DOT. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of DOT and the value of the Shares.

DOT is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of DOT, and therefore investors in DOT-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. DOT can be stolen, and DOT stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual DOT, they store public and private keys, which are used as an address for receiving DOT or for spending the DOT, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend DOT, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, DOT associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of DOT, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of DOT. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with a cyberattack, including a total loss, is possible. While the Sponsor and the DOT Custodians have taken reasonable measures to prevent theft or hacking of the Trust’s DOT holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Digital asset networks, including the Polkadot Network, are subject to control by entities that capture a significant amount of the network’s active Validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network. If a single Validator, or a group of Validators acting in concert, control (even temporarily) a majority of the network’s Validator nodes of a particular blockchain network, this control could be used to undertake harmful acts. Such an attack is called a “51%” attack. For example, an individual or group controlling a majority of the Validators on the Polkadot Network (which would further require controlling a majority of the underlying Nominators) could prevent transactions from posting accurately, or at all, on the blockchain. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new DOT or transactions. Further, a bad actor could “double-spend” its own DOT (i.e., spend the same DOT in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Polkadot Network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Polkadot Network.

Other digital asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. Any similar attacks on the Polkadot Network, while more difficult given the Polkadot Network’s multi-actor proof-of-stake consensus mechanism, could negatively impact the value of DOT and the value of the Shares.

A 51% attack is more likely to happen in the context of digital assets with both smaller market capitalizations, due to the reduced computing power threshold required to control a majority of a given network, and that do not have the Polkadot Network’s nominated proof-of-stake consensus mechanism. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 51% attack on DOT or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Polkadot Network increases, there may be a negative effect on an investment in the Trust.

Additionally, an attacker with 66% or more of the total staked DOT can finalize their preferred chain without having to coerce any honest Validators. The attacker can simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority

A malicious actor may also obtain control over the Polkadot Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and Validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Polkadot Network, the risk that a malicious actor may be able to obtain control of the Polkadot Network in this manner exists, which may adversely affect the value of the Shares.

If the malicious actor cannot control the Validator nodes directly, they might attempt to compromise the Validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

Compared to other digital asset networks such as the Bitcoin network and Ethereum network, the Polkadot Network relies on a relatively small number of Validators. While this helps maintain a fast and efficient network, it could expose the Polkadot Network to additional vulnerabilities. For example, a malicious actor could attempt a “Sybil” attack whereby it would attempt to gain the trust of existing Validators using a large number of fake identities. Such an attack would be difficult to execute because human intervention would be required for the malicious Validators to become trusted, but the risk is made greater by the small number Validators.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

To the extent that the Polkadot ecosystem, including the core Validators and the administrators of the network’s Validator nodes, does not act to ensure greater decentralization of Validator processing power, the feasibility of a malicious actor obtaining control of the processing power on the Polkadot Network will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in DOT and a decline in the value of DOT and, as a result, adversely impact an investment in the Shares.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.

The Polkadot Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and Validators of DOT adopt the modification. When a modification is introduced and a substantial majority of users and Validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and Validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Polkadot Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of DOT running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum Classic, the original blockchain, and a new digital asset network as a result of the Ethereum Network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of Ether held by a decentralized autonomous organization into a segregated account. In response to the exploit, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the exploit. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and Validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and Validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual Validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of DOT at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Polkadot Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the decentralized autonomous organization hack in July 2016, holders of Ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of DOT at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash network to launch Zclassic, a substantially identical version of the Zcash network that eliminated the founders’ reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash network launch on October 28, 2016.

If Validators expend less processing power on the Polkadot Network, it could increase the likelihood of a malicious actor obtaining control.

Validators ceasing operations would reduce the collective processing power on the Polkadot Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Relay Chain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Polkadot Network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Polkadot Network. As a result, it may be possible for a bad actor to manipulate the Polkadot Network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Polkadot Network may adversely affect an investment in the Trust.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Polkadot Network but that are not in fact connected to the Polkadot Network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Polkadot Network. By using cancer nodes, a malicious actor can disconnect the target user from the DOT economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend DOT (i.e., allow for the same units of DOT to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Polkadot Network, would become falsified. This could have a detrimental effect on both the sender and the receiver.

There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the DOT before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).

All double-spend attacks require that the miner time and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Polkadot Network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Polkadot Network and could impact the value of DOT.

Flaws in source code.

It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to DOT, the Polkadot Network, and any underlying technology. It is possible that contributors to the Polkadot Network would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of the Shares of the Trust can be adversely affected.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying DOT could prove to be flawed, ineffective or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal DOT held by others, which could adversely affect the demand for DOT and therefore adversely impact the price of DOT and the value of the Shares. Even if another digital asset other than DOT were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including DOT, and therefore adversely affect the value of the Shares.

Denial of Service Attacks.

Many digital asset networks have been subjected to a number of denial of service attacks. A denial-of-service attack is a cyber attack that aims to disrupt a network’s normal functioning by overwhelming it with requests. For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. It is possible that any similar denial-of-service attack on the Polkadot Network could impact the ability to transfer DOT and could have a material adverse effect on the price of DOT and the value of the Shares.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, and their associated digital assets — including the DOT held by the Trust — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., Validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Validators may suffer losses due to staking, which could make the Polkadot Network less attractive.

Validation on the Polkadot Network requires DOT to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Polkadot Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Polkadot Network dictates requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. In Polkadot’s Nominated Proof of Stake (NPoS) system, validator misconduct is deterred through a combination of slashing, disabling, and reputation penalties. Validators and nominators who stake tokens face consequences for validator misbehavior, which range from slashing to restrictions on network participation. Offenses to the Network incur different penalties depending on severity. For example, a validator could be penalized for inappropriate voting activity during the block inclusion and approval processes. Furthermore, the Polkadot Network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of DOT. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage Validators’ willingness to participate in validation, discourage existing and future Validators from serving as such, and adversely impact the Polkadot Network’s adoption or the price of DOT. Any disruption of validation on the Polkadot Network could interfere with network operations and cause the Polkadot Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of DOT to decrease.

The Polkadot Network faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains such as the Polkadot Network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

As of December 31, 2025, the Polkadot Network handled approximately 1.46 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. DOT holders can also pay an additional tip to incentivize Validators to expedite their transaction. Increased fees and decreased settlement speeds could preclude use cases for DOT and could reduce demand for and the price of DOT, which could adversely impact the value of the Shares. At theoretical maximum, the current version of the Polkadot Network estimates that it has the ability to process 623,000+ TPS.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Polkadot Network transactions will be effective, or how long these mechanisms will take to become effective, or how long they will continue to be effective, which could adversely impact an investment in the Shares. Additionally, because the Polkadot Network also relies on cross-chain communication to process transactions between blockchains, delays can occur if there are bottlenecks in transaction finality on the source or destination chain or if DOT Validators take longer than expected to process a transaction.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for DOT or cause a wider loss of confidence in the Polkadot Network, either of which could have an adverse impact on the value of DOT.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. Hackers have exploited vulnerabilities in various smart contract implementations, including those on the Polkadot Network, that have resulted in the loss of digital assets from accounts. For example, an attack in April of 2025 reportedly syphoned approximately 1,200 SOL from the Loopscale decentralized finance protocol housed on the Solana blockchain. In another example. In another example, in February of 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana blockchain led to a $320 million theft of Ether. Other smart contracts, including bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $2.2 billion worth of digital assets from smart contracts in 2024. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of DOT. In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with decentralized financial services (“DeFi”) are currently deployed on the Polkadot Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for DOT. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Polkadot Network and represent a significant source of demand for ether, public confidence in the Polkadot Network itself could be negatively affected, and the value of DOT could decrease.

New competing digital assets may pose a challenge to DOT’s current market position, resulting in a reduction in demand for DOT, which could have a negative impact on the price of DOT and may have a negative impact on the performance of the Trust.

DOT faces significant competition from other digital assets as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that DOT will become a dominant form of payment, store of value or method of exchange. DOT is also supported by fewer exchanges than more established digital assets, which could impact its liquidity.

Although the Polkadot Network presents advantages such as lower fees and faster transactions compared to other digital assets, it is possible that real or perceived shortcomings in the Polkadot Network, or technological, regulatory or other developments, including the failure to fully implement planned changes could result in a decline in popularity and acceptance of DOT and the Polkadot Network, and other digital assets and trading systems could become more widely accepted and used than the Polkadot Network. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Polkadot Network, for example, improving stability or preventing inflation. If these digital assets are successful, such success could reduce demand for DOT and adversely affect the value of DOT and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of DOT and, therefore, of the Trust.

Competition from other consortia or private blockchains could have a negative impact on the price of DOT and adversely affect an investment in the Shares.

Many consortia and financial institutions that are potential DOT users are researching and investing resources into private or permissioned blockchain platforms that could compete with DOT to facilitate cross-currency transactions. These initiatives, such as Consensys’ Quorum, offer financial payment networks and have partnered with many financial institutions. However, unlike the Polkadot Network, these platforms do not necessarily require a native digital asset like DOT. In evaluating competing distributed ledger technologies, financial institutions may prefer permissioned blockchains without digital assets over the Polkadot Network and DOT in the future. If financial institutions choose to use permissioned blockchains without digital assets, the price of DOT may be negatively affected, which would adversely affect an investment in the Shares.

Competition from other exchange-traded products could adversely affect the value of the Shares.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded DOT products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded DOT products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of DOT.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of DOT and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, DOT and other digital assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, DOT. As a result of any of the foregoing factors, the value of DOT could decrease, which could adversely affect an investment in the Trust.

Prices of DOT may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the DOT market through its investment in DOT. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of DOT. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the DOT market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for DOT, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. In October 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for DOT.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of DOT, and in turn, an investment in the Shares.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Polkadot Network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use the Polkadot Network. This may result in decreased usage and limit expansion of the Polkadot Network in the retail, commercial, blockchain-based services sectors as well as in the payments space, adversely impacting investment in the Trust. Conversely, if the reward for Validators or the value of the transaction fees is insufficient to motivate Validators, they may cease to validate transactions.

Ultimately, if the awards of new DOT and the costs of validating transactions grow disproportionately to one another, Validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Polkadot Network and could adversely affect the value of the DOT held by the Trust.

An acute cessation of Validator operations would reduce the collective processing power on the Polkadot Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of the Shares of the Trust or the ability of the Sponsor to operate.

Electricity usage.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. Although measuring the electricity consumed by the process of securing and maintaining digital asset networks is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions.

DOT uses a system called proof-of-stake to validate transactions. Anyone that owns the specific proof-of-stake digital asset can participate in staking, subject to certain minimum amounts as determined by the applicable proof-of-stake digital asset. Generally, the higher the amount staked by any actor, the higher the chances of being chosen by the applicable blockchain to act as Validator and reaping Validator rewards; in other words, the higher the stake, the higher the chances of earning a staking reward. This has led to the creation of staking pools, where third parties combine smaller stakes into large pools, which leads to higher returns for owners of small stakes, in return for a fee collected by the third parties.

Other digital asset networks may use a system called proof-of-work to validate transaction information. These networks are called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof of work requires users to mine or complete complex computational puzzles before submitting new transactions to the network.

Proof-of-stake digital assets allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information. Meanwhile, proof-of-work digital assets require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they are allowed to propose a new block. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.

The operations of digital asset networks can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations, in the case of proof-of-work networks. Additionally, miners on proof-of-work networks may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

The operations of the Polkadot Network and other digital asset networks may also consume significant amounts of energy, even though the Polkadot Network is generally considered to consume significantly less energy than other digital asset networks due to its proof-of-stake, rather than proof-of-work, transaction validation mechanism. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

If the digital asset award or transaction fees for recording transactions on the Polkadot Network are not sufficiently high to incentivize Validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, Validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of DOT and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Polkadot Network are not sufficiently high to incentivize Validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, Validators may cease expending validating power to validate blocks and confirmations of transactions on the Polkadot Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by Validators on the Polkadot Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If Validators demand higher transaction fees for recording transactions in the Polkadot Network or a software upgrade automatically charges fees for all transactions on the Polkadot Network, the cost of using DOT may increase and the marketplace may be reluctant to accept DOT. Alternatively, Validators could collude in an anti-competitive manner to reject low transaction fees on the Polkadot Network and force users to pay higher fees, thus reducing the attractiveness of the Polkadot Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Polkadot Network, the value of DOT and the value of the Shares.

●	To the extent that any Validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Polkadot Network until a block is validated by a Validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Polkadot Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for DOT with Authorized Participants.

If regulators or public utilities take action that restricts or otherwise impacts validating activities generally, such actions could result in decreased security of a digital asset network, including the Polkadot Network, and consequently adversely impact the value of the Shares. This could adversely affect the price of DOT, or the operation of the Polkadot Network, and accordingly decrease the value of the Shares, by creating negative sentiment around digital assets generally.

Validators may cease to record transactions as a result of low transaction fees, which may adversely affect the usage of the Polkadot Network.

To the extent that any Validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Relay Chain until a block is solved by a Validator who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the Polkadot Network, resulting in a decline in DOT prices.

Large-scale sales or distributions.

Some entities hold large amounts of DOT relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of DOT and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including DOT, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of DOT and adversely affect an investment in the Shares.

The largest DOT wallets are believed to hold, in aggregate, a significant percentage of the DOT in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of DOT, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of DOT. See “Risk Factors — The significant holdings of early stakeholders could have an adverse effect on the market price of DOT.”

Congestion or delay in the Polkadot Network may delay purchases or sales of DOT by the Trust.

The size of each block on the Polkadot Network is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Polkadot Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Polkadot Network. Any delay in the Polkadot Network could affect the Authorized Participant’s ability to buy or sell DOT at an advantageous price resulting in decreased confidence in the Polkadot Network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Polkadot Network and the value of the Trust’s Shares would be adversely affected.

Risks Associated with Investing in the Trust

Investment related risks.

Investing in DOT and, consequently, the Trust, is speculative. The price of DOT is volatile, and market movements of DOT are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV or the Principal Market NAV may not always correspond to the market price of DOT.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s DOT holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of DOT as reflected in the Pricing Benchmark.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of DOT per share.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.

The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s DOT is carried at fair value as required by GAAP, which requires a determination based on the price of DOT on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of DOT. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of DOT may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of DOT to and by the DOT Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of DOT, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the DOT Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of DOT trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Polkadot Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying DOT may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Polkadot Network, the processing of transactions on the Polkadot Network may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of DOT and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for DOT should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering DOT in return for Baskets, the price of Shares may diverge from the value of DOT.

Owning Shares is different from directly owning DOT.

Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of DOT, and changes in the prevailing price of DOT similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased DOT directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning DOT directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of an ‘airdrop’ could adversely impact an investment in the Trust.”

Pricing Benchmark tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The ability of the Trust or a DOT Counterparty to buy or sell DOT may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that a DOT spot market or regulatory or governmental authority may suspend or restrict trading in DOT altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting DOT or other issues affecting counterparties. DOT is a new asset with a very limited trading history. Therefore, the markets for DOT may be less liquid and more volatile than other markets for more established products.

Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of DOT from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more DOT. In such circumstances, Shares of the Trust could also trade at a discount.

Prior to their issuance, there was no public market for Shares of the Trust.

Counterparty risk.

The Sponsor, Trust, DOT Counterparty, and Authorized Participants are subject to counterparty risk. A DOT Counterparty may fail to deliver to the Trust’s accounts with the DOT Custodians the amount of DOT associated with a creation order, a DOT Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to the Authorized Participants at settlement the cash proceeds from the sale of DOT associated with a redemption order.

The value of the Shares may be influenced by a variety of factors unrelated to the value of DOT.

The value of the Shares may be influenced by a variety of factors unrelated to the price of DOT and the DOT exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of DOT have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s accounts with the DOT Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●

Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Polkadot Network may increase the potential for DOT to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The Administrator is solely responsible for determining the value of the Trust’s DOT, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from the DOT Custodians’ operations and the Pricing Benchmark (in the case of the NAV) and the principal market for DOT as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

The Administrator determines the NAV of the Trust as of 4:00 p.m. ET on each Business Day as soon as practicable after that time and determines the Principal Market NAV as of 4:00 p.m. ET on the valuation date. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate DOT price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of DOT. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

DOT Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

The purchase of DOT in connection with Basket creation orders may cause the price of DOT to increase, which will result in higher prices for the Shares. Increases in the DOT prices may also occur as a result of DOT purchases by other market participants who attempt to benefit from an increase in the market price of DOT when Baskets are created. The market price of DOT may therefore decline immediately after Baskets are created.

Selling activity associated with sales of DOT in connection with redemption orders may decrease the DOT prices, which will result in lower prices for the Shares. Decreases in DOT prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of DOT as part of the creation and redemption process may have on the price of DOT, sales and purchases of DOT by similar investment vehicles (if developed) could impact the price of DOT. If the price of DOT declines, the trading price of the Shares will generally also decline.

The inability of DOT Counterparties to hedge their DOT exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient DOT liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by DOT Counterparties to hedge their exposure to DOT may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. The liquidity of the market will depend on, among other things, the adoption of DOT and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of DOT may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying DOT may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of DOT and may fall.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of DOT and other digital assets from other holders have occurred in the past. For example, an attack in April of 2025 reportedly syphoned approximately 1,200 SOL from the Loopscale decentralized finance protocol housed on the Solana blockchain. In another example. In another example, in February of 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana blockchain led to a $320 million theft of Ether.

Because of the decentralized process for transferring DOT, thefts can be difficult to trace, which may make DOT a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the DOT Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cybersecurity breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s DOT held in the Trust’s accounts with the DOT Custodians will be appealing targets to hackers or malware distributors seeking to destroy, damage or steal the Trust’s DOT or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the DOT Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s DOT may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s DOT. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s DOT could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the DOT Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s accounts with the DOT Custodians, the private keys (and therefore DOT) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the DOT Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the DOT Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of one of the Trust’s accounts with the DOT Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of DOT are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s DOT Custodians have extraordinarily limited liability to the Trust, which may adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s DOT. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The DOT Custodians could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the DOT Custodians or at other custodian banks which may be located in other jurisdictions. The DOT Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of the DOT Custodians or of any broker, custodian bank or clearing corporation used by the DOT Custodians, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios.

The Trust may change the custodial arrangements described in this Prospectus at any time without prior notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with DOT and digital assets. By concentrating its investment strategy solely in DOT, any losses suffered as a result of a decrease in the value of DOT can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, a DOT Counterparty’s or an Authorized Participant’s ability to purchase and sell or transfer and receive DOT in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Polkadot Network; (3) the DOT market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which DOT trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of DOT represented by the Shares is expected to decline over time.

The amount of DOT represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s DOT to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the DOT held by the Trust. The Trust does not generate any income and transfers DOT to pay for the Sponsor Fee and other liabilities. Therefore, the amount of DOT represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional DOT over time, as the amount of DOT required to create Shares proportionally reflects the amount of DOT represented by the Shares outstanding at the time of such Basket being created. Assuming a constant DOT price, the trading price of the Shares is expected to gradually decline relative to the price of DOT as the amount of DOT represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of DOT represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of DOT.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot DOT market or other digital assets. If the SEC were to approve many or all of the currently pending applications for such exchange-traded DOT products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance and could have a detrimental effect on the scale and sustainability of the Trust and the Sponsor’s ability to generate meaningful revenues from the Trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of DOT. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

A loss of confidence in or breach of a DOT Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s DOT are provided by the DOT Custodians, although the Trust may retain one or more additional DOT custodians at a later date. DOT held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s DOT holdings may be custodied by the DOT Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced DOT custodians and the Trust’s ability to securely safeguard the DOT.

The Trust expects that the DOT Custodians will custody most or all of its DOT holdings. A loss of confidence in or breach of a DOT Custodian may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s DOT.

The Sponsor could decide to replace any of the DOT Custodians as custodians of the Trust’s DOT or the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with the DOT Custodians and the Prime Broker to another party will likely be complex and could subject the Trust’s DOT to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as a DOT Custodian under the same terms as the current Custodial Services Agreements, or as the Prime Broker under the same terms as the current Prime Broker Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as a DOT Custodian or the Prime Broker, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s DOT. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The DOT Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its DOT and any recovery may be limited, even in the event of fraud. In addition, the DOT Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the DOT Custodians may be limited.

Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited to the greater of (i) the market value of the Trust’s DOT held by the Coinbase Custodian at the time the events giving rise to the liability occurred and (ii) the fair market value of the Trust’s DOT held by the Coinbase Custodian at the time that the Coinbase Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

Under the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the twelve-month period immediately preceding the first incident that caused the liability.

In addition, the BitGo Custodian shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which results directly or indirectly from any cause or condition beyond the reasonable control of the BitGo Custodian, including, but not limited to, any delay or failure due to an act of God, natural disasters, act of civil or military authorities, act of terrorists, including, but not limited to, cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of the BitGo Custodian.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Administrator, the Transfer Agent, the DOT Custodians or the Prime Broker.

Each of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the DOT Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Trustee, the Administrator, the Transfer Agent, the DOT Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the DOT holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding DOT. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of DOT. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its DOT and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer DOT may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its DOT. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Amendment of Trust Agreement without shareholder consent.

Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, an agreement supplemental to the Trust Agreement, or an amended and restated trust agreement, which amendments may materially adversely affect the interests of the Shareholders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

●	Affiliates of the Sponsor have substantial direct investments in DOT that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement.

Further, the Sponsor may have a conflict with respect to any future transactions that may be entered into with either the Sponsor’s ultimate parent company, FalconX, a leading institutional digital asset prime brokerage, or with any of the other affiliates of FalconX.

The Sponsor’s receipt of a portion of staking rewards may create conflicts of interest.

The Trust will pay a portion, 25%, of the staking rewards generated by Staking Activities after deduction of the Staking Provider Consideration to the Sponsor, and the Trust will retain the remainder. This arrangement creates a financial incentive for the Sponsor to maximize the amount of DOT staked by the Trust, as higher levels of staked DOT would generally result in greater staking rewards to the Sponsor. However, the Sponsor’s interest in maximizing staking rewards may conflict with the Trust’s need to maintain sufficient liquid DOT to meet redemption requests and other operational requirements. If the Sponsor directs the Trust to stake excessive amounts of DOT relative to the Trust’s liquidity needs, the Trust could become unable to timely meet redemption requests in amounts that are greater than the portion of the Trust’s DOT that remains unstaked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program.

While the Trust’s staking policies are designed to balance expected yield against potential risks and is based on various factors including historical redemption patterns and liquidity analysis, the Sponsor has sole discretion in determining the amount of DOT to stake. Shareholders have no ability to influence or override the Sponsor’s determinations regarding staking levels. The Sponsor’s financial interest in staking rewards may cause it to prioritize staking income over maintaining adequate liquidity reserves, particularly during periods when staking yields are attractive relative to the costs and risks of maintaining liquid DOT reserves.

Any inability to meet redemption requests in a timely manner due to excessive staking could harm Authorized Participants’ ability to effectively arbitrage the Trust’s Shares, potentially causing the Shares to trade at significant premiums or discounts to NAV. This could result in Shareholders being unable to exit their positions at fair value or being forced to accept delays in redemption processing, either of which could cause substantial losses to Shareholders.

Unforeseeable risks.

DOT has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the DOT market, including advancements in the underlying technology or advancements in competing technologies, changes to DOT may expose investors in the Trust to additional risks which are impossible to predict.

Due to the closure of the SEC, the Trust is pursuing an atypical registration procedure that involves the registration statement of which this Prospectus forms a part becoming effective pursuant to Section 8(a) of the Securities Act on February 23, 2026.

Due to the closure of the SEC, the Trust is pursuing an atypical registration procedure that involves the registration statement of which this Prospectus forms a part becoming effective pursuant to Section 8(a) of the Securities Act on February 23, 2026. As a result, prior to its effectiveness, the SEC will not have completed its review of the Trust’s registration statement. The failure to have obtained a completed SEC review may pose additional risks to an investment in the Trust’s Shares. The Trust cannot assure you that the SEC will not require the Trust to change disclosure in future filings the Trust makes with the SEC or to the public, or whether any such change will be material or will otherwise expose the Trust to regulatory, litigation or other risks. The atypical nature of this offering could impact the trading price of the Shares or result in negative publicity about the Trust or the Trust’s Shares, which could reduce the value of your investment.

Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing

The Pricing Benchmark has a limited history.

The Pricing Benchmark was developed by the Benchmark Provider and has a limited performance history. Although the Pricing Benchmark is based on materially the same methodology (except calculation time) as CME CF Polkadot – Dollar Reference Rate, which was first introduced on April 25, 2022. The Pricing Benchmark itself has only been in operation since December 9, 2024, and the Pricing Benchmark has only featured its current roster of Constituent Exchanges since August 29, 2025. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of DOT in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.

Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of DOT and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of DOT may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of DOT used in Pricing Benchmark calculations and, therefore, could adversely affect the DOT price as reflected by the Pricing Benchmark.

The Pricing Benchmark is based on various inputs which include price data from various third-party DOT spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change the Pricing Benchmark.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to the following:

●	Third parties may be able to purchase and sell DOT on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

●	There may be variances in the prices of DOT on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

●	The prices on each Constituent Exchange or pricing source may not be equal to the value of DOT as represented by the Pricing Benchmark.

●	To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of DOT, the price of the Shares may no longer track, whether temporarily or over time, the global market price of DOT, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of DOT.

●	To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of DOT, which could adversely affect the value of the Shares.

The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of DOT in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s DOT holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of DOT trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of DOT.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of DOT per Share.

Shareholders also should note that the size of the Trust in terms of total DOT held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s DOT holdings or DOT holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

DOT’s status as being offered or sold as a “security” under U.S. federal securities laws remains unsettled.

The SEC has asserted its belief that a number of digital assets are properly classified as “securities” under U.S. federal securities laws in a number of complaints against the issuers of such assets, or against platforms trading or transacting in such assets. Courts have agreed that such assets may have been offered or sold in transactions that constituted securities, or have agreed that the SEC has a plausible case that such assets may have been offered or sold in transactions that constituted securities. In future litigation, other courts might disagree with the assessment that these or other digital assets, such as DOT, are offered or sold as securities depending on the characteristics of the transaction. To the extent that a court were to find that the Trust had engaged in unregistered sales of securities, the Trust would be subject to penalties, disgorgement and other sanctions, which would significantly negatively impact the Trust and the value of the Shares.

In accordance with the Sponsor’s internal policies and procedures, the Sponsor engaged in a review process to determine whether DOT has been offered or sold as a security and based off the review it has determined it has not. The Sponsor has reviewed publicly available materials relating to DOT and the Foundation. Among other things, the Sponsor has reviewed publicly available materials relating to the circumstances around the creation of DOT, the market and technological needs that the Polkadot Network was intended to address, the Polkadot Network’s role in enabling blockchain interoperability and cross-blockchain communications, the Polkadot Network’s consensus mechanism and the Foundation’s marketing and delivery of the product to initial customers. Based on the Sponsor’s review of these materials, the Sponsor believes there is a reasonable basis to conclude that at this time offers and sales of DOT would not constitute offers and sales of a “security” as that term is defined under Section 2(a)(1) of the 1933 Act. This determination is a risk-based judgement by the Sponsor that is attendant with legal risk as it is possible regulatory agencies or courts could disagree with this determination.

If DOT is determined to be offered or sold as a security by a federal court or transactions in DOT are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the 1940 Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for DOT to be traded, cleared and custodied as compared to other digital assets that are not considered to be offered or sold as securities, which could in turn negatively affect the liquidity and general acceptance of DOT and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for DOT as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be offered or sold as securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of DOT markets. As such, any determination that DOT or any other digital asset is offered or sold as a security under federal or state securities laws may adversely affect the price of DOT and, as a result, the value of the Shares.

To the extent that DOT is deemed to fall within the definition of being offered or sold as a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s DOT at a time that is disadvantageous to Shareholders.

There is a lack of consensus regarding the regulation of digital assets, including DOT.

Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As DOT and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, certain events in 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. In January  2023, the federal banking agencies issued a joint statement on digital-asset risks to banking organizations following events which exposed vulnerabilities in the digital-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from digital-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in digital-asset related activities or have concentrated exposures to the digital-asset sector.

U.S. federal and state regulators have issued reports and releases concerning digital assets, including DOT and digital asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the digital asset industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is difficult to predict how these and other related events will affect us or the digital asset business.

It is not possible to predict whether Congress will grant additional authorities to the SEC or to other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and DOT held by the Trust more specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the BSA by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

OFAC has added digital asset addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether DOT that has been associated with such addresses in the past can be easily sold. This “tainted” DOT may trade at a substantial discount to untainted DOT. Reduced fungibility in the DOT markets may reduce the liquidity of DOT and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

In February  2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.”

In March 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use digital assets to evade economic sanctions.

In January 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and digital assets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States.

In March 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (“ECASH Act”), which would direct the Secretary of the U.S. Treasury Department (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

In April 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depository institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the 1933 Act, the Exchange Act and the 1940 Act.

In June 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as bitcoin and ether, would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and how the BSA will apply to digital asset providers. The Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines.

FIT21 would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and FIT21. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry Bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry Bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the BSA and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry Bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry Bill would also amend the Investment Advisers Act of 1940 (the “Advisers Act”), the 1940 Act, the 1933 Act, the Exchange Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws. In February 2025, Sen. Bill Hagerty introduced the Guiding and Establishing National Innovation for U.S. Stablecoins of 2025 Act – the GENIUS Act – cosponsored by Senate Banking Chair Tim Scott and Sens. Kirsten Gillibrand and Cynthia Lummis, which would establish a U.S. regulatory framework for payment stablecoins. The GENIUS Act was passed by the U.S. Senate in June 2025 and by the U.S. House of Representatives in July 2026. It was signed into law by President Trump in July 2025. Like the McHenry Bill, the GENIUS Act provides for a regulatory framework where payment stablecoin issuers may be either a subsidiary of an insured bank, an uninsured depository institution or trust bank, or a nonbank, and primarily regulated at either the federal or state level. It also provides for stablecoin reserve requirements and require bank-like regulation for both bank and nonbank stablecoin issuers.

Several other bills have advanced through Congress to curb digital assets as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in digital assets. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop digital asset-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (‘CANSEE’) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other digital asset companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of DOT and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that DOT is offered or sold as a security under U.S. or foreign law could adversely affect an investment in the Trust.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of DOT and related products and services continues to evolve, may take many different forms and will, therefore, impact DOT and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for DOT businesses to provide services, which may impede the growth of the DOT economy and have an adverse effect on consumer adoption of DOT. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations that DOT is not offered or sold as a security, changes to regulations surrounding digital asset futures or derivatives or other related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over DOT, the Polkadot Network, DOT trading, or related activities impacting other parts of the digital asset market, may adversely impact DOT and therefore may have an adverse effect on the value of your investment in the Trust.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on DOT trading and other activity relating to digital assets which could negatively affect DOT prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding digital asset mining and trading activity were one factor that contributed to the drawdowns in global DOT prices in May 2021. During that time, the price of DOT dropped approximately 56% from $49.69 to $22.01. Some of this decrease was a direct result of a technical issue on May 23, 2021, during which the nodes failed due to a Validator election. The technical issue was solved in less than an hour and half during which the Validator operators were asked to downgrade their Validators.

The legal status of DOT and other digital assets varies substantially from country to country. In many countries, the legal status of DOT is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, DOT and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including DOT. The effect of any existing regulation or future regulatory change on the Trust or DOT is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

If the CFTC determines that DOT is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and market manipulation in the cash, or spot, market for DOT. The CFTC may pursue enforcement actions relating to fraud and market manipulation involving DOT and DOT markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving DOT that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect DOT, particularly with respect to DOT spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of DOT. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of DOT by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the DOT economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of DOT, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for DOT, as well as composite prices used to calculate the underlying value of the Trust’s DOT, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of DOT or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which DOT are treated for classification and clearing purposes. In particular, although DOT is currently understood to be a commodity when transacted on a spot basis, DOT itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in DOT to full CFTC regulatory jurisdiction. Alternatively, in the future DOT might be classified by the SEC or one or more federal courts as being offered or sold as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in DOT at potentially unfavorable prices and potentially terminate, in the event that transactions of DOT were determined to fall under the definition of being offered or sold as securities under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate DOT as a commodity interest or as being offered or sold as a security.

To the extent that DOT is determined to be offered or sold as a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s DOT at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that DOT is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s DOT at a time that is disadvantageous to Shareholders.

The SEC has recently proposed rule changes amending and redesignating rule 206(4)-2 under the Advisers Act (the “Custody Rule”). The proposed “Safeguarding Rule” would amend the definition of a “qualified custodian” under the Custody Rule and expand the scope of the Custody Rule to cover all digital assets, including DOT, and related advisory activities. If enacted as proposed, these rule changes would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including DOT. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the DOT Custodians. It is possible that such amendments, if adopted, could prevent the DOT Custodians from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the DOT Custodians currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of DOT) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of DOT and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to DOT, or causing certain holders of DOT to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to an Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participants’ clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate such Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause an Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If an Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of an Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. An Authorized Participant may also instead decide to terminate its role as an Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by an Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use or sale of DOT to pay Trust expenses or facilitate redemption transactions, as well as any amounts received in connection with staking, as applicable. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of DOT and transactions involving DOT for United States federal income tax purposes may change.

Under current IRS guidance, DOT is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in DOT in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which DOT is exchanged and the taxpayer’s basis in the DOT. However, because DOT is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in DOT or in transactions relating to investments in DOT may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of DOT may have a negative effect on prices of DOT and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving DOT. In addition, the IRS and U.S. Treasury Department have promulgated final Treasury regulations regarding the tax information reporting rules for digital asset transactions. While the U.S. Treasury Department and the IRS have started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in DOT or in transactions relating to investments in DOT is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein do not constitute any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of DOT and transactions involving DOT for state and local tax purposes is not settled.

Because DOT is a new technological innovation, the tax treatment of DOT for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of DOT for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of DOT may have negative consequences, including the imposition of a greater tax burden on investors in DOT or the imposition of a greater cost on the acquisition and disposition of DOT generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of DOT and may adversely affect the value of the Shares.

The taxation of DOT and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

A hard “fork” of the Relay Chain could result in Shareholders incurring a tax liability.

The Trust intends to disclaim any digital assets created by a fork of the Relay Chain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Relay Chain results in holders of DOT receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Relay Chain and the Trust claims the new forked asset, the Trust could hold both the original DOT and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of digital assets is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the DOT Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

DOT staking may result in adverse tax consequences for Shareholders.

To the extent the Sponsor determines to stake a portion of the Trust’s DOT, the staking of the Trust’s DOT is expected to result in the Trust’s receipt of amounts received in connection with staking in the form of additional DOT. Any such rewards are expected to be treated as ordinary income for U.S. federal income tax purposes. Thus, the Trust’s receipt of rewards derived from DOT staking activities could result in beneficial owners of Shares incurring tax liability which may not correspond in amount or timing with a distribution from the Trust. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income, U.S. withholding taxes or taxable income effectively connected with a U.S. trade or business. The U.S. federal income tax treatment of staking may change from that described in this Prospectus, possibly with retroactive effect.

The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. On November 10, 2025, the Treasury Department and IRS issued guidance providing a safe harbor for certain staking activities with an investment trust treated as a grantor trust for U.S. federal income tax purposes. The requirements under the safe harbor and under existing law are subject to interpretation. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol “TDOT”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the DOT spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

DOT is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where DOT trades. In a highly volatile market, or if one or more spot markets supporting the DOT market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the respective affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for such Shareholders.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.

The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. DOT valued using techniques other than those employed by the Pricing Benchmark, including DOT investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

Shareholders may be adversely affected by the amendment of the Trust Agreement without shareholder consent.

Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, an agreement supplemental to the Trust Agreement, or an amended and restated trust agreement, which amendments may materially adversely affect the interests of the Shareholders.

DOT, DOT MARKETS AND REGULATION OF DOT

This section of the Prospectus provides a more detailed description of DOT, including information about the historical development of DOT, how a person holds DOT, how to use DOT in transactions, how to trade DOT, the spot markets where DOT can be bought, held and sold, the DOT over-the-counter (“OTC”) market and DOT validating.

DOT and the Polkadot Network

DOT is a digital asset that is created and transmitted through the operations of the “Polkadot Network,” an online, decentralized, distributed computing platform that operates on a peer-to- peer basis. The Polkadot Network uses a heterogeneous multi-chain to ensure the secure transfer and authenticity of each DOT and hosts the public transaction ledger. This central chain is known as the Relay Chain (the “Relay Chain”) on which all DOT is recorded. The Relay Chain is a decentralized digital file, or ledger, that contains all the records of DOT and is stored in multiple copies globally on the computers of users of the Polkadot Network. DOT is mainly used for the functional mechanisms of the Polkadot Network, including governance of updates through DOT holders’ ability to vote on proposals, upgrades, and policy changes, and securing the Polkadot Network and verifying transactions through staking for network operations. DOT also plays a critical role in the Polkadot Network’s economic flow. It is used to pay transaction fees as the gas token of the Polkadot Network, access compute resources, and reward Validators and nominators. These fees fund network operations, prevent spam, and incentivize Validators, helping to maintain active and reliable participation from all corners of the Polkadot Network. DOT is also used for bonding for Parachains to secure a spot on the Relay Chain (see Technology and Operation, below). The maximum number of DOT that can be issued is 2.1 billion. DOT is divisible to up to ten decimal places into shares named “Plancks.”

DOT is “stored” on a blockchain and is linked to a unique digital address, or wallet, that is associated with a public key and a private key. The public key is used to generate the address that is available to other users of the Polkadot Network. The address serves as the location to which DOT can be transferred and from which DOT can be sent. The private key authorizes the transfer or “spending” of DOT from its associated public address. Ownership of DOT is established by recording on the Relay Chain the unique address and the amount of DOT held. The wallet thus holds the cryptographic keys associated with DOT, rather than the DOT itself. DOT cannot be transferred by a holder unless that holder provides the private key. See “—Summary of a DOT Transaction” below.

The Relay Chain is the decentralized, publicly distributed ledger that holds DOT and the mechanism that allows people to exchange DOT. All transactions on the Polkadot Network are recorded on the Relay Chain. Like other blockchains, the Polkadot Relay Chain can be thought of as a collective chain of digital signatures that reflect transaction history. The Relay Chain is downloaded and stored, in whole or in part, on the computers of each user of the Polkadot Network. The Relay Chain is public and accessible to all, and includes a record of every DOT, every transaction in DOT in order and every public address on the Polkadot Network. Every computer on the Polkadot Network is a “node”, and collectively all of the nodes ensure that each new transaction in DOT adheres to certain rules before it is added to the Relay Chain.

Transaction data is permanently recorded on the Relay Chain in data files called “blocks,” which reflect transactions that have been recorded and authenticated by Polkadot Network participants. Each newly recorded block of transactions refers back to and “connects” with the immediately preceding recorded block in the ledger. Each new block records outstanding DOT transactions, and outstanding transactions are settled and validated through such recording. Although there are size limits to each block, the Relay Chain is designed to represent a complete, transparent, secure and unbroken history of all the transactions that have occurred on the Polkadot Network. The Polkadot Network and associated software programs can view the Relay Chain to determine the exact balance, if any, of DOT associated with any public address listed on the Relay Chain.

Founding

The concept for the Polkadot Network was conceived by Dr. Gavin Wood, one of the five principal programmers involved in the launch of Ethereum. Dr. Wood is also the inventor of the Solidity smart contract language and the co-founder of Parity Technologies Limited (“Parity”) with Julia Steiner (an applied mathematician and an original Ethereum team member as Chief of Security). Parity is a company known for maintaining the Parity Ethereum client as well as creating Substrate, the development framework tools used for projects on Polkadot. Joining Dr. Wood as founders are Robert Habermeier and Peter Czaban. Dr. Wood reportedly believed that Ethereum was moving too slowly and without common purpose towards addressing the initial limitations of blockchain technology, namely: interoperability between chains, scalability of transaction processing, security for the development of new networks, customization, robust governance, and upgrades without forks. Polkadot was officially launched in white paper released in October of 2016. In 2017, Dr. Wood and Parity’s Peter Czaban founded the Foundation, which was created to support the research and development of Polkadot as well as to oversee its fundraising efforts. Opting to do an unconventional capital raise, a “presale” of DOT occurred online in October 2017 which sold 50% of the initial 10 million DOT supply and raised $145 million.

Parity Hack and Subsequent Fundraising.

On November 6, 2017, shortly after the initial fundraise, a vulnerability in the Parity-created wallet holding the Polkadot fundraise proceeds was discovered by an anonymous user. Specifically, the vulnerability was with the library smart contract code component, shared by all Parity wallets deployed after July 20, 2017. The user exploited this anomaly to make itself the owner of the contract and then destroyed the component, rendering 587 wallets holding $98 million worth of the proceeds (denominated in 513,774.16 ether) frozen.

Subsequent to this incident, the Foundation confirmed that, in July 2019, it raised funds through a private transaction of 500,000 DOT (50 million in redenominated terms – see below) that met its target goals for the fundraising round. At the launch of the effort, those goals were articulated as $60 million at a $1.2 billion valuation. In July of 2020, through another private transaction, the Foundation reportedly raised an additional $47 million funds earmarked for operations.

Milestones and Roadmap

The Polkadot Network launched with its Proof of Concept software release in May of 2018. This was followed up with the second Proof of Concept release in July of 2018, a third in January of 2019 and a fourth in May of 2019.

Polkadot’s first mainnet chain candidate launched on May 27, 2020. This was the first step in a multi-stage deployment per the project’s planned roadmap. This first version of Polkadot used a Proof of Authority consensus mechanism (See “Consensus Mechanism” below) managed by six Validators in the Foundation. In June of 2020, the Foundation started the initial Validator election process to transition the network to a nominated proof-of-stake consensus mechanism. This started the process of allowing DOT token holders from the fundraise the ability to stake DOT with newly elected Validators. In July of 2020, the Foundation used its “superuser” key to upgrade the network and unlock full governance authority. Shortly thereafter, the newly formed governance council removed the Foundation’s “superuser” privileges, allowing for the network to become permissionless. Then, in August of 2020, DOT token transfers were unlocked.

Technology and Operation

Polkadot is designed to be a base layer platform that will enable future developers the ability to build a wide variety of decentralized applications, as well as to seamlessly connect with existing non-Polkadot blockchains such as Bitcoin or Ethereum. Decentralized applications are applications that are designed to run without a middleman between the developer and the user. Polkadot’s main feature is a sharded blockchain protocol. Conventional “homogenous” sharding is a way to distribute the burden of computation involved in processing the blocks of a blockchain. When sharded, portions of the distributed ledger are broken down further and distributed to additional computers for faster processing of a single chain. Heterogeneous sharding, on the other hand, is unique to Polkadot. Heterogeneous sharding allows an entire network of blockchains to distribute the workload as shards but to operate together in a single ecosystem. This gives developers scale, while still preserving a high degree of flexibility to customize features. This flexibility allows for blockchains built on the Polkadot protocol to optimize for their own use cases.

To accomplish heterogeneous sharding, Polkadot employs three types of blockchains that combine into one entity. First are multiple, purpose-built chains that run in parallel, aptly named Parachains (“PCs”). PCs are where the future independent blockchains for decentralized applications will be built and operate. These “sovereign” chains can be created by developers using an already existing toolkit named Substrate (developed by Polkadot’s corporate entity, Parity). Substrate’s turnkey nature reduces project development time substantially, making the Polkadot Network more attractive and therefore more valuable. Parachains can have their own native tokens and governance outside of DOT, but Parachains rely on the Polkadot system and DOT token for security and operability.

Second is the base layer that connects all the Parachains together. This is the security layer, named the Relay Chain. The Relay Chain validates the state transition of all the connected Parachains. It is also what allows the Parachains to stay heterogeneous. By offloading the consensus work and block building to the Relay Chain, individual Parachains sacrifice less functionality and gain scale from parallel transactions that can be done on the latent capacity around the chain. Also, importantly, the Relay Chain facilitates cross communication between Parachains. Akin to the ARPAnet for the early internet, Polkadot harmonizes blockchain communications to allow data to move independently, facilitating the creation of large numbers of currently unworkable decentralized applications.

Lastly are Bridges, which are feature that allows Parachains to interact with external blockchains like Ethereum or Bitcoin, although with some limitations. Due to the nature of decentralized technology, there will not be one blockchain to run all applications, yet there should not be a constellation of blockchains, all in the same universe but galaxies apart. The interoperability of Polkadot is therefore a notable feature.

DOT Token Issuance

The DOT token is the native currency of the Polkadot Network. In order to provide an incentive to participate in the operation of the Polkadot Network, participants who perform their delineated roles in validating transactions (see “Consensus Mechanism” below) are awarded DOTs. Unlike tokens generated by mining on blockchains that use a Proof of Work consensus algorithm, the Polkadot Network uses a proof-of-stake algorithm. Proof-of-stake means that the authority to build consensus and therefore to add blocks to the Relay Chain is conferred to actors in the system based on existing DOTs pledged to the system and not by solving increasingly or decreasingly complex cryptographic math problems in order to win the right to finalize a block.

The DOT serves five primary functions: governance over the Polkadot Network, allowing for interoperability between Parachains and Bridges, as the gas token of the Polkadot Network, staking for network operations and bonding for Parachains to secure a spot on the Relay Chain. When messages are sent between two blockchains on the network, DOT is used to pay for fees. DOT holders are also responsible for managing significant events by voting on protocol upgrades and fixes. The token also ensures that network participants act in a manner that does not damage the network by putting capital at risk.

In the October 2017 fundraise of DOT, 10 million DOT were created. The following table reflects the current reported distribution of DOTs:

●	50% allocated to 2017 token sale investors.

●	5% allocated to the 2019 private sale investors.

●	3.4% allocated to 2020 token sale investors.

●	11.6% retained by the Foundation for future fundraising efforts.

●	30% allocated to the Foundation for operating expenses used to develop Polkadot.

DOT Token Redenomination

While DOT is the unit of currency on the Polkadot Network that most people use when interacting with the system, the smallest unit of account is called the Planck. A Planck’s relation to DOT is similar to the relation of a satoshi to bitcoin. Before August 21, 2020, DOT was denominated as 1e12 Plancks, with twelve decimal places. Since that date, DOT has been denominated as 1e10 Plancks, with 10 decimal places. DOT denominated to 12 decimal places is referred to as “DOT (old)” and DOT denominated to ten decimal places is generally referred to as “DOT”. When the difference must be made explicit, the current ten-decimal-denominated DOT is referred to as “new DOT”.

The change in denomination (“Redenomination”) was voted on by the community of DOT holders (see “Governance” below). The community decided between four options: to change the DOT denomination by a factor of ten, one hundred, one thousand, or not at all. The end result was to change the denomination by a factor of one hundred.

The overall effect of this change was that the number of Polkadot’s smallest unit, the Planck, remained constant, while the DOT balance for all holders was increased by a factor of one hundred. The number of Plancks that a user has does not change, only the number of Plancks that constitute a single DOT. A user with 2,000,000,000,000 Plancks still has the same number of Plancks, but will have 100 DOT under the new denomination, as opposed to one DOT under the old denomination. There are no state changes and there are no transfers as a result of Redenomination.

The topic of redenomination was originated by members of users of the Kusama network (“Kusama”) as a way to improve the use of Polkadot Network before it was launched. Kusama is a test network for Polkadot software that preceded the launch of Polkadot and still runs today as an experimental network meant to test upgrades and other changes relating to the Polkadot Network. The Kusama community voted for the redenomination, but the vote was non-binding in order to ensure that only the staked members of the Polkadot Network made functional software changes per the Governance mechanisms (see “Governance” below). After the genesis block of the Polkadot Network was created and the network was running with a decentralized community of Validators securing the network, the Foundation decided to put the Redenomination topic to a vote again. This time, the vote was explicitly binding.

Based on the feedback received during the Kusama referendum, the Polkadot vote was held as an approval vote, with four available options. DOT holders could issue votes for any configuration of the four options: no change, a change of 10x, a change of 100x, or a change of 1000x. The vote logic was contained in a specially-built Substrate pallet that was included in Polkadot’s runtime for this poll.

After two weeks of voting, the results of the Redenomination vote were tallied. About one third of the total DOT in the network participated in the vote. The Redenomination proposal passed with 86% of the voters favoring a 100x factor increase (or two decimal places of precision loss).

Polkadot’s redenomination then took place on August 21, 2020, known as Denomination Day, at block #1,248,328.

Summary of a DOT Transaction

The following is a summary of a payment transaction of DOT on the Polkadot Network.

For one party to transfer DOT to another over the Relay Chain, both parties must have Polkadot Network addresses, or “wallets,” as described above. Each wallet has an associated public key, as well as an associated private key. In general, in order to obtain a Polkadot Network wallet, a user generally must first install on a computer or mobile device a Polkadot Network software program.

Wallets that are used to store cryptographic keys can be “hot” or “cold.” A hot wallet is connected to the internet, and is thus readily available to facilitate trading, but may be more vulnerable to hacking. A cold wallet is a wallet that stores cryptographic keys offline, such as on a computer that has no internet access, a segregated piece of hardware, or a piece of paper.

The transaction process is different for the sender and the recipient. To receive DOT, the recipient must provide its public address to the sender. The recipient does not disclose its private key as part of this process. From the sender’s perspective, once the sender has the recipient’s public address (or public key), the sender can initiate the transfer by executing a transaction that includes the recipient’s wallet address, the amount of DOT to be sent and the private key of the sender’s wallet that is transferring the DOT. To execute a transaction, the sender must have internet access. The sender does reveal their public key in verifying the transaction to the Relay Chain, but the sender does not reveal their private key publicly. The private key serves as validation that the transaction has been authorized by the holder of the associated public key. The resulting transaction is sent by the user’s Polkadot Network software program to the decentralized Polkadot Network for eventual inclusion in the Relay Chain. Once the transaction is added to a new block that is included in the Relay Chain, the Polkadot Network software program of both parties will show confirmation of the transaction on the Relay Chain and reflect an adjustment to the DOT balance associated with each party’s public key, completing the transaction. Once a transaction is confirmed on the Relay Chain, it is irreversible.

A private key is like a password to a bank account. Neither the sender nor the recipient reveals the private keys associated with its wallet because the private key gives anyone who has access to the private key the ability to transfer DOT from that wallet to other users. Therefore, if a user were to lose their private key irretrievably without any backup, the user would permanently lose access to the DOT contained in that wallet.

Some transactions in DOT are conducted “off-Blockchain,” such as through a digital asset exchange, and are therefore not recorded on the Relay Chain. “Off-Blockchain transactions” may involve, for example, the reallocation of ownership of an amount of DOT in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange, from one exchange participant to another. Therefore, off-Blockchain transactions do not involve the transfer of transaction data on the Polkadot Network and do not reflect a movement of DOT between addresses recorded in the Relay Chain. For these reasons, off-Blockchain transactions are not protected by the protocol behind the Polkadot Network or recorded in, and validated through, the Relay Chain mechanism. In addition, information and data regarding off-Blockchain transactions are generally not publicly available. Transactions in DOT that are executed “off-Blockchain” do not require the payment of a fee, but may require a payment, for example, to the entity controlling a pooled-ownership digital wallet. Such transaction payments may or may not be required or allowed to be made in DOT. It has been estimated that as many as 99% of all digital asset trades may be made through digital asset exchanges. Some of the largest digital asset exchanges include Binance, Huobi Global, Coinbase, Kraken, Bithumb, and Bitfinex.

DOT Markets and Exchanges

DOT can be transferred in direct peer-to-peer transactions through the direct sending of DOT over the Polkadot Network from one Polkadot Network address to another.

DOT can be used as a means to conduct cross-border payments and to pay other users of the Polkadot Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Polkadot Network or through third-party service providers.

In addition to using DOT to engage in cross-border transactions or payment for goods and services, investors may purchase and sell DOT to speculate as to the price of DOT in the DOT market, or as a long-term investment to diversify their portfolio. The price of DOT within the market is determined, in part, by the supply of and demand for DOT in the global DOT market, market expectations for the adoption of DOT as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept DOT, the regulatory challenges faced by DOT, and the volume of peer-to-peer transactions, among other factors.

DOT spot markets typically permit investors to open accounts with the market and then purchase and sell DOT via websites or through mobile applications. Prices for trades on DOT spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading DOT is different from, and should not be confused with, the process of users sending DOT from one DOT address to another DOT address on the Polkadot Network. This latter process is an activity that occurs on the Polkadot Network, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of DOT in its internal books and records, rather than on the Polkadot Network. The digital asset trading platform ordinarily does not transfer DOT to the investor on the Polkadot Network unless the investor makes a request to the exchange to withdraw the DOT in its platform trading account to an off-platform DOT wallet.

Outside of the spot markets, DOT can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for DOT, investment managers, proprietary trading firms, high-net-worth individuals that trade DOT on a proprietary basis, entities with sizeable DOT holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of DOT. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of DOT could initiate the transaction by sending the DOT to the buyer’s DOT address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

In addition, DOT futures trading occurs on one or more exchanges in the United States regulated by the CFTC. As of January 30, 2026, CFTC regulated DOT futures represented approximately $859,536.00 in notational trading volume, representing around $46,022.40 in open interest per day. Through the common membership of the Exchange and the Coinbase Derivatives in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed DOT derivatives from Coinbase Derivatives via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and Coinbase Derivatives allows for the surveillance of DOT futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and Coinbase Derivatives regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell DOT, although the Sponsor may direct the DOT Custodians to sell DOT to pay certain expenses. Authorized Participants may deliver cash or DOT to create Shares and may (either directly, or through their designated agents) receive cash or DOT when redeeming Shares.

DOT Token Issuance

DOT uses an issuance model that supplies rewards for the operation of the network. The maximum number of DOT that can be issued is 2.1 billion. Inflation was designed to be 10% of the 1 billion DOT base in the first year, or 100 million DOTs, but the current inflation rate is approximately 7.3%. 85% of inflation is rewarded to Validators for performing their duties, while the remaining 15% goes to the treasury. Validator rewards are a function of amount staked, with the remainder going to treasury.

Depending on the staking participation, the distribution of the inflation to Validators versus the treasury will change dynamically to provide incentives to participate (or not participate) in staking. For instance, all of the inflation would go to the Validators if 50% of all DOTs in existence are staked on the network, but any deviation from the 50%, positive or negative, would send the proportional remainder to the treasury and effectively reduce Validator payouts.

There are two different DOT treasuries in the Polkadot Network. One treasury exists off the Polkadot Relay Chain and consists of the three million DOTs allocated to the Foundation in order to fund research and development related to the advancement of Polkadot functionality. The second treasury is located on the Relay Chain and consists of DOTs collected through fees that do not go to Validators, any actor’s loss of staked DOTs for failure to perform the role according to its terms, inefficiencies in the Relay Chain’s staking set, and lost deposits. Network participants can petition the Governance Council (see “Governance and Modifications to the Polkadot Network” below) for a portion of the funds by submitting a spending proposal, which requires the proposer to deposit 5% of the total sum of costs of the project, which is put at risk if the proposal is rejected. DOT put at risk if a proposal is rejected are destroyed or “burned” as a deterrent against frivolous requests. If the proposal is approved, the request enters a queue that clears every 24 days (“the budget period”). The Governance Council is incentivized to spend these funds, because if the budget period without all of the funds being issued, the remaining DOTs are burned.

The current maximum number of DOT that can be issued is 2.1 billion. The circulating supply of DOT is approximately 1.64 billion DOT as of December 5, 2025. DOT has a gradually decreasing issuance schedule that decreases every two years on March 14, with the next decrease in issuance scheduled to occur in March 14, 2026.

DOT Transaction Fees

Several resources in a blockchain network are limited: for example, storage and computation. Transaction fees prevent individual users from consuming too many resources. Polkadot uses a weight-based fee model, as opposed to a gas-metering model found on networks such as Ethereum. As such, fees are charged prior to transaction execution; once the fee is paid, nodes will execute the transaction. Fees on the Polkadot Relay Chain are calculated based on three parameters: a per-byte fee (also known as the “length fee”), a weight fee, and a tip (optional).

The length fee is the product of a constant per-byte fee and the size of the transaction in bytes. Weights are a fixed number designed to manage the time it takes to validate a block. Each transaction has a base weight that accounts for the overhead of inclusion (e.g. signature verification) as well as a dispatch weight that accounts for the time to execute the transaction. The total weight is multiplied by a per-weight fee to calculate the transaction’s weight fee. Tips are an optional transaction fee that users can add to give a transaction higher priority. Together, these three fees constitute the inclusion fee. This fee is deducted from the sender’s account prior to transaction execution. A portion of the fee will go to the block producer and the remainder will go to the treasury. At DOT’s genesis, this was set to 20% and 80%, respectively.

Blocks in DOT have both a maximum length (in bytes) and a maximum weight. Block producers will fill blocks with transactions up to these limits. A portion of each block (currently 25%) is reserved for critical transactions that are related to the chain’s operation – for example, misbehavior reports by Fishermen with respect to improper or fraudulent activity, and transactions that facilitate Governance Council operations. Block producers will only fill up to 75% of a block with normal transactions. Block producers prioritize transactions based on each transaction’s total fee. Since a portion of the fee will go to the block producer, producers will include the transactions with the highest fees to maximize their reward.

DOT Token Fee Adjustment

Transaction volume on blockchains is highly irregular, and therefore transaction fees need a mechanism to adjust. However, users should be able to predict transaction fees. Polkadot uses a slow-adjusting fee mechanism with tips in order to seek to balance predictability and irregularity. In addition to block limits, Polkadot also has a block fullness target: fees increase or decrease for the next block based on the fullness of the current block relative to the target. The per-weight fee can change up to 30% in a 24-hour period. This rate captures long-term trends in demand, but not short-term spikes. To address short term spikes, Polkadot uses tips on top of the length and weight fees. Users can optionally add a tip to the fee to give the transaction a higher priority.

The transactions that take place within Polkadot’s shards - Parachains - do not incur Relay Chain transaction fees. Users of shard applications do not even need to hold DOT tokens, as each shard has its own economic model and may or may not have a token. There are, however, situations where shards themselves engage in transactions on the Relay Chain. Parachains have a dedicated slot on the Relay Chain for execution, so their collators do not need to own DOT in order to include blocks. In addition, the Parachain will engage in some transactions itself – for example, upgrading its runtime. Parachains have their own accounts on the Relay Chain and do need to use funds to issue transactions on the Parachain’s behalf. Collators need to participate in an auction every block to progress their chain, and need to have DOT to participate in these auctions.

Governance and Modifications to the Polkadot Network

Because the Polkadot Network is managed as an open source project, the infrastructure of the Polkadot Network is not operated by a central source, but is instead maintained by the Polkadot Network’s user base. As a result, the Polkadot Network is fully autonomous and is not owned by any group. No intermediary is required to transact in DOT. The Polkadot Network includes the Relay Chain, Parachains, Bridges, and the source code that comprises the basis for the cryptography and digital protocols governing the Polkadot Network.

Polkadot uses a governance mechanism that allows it to evolve over time at the ultimate behest of its assembled stakeholders. The stated goal is to ensure that the majority of the stake can always command the network. Other blockchain technology risks major disruption when the community of users disagrees on the future path of the network via updates. In those circumstances, if a modification is not accepted by a significant percentage of users and miners, a split in the network will occur, with one group running the pre-modification source code and another running the modified source code. Such a split is known as a “hard fork.” Both the Ethereum network and the Bitcoin network, in their operating histories, have experienced hard forks that have resulted in separate chains, Ethereum classic and Bitcoin cash, respectively. The Polkadot Network’s technology is built to avoid the disruption and inefficiencies that are created by hard forks.

In order to make any changes to the Polkadot Network, active token holders and the Governance Council together administer a network upgrade decision. To represent passive stakeholders, Polkadot introduces the idea of a Governance Council. The Governance Council is an on-chain entity composed of a number of actors, each represented as an on-chain account. On the Polkadot Network, the Governance Council consists of 13 members. Along with controlling the treasury, the Governance Council is called upon principally for three tasks of governance: proposing sensible referenda, cancelling uncontroversially dangerous or malicious referenda, and electing the technical committee. For a referendum to be proposed by the Governance Council, a strict majority of members must be in favor, with no member exercising a veto. Vetoes may be exercised only once by a member for any single proposal; if, after a cool-down period, the proposal is resubmitted, they may not veto it a second time. Governance Council motions which pass with a 3/5 (60%) supermajority, but without reaching unanimous support, will move to a public referendum under a neutral, majority-carries voting scheme. In the event that all members of the Governance Council vote in favor of a motion, the vote is considered unanimous and becomes a referendum with negative adaptive quorum biasing.

No matter whether a proposal is proposed by the public (DOT holders) or the Governance Council, it will have to be approved by a referendum of DOT holders, weighted by stake. Each referendum has a specific proposal associated with it that takes the form of a privileged function call in the runtime (and which includes the most powerful call: set-code, which switches out the entire code of the runtime, achieving what would otherwise require a hard fork). Proposals are discrete events, have a fixed period where voting happens, and are then tallied. The function call is made if the proposal is approved. In referenda, the only options in voting are “aye”, “nay”, or abstaining entirely.

Referenda can be started in one of several ways: publicly submitted proposals; proposals submitted by the Council, either through a majority or unanimously; proposals submitted as part of the enactment of a prior referendum; and emergency proposals submitted by the Technical Committee and approved by the Council.

All referenda have an enactment delay associated with them. This is the period of time between the referendum ending and, assuming the proposal was approved, the changes being enacted. For the first two ways that a referendum is launched, this is a fixed time of 28 days. For the third type, it can be set as desired. Emergency proposals deal with major problems with the network that need to be “fast-tracked”. These will have a shorter enactment time.

Anyone can propose a referendum by depositing the minimum amount of DOTs for a certain period (number of blocks). If someone agrees with the proposal, they may deposit the same amount of DOTs to support it. This action is called seconding. The proposal with the highest amount of bonded support will be selected to be a referendum in the next voting cycle. Note that this may be different than the absolute number of seconds; for instance, three accounts bonding 20 DOT each would “outweigh” ten accounts bonding a single DOT each. The bonded tokens will be released once the proposal is tabled (that is, brought to a vote). There can be a maximum of 100 public proposals in the proposal queue. There can only be one active referendum at any given time, except when there is also an emergency referendum in progress.

Every 28 days on Polkadot, a new referendum will come up for a vote, assuming there is at least one proposal in one of the queues. There is a queue for proposals that have been approved by the Governance Council and a queue for publicly submitted proposals. The referendum to be voted upon alternates between the top proposals in the two queues. The “top” proposal is determined by the amount of stake bonded behind it. If the given queue whose turn it is to create a referendum has no proposals (i.e., the queue is empty), and there are proposals waiting in the other queue, the top proposal in the other queue will become a referendum. Multiple referenda cannot be voted upon in the same time period, excluding emergency referenda. An emergency referendum occurring at the same time as a regular referendum (either public- or Governance Council-proposed) is the only time that multiple referenda will be able to be voted on at once.

To vote, a voter generally must lock up their tokens for at least the enactment delay period beyond the end of the referendum. This is in order to ensure that some minimal economic buy-in to the result is needed and to dissuade vote selling. It is possible to vote without locking at all, but your vote is worth a small fraction of a normal vote, given your stake. At the same time, holding only a small amount of tokens does not mean that the holder cannot influence the referendum result, thanks to time-locking.

Depending on which entity proposed the proposal and whether all Council members voted yes, there are three different scenarios:

●	Super-Majority Approve: a positive turnout bias, whereby a supermajority of aye votes is required to carry at low turnouts, but as turnout increases towards 100%, it becomes a simple majority-carries.

●	Super-Majority Against: a negative turnout bias, whereby a supermajority of nay votes is required to reject at low turnouts, but as turnout increases towards 100%, it becomes a simple majority-carries.

●	Simple-Majority: majority carries; if there are more aye votes than nay, then the proposal is carried.

DOT uses Voluntary Locking that allows token holders to increase their voting power by declaring how long they are willing to lock-up their tokens. The number of votes for each token holder will be calculated by the following formula: votes = tokens * conviction multiplier.

The conviction multiplier increases the vote multiplier by one every time the number of lock periods doubles. The maximum number of “doublings” of the lock period is set to six (and thus 32 lock periods in total). While a token is locked, you can still use it for voting and staking; you are only prohibited from transferring these tokens to another account. Votes are still “counted” at the same time (at the end of the voting period), no matter for how long the tokens are locked.

DOT introduces a concept, “Adaptive Quorum Biasing”, which functions as a lever that the Governance Council can use to alter the effective supermajority required to make it easier or more difficult for a proposal to pass in the case that there is no clear majority of voting power backing it or against it. When turnout rate is low, a supermajority is required to reject the proposal, which means a lower threshold of “aye” votes have to be reached, but as turnout increases towards 100%, it becomes a simple majority.

All three tallying mechanisms – majority carries, supermajority approve, and supermajority against – equate to a simple majority-carries system at 100% turnout.

A proposal can be canceled if the Technical Committee unanimously agrees to do so. A canceled proposal’s deposit is burned. Additionally, a two-thirds majority of the Governance Council can cancel a referendum. This may function as a last resort if there is an issue found late in a referendum’s proposal such as a bug in the code of the runtime that the proposal would institute. If the cancellation is controversial enough that the Governance Council cannot get a two-thirds majority, it will be left to the stakeholders en masse to determine the fate of the proposal.

The Technical Committee was introduced in the Kusama rollout and governance post as one of the three chambers of Kusama governance (along with the Governance Council and the Referendum chamber). The Technical Committee is composed of teams that have successfully implemented or specified either a DOT runtime or DOT Host. Teams are added or removed from the Technical Committee via simple majority vote of the Governance Council. The Technical Committee can, along with the Governance Council, produce emergency referenda, which are fast-tracked for voting and implementation. These emergency referenda are intended for use only under urgent circumstances.

Fast-tracked referenda are the only type of referenda that can be active alongside another active referendum. Thus, with fast-tracked referenda it is possible to have two active referenda at the same time. Voting on one does not prevent a user from voting on the other.

Forms of Attack Against the Polkadot Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Polkadot Network contains certain vulnerabilities. The Polkadot Network relies on a network of Validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process.

If the malicious actor cannot control the Validator nodes directly, they might attempt to compromise the Validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

This is not intended as an exhaustive list of all forms of attack against the Polkadot Network. For additional information, see “Risk Factors.”

Consensus Mechanism

The Polkadot Network uses a nominated proof-of-stake consensus mechanism. A consensus mechanism is a method for enabling the distributed network of unrelated computers (known as “nodes”) that maintain the peer-to-peer network to agree on the “state” (or authoritative record of network address ownership balances, transactions, smart contract code, and other data) of the network.  Nominated Proof of Stake (NPoS) is a consensus mechanism for blockchains where token holders, or “nominators” can back a set of validators with their stake. This allows nominators to determine who validates transactions without running a validator node themselves, while validators are responsible for producing and validating blocks. In Polkadot’s NPoS system, nominators can delegate their tokens to trusted validators, giving them voting power in selecting validators while spreading security responsibilities across the network.

Nomination and Nominee Pools

Stakers can either stake directly or can join nomination pools — the latter option is typically much cheaper for individual stakers. Nominating is the action of choosing validators. A nominator on Polkadot can nominate up to 16 validators. Nomination pools are designed to permissionlessly allow members to pool their funds together and act as a single nominator account. The minimum to join a nomination pool and earn rewards is 1 DOT on Polkadot. When a nominator joins a nominee pool, the nominator’s funds remain in its custody; however, the nominator relies on the pool administration to use them to nominate effectively, i.e., to choose effective validators. If the pool is not managed effectively, nominators may not earn the expected rewards. The pool administration’s choice of validators can lead to slashing, and pool members may thereby lose funds.

Polkadot staking rewards are paid out daily for direct stakers, and they accrue automatically. However, for members of nomination pools, rewards must be claimed manually, and transaction fees may apply.

Validators and Era Points

“Activation” is the funding of a validator to be included in the “active set”, thereby allowing the validator to participate in the Polkadot Network’s nominated proof-of-stake consensus protocol. “De-activating” is the request by a validator to exit from the active set and no longer participate in the Polkadot Network’s nominated proof-of-stake consensus protocol. To get on the active validator list, a candidate must have a stake larger than the smallest active validator.

On the Polkadot Network, validators earn rewards based on their era points, which are accrued through actions like block production and Parachain validation. The Polkadot ecosystem measures its reward cycles in a unit called an era. Polkadot eras are 24 hours long. At the end of each era, validators are paid proportionally to the amount of “era points” they have collected. “Era points” are reward points earned for payable actions such as issuing validity statements for Parachain blocks or producing a valid block on the Relay Chain.

Block rewards are shared with nominators, but the validators set the commission they take out for their costs before profits are given out. This rate can vary greatly and validators may charge anywhere between 0% and 100% as commission – for example, if a commission of 100% is chosen by the validator, the nominator would receive no rewards.

Staked DOT will be inaccessible for a fixed period of time due to the “activating” and “de-activating” or “cooling down” processes of staking DOT. On the Polkadot Network, the de-activation (unbonding) period is currently 28 days. Once the de-activation period ends, the stake becomes fully inactive and can be withdrawn. Because the Polkadot Network processes unbonding on a fixed basis, unstaking cannot be accelerated and is subject to the full unbonding period.

Validator rewards are distributed equally among all validators in the active set, regardless of the total stake behind each validator. However, individual payouts may differ based on the number of era points a validator has earned. Although factors like network connectivity can affect era points, well-performing validators should accumulate similar totals over time. Staking rewards in Polkadot can fluctuate due to differences in era points earned by para-validators and non-para-validators. Para-validators generally contribute more to the overall reward distribution due to their role in validating Parachain blocks. Validators can also receive tips from users, which incentivize them to include certain transactions in their blocks. Validators retain 100% of these tips.

The number of DOT required to engage in staking-related activity varies by activity. Joining a nomination pool, for example, can cost as little as one DOT. Creating a nomination pool can cost significantly more, at least 500 DOT. Direct staking currently costs 250 DOT.

While the exact number of Validators on the Polkadot Network is not known by the Trust, the Polkadot Network targets 600 Validators. As of December 2025, approximately 805 million DOT are staked on the Polkadot Network.

The Polkadot Network has developed technology to process blocks at high speed. Blocks are made by Collators and processed by Validators using a system of Blind Assignment for Blockchain Extension (BABE). This is time-slotting technology that relies on a 24-hour time period called an “Epoch,” broken into six second increments, or slots. Slots for blocks are assigned by a random number system to Leaders – Primary and Secondary – and as the slots are populated this leads to the building of Relay Chain blocks.

Relay Chain blocks are then evaluated by a second system using what they describe as GHOST- based Recursive Ancestor Deriving Prefix Agreement (or GRANDPA). GRANDPA finalizes large quantities of blocks to the Relay Chain at high speed. At theoretical maximum, the current version of the Polkadot Network estimates that it has the ability to process 166,666+ transactions per second (“TPS”).

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer DOT activity through the direct sending of DOT over the Polkadot Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of DOT as a means of payment is still developing and has not been accepted in the same manner as bitcoin because DOT has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of DOT. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. As the Polkadot Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Polkadot Network.

Competition

As of September 2025, more than 10,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While DOT has enjoyed some success in its limited history, the aggregate value of outstanding DOT is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. None of the information on CoinMarketCap.com is incorporated by reference into this Prospectus.

Regulation of DOT and Government Oversight

The Binance Complaint, the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors, such as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and whether it has actual use in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be offered or sold as a security.

If DOT is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Sponsor’s assessment that DOT is not offered or sold as a security.

To the extent that DOT is deemed to fall within the definition of being offered or sold as a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s DOT at a time that is disadvantageous to Shareholders.

Regulation of Digital Assets in General

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians.

In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology”, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Treasury Department’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

In January 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for digital assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

The CFTC may have regulatory jurisdiction over DOT derivatives markets, if these were to develop in the U.S. In addition, if the CFTC determines that DOT is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and market manipulation in the cash, or spot, market for DOT. The CFTC may pursue enforcement actions relating to fraud and market manipulation involving DOT and DOT markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving DOT that do not use collateral, leverage, or financing.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Polkadot Network, the DOT markets, and their users, particularly DOT spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Canada, Germany, Sweden and Switzerland have also approved exchange-traded DOT products.

The effect of any future regulatory change on the Trust or DOT is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND DOT PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that are expected trade on the Exchange. The Trust’s investment objective is to track the performance of DOT, as measured by the performance of the Pricing Benchmark, as adjusted for the Trust’s expenses and liabilities, and to reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes. In seeking to achieve its investment objective, the Trust will hold DOT and will value its Shares daily based on the DOT price reported by the Pricing Benchmark. The Trust is sponsored by 21Shares US LLC, a wholly owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX, a leading institutional digital asset prime brokerage.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use DOT by investing in the Trust’s Shares rather than purchasing, holding and trading DOT directly. The latter alternative would require selecting a DOT spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Staking

Staking requires that the Trust lock up the staked DOT and become subject to an unbonding period to unstake the staked DOT, meaning that the Trust cannot transfer the staked DOT during the time that the DOT is staked and during which it is being unbonded. As of October 31, 2025, the unbonding period on the Polkadot Network is 28 days. However, the unbonding period also may be longer than anticipated based on network activity. There is no bonding period for DOT.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s DOT that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked DOT which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s DOT that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through a DOT Custodian, and such transaction is processed by the Polkadot Network. The Staking Services Provider will not be able to transfer unstaked DOT or Staking Provider Consideration to another address on the Polkadot Network.

In addition, depending on the anticipated length of the unbonding period, the staked DOT may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if DOT is determined to be offered or sold as a security under the 1933 Act, it could be subject to significant constraints in terms of any transfer or disposal of such DOT. In such event, the Trust may consider DOT to be an “illiquid security”, which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Rewards for staked DOT may be accrued even before the staked DOT is unbonded. Once accrued, such DOT rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets—Liquidity Risk Policies and Procedures.”

Use of the CME CF Polkadot — Dollar Reference Rate — New York Variant

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME CF Polkadot — Dollar Reference Rate — New York Variant, the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd, the Benchmark Provider, that is designed to track the performance of DOT in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of DOT trading activity across major DOT spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of DOT in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Pricing Benchmark was created to facilitate financial products based on DOT and provides a USD-denominated reference rate for the spot price of DOT. The Pricing Benchmark leverages real-time prices from multiple constituent exchanges (the “Constituent Exchanges”) to provide a representative spot price. Each Constituent Exchange is weighted proportionally to its trailing 24-hour liquidity with adjustments for price variance and inactivity. The Pricing Benchmark is calculated based on the Relevant Transactions of the Constituent Exchanges. Calculation steps on any given day for which the Pricing Benchmark is published are as follows: (1) all Relevant Transactions are added to a joint list, recording the trade price and size for each transaction; (2) the list is partitioned (i.e., trades are added to a partition) into a number of equally-sized time intervals; (3) for each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions (i.e., across the Constituent Exchanges). A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and (4) the Pricing Benchmark is then given by the equally-weighted average of the volume-weighted medians of all partitions.

The use of an equally-weighted average, as opposed to a volume-weighted average, to calculate the Pricing Benchmark results in a single large trade or cluster of trades occurring in any one partition having only a limited effect on the Pricing Benchmark. Adjustments are made to the calculation for delayed data, missing data and erroneous data. “Relevant Transaction” means any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its Application Programming Interface (“API”) to the Benchmark Provider. “TWAP Period” means the 60 minutes leading up to 4:00 p.m. London time. For more information on how the Benchmark Provider calculates the Pricing Benchmark, see the CME CF Cryptocurrency Reference Rates Methodology Guide available on the Benchmark Provider’s website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

As of December 31, 2025, the Constituent Exchanges included in the Pricing Benchmark that is utilized by the Trust are Coinbase, Kraken and Crypto.com. As of December 31, 2025, Coinbase made up 69.21% and Kraken made up 16.71% of the market share by trading volume of the Pricing Benchmark, with Crypto.com holding the remaining 14.08% of the market share by trading volume. Coinbase provides a platform for people to engage with digital assets through trading, staking, and other activities. For the nine months ended September 30, 2025, Coinbase had a trading volume of $925,000,000,000. Kraken also provides a platform for people to engage with digital assets with accessible trading and investment options. For the nine months ended September 30, 2025, Kraken had a trading volume of $576,800,000,000.

Coinbase provides a platform for people to engage with digital assets through trading, staking, and other activities. The Constituent Exchanges had an aggregate trading volume in the DOT-USD pair during the four quarterly periods from January 1, 2025 to December 31, 2025 as shown in the table below:

Aggregate Trading Volume of DOT-USD Markets (US$)
Period	Coinbase	Kraken	Crypto.com
2025 Q1	879,007,612.77	234,334,401.81	N/A
2025 Q2	535,806,436.46	133,547,908.50	N/A
2025 Q3	865,443,724.76	216,206,540.58	64,814,464.45
2025 Q4	631,942,642.85	170,003,820.61	134,477,635.72

The table below reflects the market share of each of the Constituent Exchanges included in the Pricing Benchmark using data observed by the Benchmark Provider through the public APIs of the Constituent Exchanges from January 1, 2025 to December 31, 2025:

Market Share of DOT-USD Trading
Period	Coinbase	Kraken	Crypto.com
2025 Q1	78.95%	21.05%	N/A
2025 Q2	80.05%	19.95%	N/A
2025 Q3	75.49%	18.86%	5.65%
2025 Q4	67.48%	18.15%	14.36%

Coinbase operates as a remote-first company and has no physical headquarters, is registered as a money services business with FinCEN, and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states. Kraken’s headquarters are located in San Francisco, California, is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states.

While each of the Constituent Exchanges is subject to a range of federal and state laws regarding various aspects of their functioning, none of the Constituent Exchanges are currently registered with the SEC as a national securities exchange, broker dealer or clearing agency. Further information regarding the domicile, regulation and legal compliance of the Constituent Exchanges may be found, where available, on the websites for such Constituent Exchanges and public registers for compliance with local regulations, among other places.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through the Benchmark Provider’s codified policies for Pricing Benchmark integrity. The Pricing Benchmark is administered through the Benchmark Provider’s codified policies for Pricing Benchmark integrity, including a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of the Chicago Mercantile Exchange (the “CME”) (such members, the “CME Members”); (ii) one who is a representative of the Benchmark Provider (“CF Member”); and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of DOT and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in DOT conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the benchmark level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

The Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of DOT, thereby affecting the valuation of the Trust’s assets and the NAV per Share.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com/data/indices/DOTUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

A trading venue is eligible as a “Constituent Exchange” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant digital asset base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Exchange” does not fall or become unavailable to a degree that impacts the integrity of the Pricing Benchmark given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended. An “Accepted Asset” means a digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and the European Union.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds for it to be admitted as a constituent exchange.

2.	The average daily volume the venue would have contributed during the observation window for the reference rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

3.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

4.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

5.	The venue complies with applicable law and regulation, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC and AML regulations.

6.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data sharing agreements with CME Group. Once admitted, a constituent exchange must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a constituent exchange fall below 3% for any reference rate, then the continued inclusion of the venue as a constituent exchange to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for addition to the list of Constituent Exchanges by any member of the public, exchange or the CME CF Oversight Committee.

The Sponsor has selected the Pricing Benchmark for its quality and rigor as well as its broad, well-balanced universe, which the Sponsor believes best reflects the market price of DOT.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Pricing Benchmark Licensing Agreement”). The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides each of the Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Pricing Benchmark to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

As the Pricing Benchmark is calculated as a price return, it does not track airdrops involving DOT. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit an ‘airdrop’ could adversely impact an investment in the Trust.”

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY PRICING BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

NAV DETERMINATIONS

Calculation of NAV and NAV per Share

The Trust’s NAV will be calculated based on the Trust’s net asset holdings as reconciled to the DOT Custodians’ accounts on a market approach, determined on a daily basis in accordance with the Pricing Benchmark price as promptly as practicable after 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the DOT held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple DOT spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

The Trust’s NAV per Share is calculated by:

●	taking the current market value of its total assets based on the DOT price determined by the Pricing Benchmark;

●	subtracting any liabilities; and

●	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate DOT price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, Solactive will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent DOT pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of DOT. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. Solactive will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants. Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for DOT across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot DOT liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot DOT were to occur across multiple exchanges, whether due to breaches or otherwise.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Calculation of Principal Market NAV and Principal Market NAV per Share

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of DOT is determined using the fair value of DOT based on the price in the DOT market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date, rather than using the Pricing Benchmark.

The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in DOT markets and its operations that would require a change in the Sponsor’s determination of the Trust’s principal market.

The Trust identifies and determines the DOT principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and the DOT Counterparties.

ASC 820-10 determines fair value to be the price that would be received for DOT in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that DOT is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.

The Trust receives DOT from DOT Counterparties and may also transact on any “Digital Asset Markets”, which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets and scopes in the markets that the Trust reasonably believes are operating in compliance with applicable laws and regulations and those that are accessible to the Trust and the Authorized Participants.

Second, the Trust sorts the remaining Digital Asset Markets from high to low based on volume and level of activity of DOT traded on each Digital Asset Market.

Third, the Trust then reviews intra-day pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity, and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market.

As a result of the analysis, the Trust will select an Exchange Market as the Trust’s principal market. Based on the Trust’s initial assessment, the NAV and NAV per Share will be calculated using the fair value of DOT based on the price provided by this Exchange, as promptly as practicable after 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust anticipates that this Exchange will be normally transacted on by both the Trust and the DOT Counterparties.

The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Sponsor’s determination of the Trust’s principal market.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in DOT recorded by the Trust for financial reporting purposes is the fair value of DOT at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by an Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on October 29, 2024 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of DOT represented by the NAV of the Baskets being created or redeemed. The total amount of DOT required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot DOT market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.30% of the Trust’s NAV weekly. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in DOT weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.30% annualized rate to the Trust’s NAV, and the amount of DOT payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the DOT Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Trust will be responsible for DOT-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the DOT Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of not in excess of $100,000 per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense, if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust.

After the payment of the Sponsor Fee to the Sponsor, the Sponsor may elect to convert some or all of the Sponsor Fee into cash by selling this DOT at market prices, in the Sponsor’s sole discretion. Due to the variance in market prices for DOT, the rate at which the Sponsor converts DOT to cash may differ from the rate at which the Sponsor Fee was initially paid in DOT.

The DOT Custodians will assume the transfer fees associated with the transfer of DOT to the Sponsor with respect to the Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of DOT to pay the Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Sponsor to convert DOT received in payment of the Sponsor Fee into cash.

Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the DOT Custodians to transfer DOT from the Trust’s Cold Vault Balance as needed to pay the Sponsor’s Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of DOT needed to pay applicable expenses. The Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s DOT be exchanged for U.S. Dollars. Under such circumstances, the Trust will not utilize the DOT Custodians to arrange for the sale of the Trust’s DOT to pay the Trust’s expenses and liabilities. Rather, the Sponsor will arrange for the Prime Broker or another third-party digital asset trading platform to exchange the Trust’s DOT for U.S. dollars in such a situation.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its DOT;

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of DOT for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Shareholders elect to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or any of the DOT Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s DOT assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying DOT holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the DOT Custodians, or the Benchmark Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

The Sponsor is a wholly-owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX. At present, the respective primary business activities of 21co Holdings Limited and FalconX are, with respect to 21co Holdings Limited, providing exchange traded products and technology services in the digital asset space through its subsidiaries and, with respect to FalconX, providing comprehensive access to global digital asset liquidity and a full range of trading services (including through its affiliates).

21Shares AG, an affiliate of the Sponsor, has considerable experience issuing and operating exchange-traded products that provide exposure to digital assets, operating such exchange-traded products since 2018. As of January 1, 2026, 21Shares AG oversees approximately $7.56 billion in assets under management and 67 digital asset-related exchange-traded products across various jurisdictions. Although the Sponsor is a relatively new entity within the broader structure of 21Shares AG and its affiliates (collectively, the “21Shares Group”), the Sponsor utilizes a similar management team that the 21Shares Group has used in issuing and operating these exchange-traded products. Since June 2021, September 2023, June 2024, June 2024 and April 2025, the Sponsor has served as sponsor to Ark 21Shares Bitcoin ETF, 21Shares Ethereum ETF, 21Shares Solana ETF, 21Shares XRP ETF and 21Shares Dogecoin ETF, each an exchange-traded product registered under the 1933 Act and which provide exposure to spot bitcoin and trades and spot Ethereum and trades, and which trade on national securities exchanges under the symbols “ARKB,” “TETH,” “TSOL,” “TOXR” and “TDOG,” respectively. The Sponsor also serves as sponsor to the following entities: (i) 21Shares Sui ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on May 1, 2025; (ii) 21Shares Ondo ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on July 22, 2025; (iii) 21Shares Sei ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on August 28, 2025; (iv) 21Shares Injective ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on October 20, 2025; and (v) 21Shares Hyperliquid ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on October 29, 2025. If any of these products are subsequently declared effective by the SEC, they each expect to become exchange-traded products registered under the 1933 Act that will provide exposure to spot digital assets and will trade on an exchange. Additionally, since November 2025, the Sponsor serves as sub-adviser to four investment companies registered under the 1940 Act.

The principal office of the Sponsor is:

21Shares US LLC

477 Madison Avenue, 6th Floor

New York, New York 10022

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General duty of care of Trustee.

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including the determination of NAV, NAV per Share, Principal Market NAV and Principal Market NAV per Share. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The DOT Custodians

The DOT Custodians are responsible for safekeeping all of the DOT owned by the Trust. The DOT Custodians were selected by the Sponsor. The DOT Custodians have responsibility for opening the DOT Accounts, as well as facilitating the transfer of DOT required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing DOT market data relating to the calculation and maintenance of the Pricing Benchmark.

The Staking Services Provider

Coinbase Crypto Services, LLC is expected to serve as the Staking Services Provider to the extent the Sponsor determines to stake a portion of the Trust’s DOT.

The Marketing Agent

The Marketing Agent is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The DOT Custodians will keep custody of the Trust’s DOT. The transfer of DOT to and from DOT Counterparties is directed by the Sponsor.

The DOT Custodians will keep custody of all of the Trust’s DOT, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The DOT Custodians will keep a substantial portion of the private keys associated with the Trust’s DOT in the Cold Vault Balance, with any remainder of the Vault Balance held as a “Hot Vault Balance.” The Trust expects that nearly all of the Trust’s assets and private keys will be held in cold storage with the DOT Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. Similarly secure technology used by the DOT Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s DOT is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the DOT Custodians will generally keep a substantial portion of the Trust’s DOT in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s DOT will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell DOT including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s DOT held in the Cold Vault Balance by the DOT Custodians are held in segregated wallets and therefore are not commingled with the assets of the DOT Custodians’ or their other respective customer assets.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The DOT Custodians may receive deposits of DOT but may not send DOT without use of the corresponding private keys. In order to send DOT when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a DOT Custodian can upload the fully signed transaction to an online network and transfer the DOT. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at each of the DOT Custodians are involved in private key management operations, and the DOT Custodians have represented that no single individual of any DOT Custodian has access to their respective full private keys.

The DOT Custodians’ internal audit teams perform periodic internal audits over custody operations, and each of the DOT Custodians have represented that SOC attestations covering private key management controls are also performed on the DOT Custodians by external providers.

The DOT Custodians maintain commercial crime insurance policies, which are intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by each of the DOT Custodians are shared among all of such DOT Custodians’ respective customers, is not specific to the Trust or to customers holding DOT with the DOT Custodians and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

DOT held in the Trust’s accounts with the DOT Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the DOT Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the DOT Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the DOT Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to an airdrop or similar event, the DOT Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Polkadot Network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements provide that, unless specifically communicated by the DOT Custodians and their affiliates through written public statements on their respective websites, the DOT Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with DOT.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Furthermore, under the Custodial Services Agreements, the DOT Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is as follows, among others: (i) the Coinbase Custodian’s aggregate liability with respect to any breach of its obligations under the Coinbase Custodial Services Agreement shall not exceed the aggregate amount of fees paid by the Trust to the Coinbase Custodian in respect of the Prime Broker Services in the 12 months prior to the event giving rise to such liability; (ii) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported DOT on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (iii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (v) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s DOT or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the BitGo Custodial Services Agreement during the twelve-month period immediately preceding the first incident that caused the liability.

The DOT Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the DOT Custodians. Under the Custodial Services Agreements, except in the case of its gross negligence, fraud, or willful misconduct, or breach of the BitGo Custodial Services Agreement in the case of the BitGo Custodian, the DOT Custodians shall not have any liability for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack.

The DOT Custodians may terminate the Custodial Services Agreements for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate DOT custodians at any time. The Sponsor may, in its sole discretion, change the DOT Custodians for the Trust’s DOT holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such DOT custodians. Should the Sponsor choose to add or terminate a DOT Custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, and, in any case, within four business days of such termination or addition.

STAKING OF THE TRUST’S ASSETS

The Trust’s staking model aims to maximize the portion of the Trust’s DOT available for staking while controlling for liquidity and redemption risks. The model determines an optimal utilization rate by balancing expected yield against potential costs (including borrowing costs during redemptions, assuming we have access to suitable credit).

The Staking Services Provider will exercise no discretion as to the amount of the Trust’s DOT to be staked or the timing of the Staking Activities. While the Trust may stake a maximum of 100% of its DOT holdings, the amount of DOT that remains unstaked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between 40% and 70% of the DOT it holds, although the amount of DOT that is staked may be lesser or greater from time to time. The holdings, the precise percentage to be staked will be based on the estimated liquidity needs of the Trust and other factors, as determined by the Sponsor. In determining how to stake the DOT held by the Trust, and how much DOT to stake, the Trust’s model operates on the following key parameters:

●	Unbonding period: The number of days required for unbonding staked assets as dictated by the Polkadot Network protocol;

●	ETF Historical redemption patterns: The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

●	Size of the Trust & Concentration: A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

●	Staking Services Provider performance: The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

●	Market conditions monitoring: The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Sponsor intends to make available on its website the current percentage of the Trust’s DOT being staked on a daily basis. None of the information on the Sponsor’s website is incorporated by reference into this Prospectus.

The rewards owed or paid to the Custodians as compensation for the Staking Services Providers reduce the amount of DOT rewards that are generated from the Staking Activities that are available in the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to compensation determined as a portion of the staking rewards, which is generally expected to be determined by a low single-digit percentage of the overall rewards amount (the “Staking Provider Consideration”). The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the DOT Custodians’ own accounts. While operating as a private trust, the Trust paid 15% of the Trust’s staking rewards to the Sponsor. However, upon our listing on the Exchange, the Trust will pay 25% of the staking rewards generated by the Staking Activities after deduction of the Staking Provider Consideration to the Sponsor, and the Trust will retain the remainder. The Trust will distribute its staking rewards directly to Shareholders.

The Trust intends to pay cash distributions at least quarterly to Shareholders to distribute staking rewards earned by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of DOT held by the Trust, the percentage of the Trust’s DOT that is staked, network staking participation rates, protocol reward rates on the Polkadot Network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned.

The Sponsor has entered into the Staking Services Agreement with Coinbase Crypto Services, LLC, a Delaware limited liability company (“Coinbase Crypto”). Pursuant to that agreement, Coinbase Crypto will provide the Sponsor with certain services, including the following, on any network protocol and/or blockchain that is supported by Coinbase:

(i)	staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network;

(ii)	support for eligible changes, improvements, extensions or other new versions thereof on the network; and

(iii)	development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables.

The Staking Services Agreement with Coinbase Crypto has an initial term of two years, which automatically renews at the end of such a period. The Trust may, from time to time, and at any time, engage additional staking providers besides Coinbase Crypto. The percentage of rewards to be paid to each such staking provider may vary and may be more or less than the amount paid by us to Coinbase Crypto. Rewards from staking will be shared, distributed and added to the assets of the Trust periodically. Specifically, staking rewards that accrue to the Trust on or before the calculation of the Trust’s end-of-day NAV will be added to the assets of the Trust, irrespective of whether the staked DOT has been unbonded at such time.

Liquidity Risk Policies and Procedures

The Trust balances earning staking rewards with maintaining liquidity to meet redemptions. To do so, the Sponsor sets a target range for the portion of assets staked (“Utilization Rate” or “UR”), which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, projected staking yields, staking provider reliability, secondary market liquidity, and broader market conditions. The Trust’s target UR range is determined by analyzing a broad set of factors, including:

●	protocol-specific lock-up or unbonding periods, and whether such periods are fixed or variable;

●	the Trust’s historical redemption activity during comparable lock-up horizons;

●	drawdowns observed in correlated assets under similar timeframes;

●	the size of the Trust’s assets under management;

●	the concentration and distribution of the investor base;

●	expected staking yields and how they evolve over time;

●	the reliability and performance of staking providers, including uptime and slashing history;

●	secondary market indicators such as share trading volume, bid-ask spreads, and premiums/discounts; and

●	broader forward-looking market conditions, including liquidity regimes, network events, and protocol upgrades.

Staked assets may be considered restricted during their unbonding period, while unstaked assets remain, and are considered, liquid. We monitor these factors daily under both normal and stressed market conditions. If redemption activity pushes the staked portion above our target range, we will initiate un-staking to bring the Trust back within its liquidity parameters.

The Trust has written liquidity risk policies and procedures reasonably designed to address the redemption risks specified in the generic listing standards. In accordance with the generic listing standards, those liquidity policies address:

●	the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including holdings in derivatives and whether the investment strategy is appropriate for effective and efficient arbitrage;

●	holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources; and

●	the percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred, or assigned.

The Trust is permitted to hold only the underlying DOT, but to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, the Trust may enter into derivatives, cash and cash equivalents and borrowing arrangements and other funding sources.

Prime BRoker

Pursuant to the Prime Broker Agreement, a portion of the Trust’s DOT holdings and cash holdings from time to time may be held with the Prime Broker, an affiliate of the Coinbase Custodian, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. The amount of DOT that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s DOT held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell DOT on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the DOT in the Trust’s Trading Balance in cold storage or to hold any such DOT in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the DOT credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular DOT (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the DOT (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s DOT (and cash) held on behalf of the Prime Broker’s customers.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of DOT that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the DOT in the Trust’s Trading Balance in cold storage or to hold any such DOT in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the DOT credited to the Trust’s Trading Balance.

To the extent the Trust sells DOT through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of DOT by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests, which may adversely impact the value of an investment in the Shares.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Once the Sponsor, on behalf of the Trust, places an order to purchase or sell DOT on the Trading Platform in connection with the creation or redemption of Shares via a cash transaction, the associated DOT or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Broker may terminate the Prime Broker Agreement in its entirety for any reason and without Cause by providing at least ninety (90) days’ prior written notice to the Trust. The Trust may terminate the Prime Broker Agreement in its entirety for any reason and without Cause by providing at least 30 (thirty) days’ prior written notice to the Prime Broker; provided, however, the Trust’s termination of the Prime Broker Agreement shall not be effective until the Trust has fully satisfied its obligations the Prime Broker Agreement.

The Prime Broker and the Coinbase Custodian may, in their sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Prime Broker Agreement for Cause, at any time and with prior notice to the Trust.

For purposes of the Prime Broker Agreement, “Cause” shall mean: (i) the Trust (a) fails to make a payment when due or (b) materially breaches any provision of this Prime Broker Agreement and such breach is not cured within one (1) Business Day after notice of such breach is given to Trust in the case of a payment-related breach or is not cured within ten (10) Business Days after notice of such breach is given to Trust in the case of a non-payment related breach; (ii) the Trust takes any action to dissolve or liquidate, in whole or part; (iii) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Trust becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) termination is required pursuant to a court order or binding order of a government authority; (vi) the Trust’s account with the Prime Broker is subject to any pending litigation, investigation or government proceeding that is reasonably likely to affect the legality, validity or enforceability against it of the Prime Broker Agreement or its ability to perform its obligations under the Prime Broker Agreement; or (vii) the Prime Broker reasonably suspects Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker’s services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties, and Trust fails to provide the Prime Broker written evidence reasonably acceptable to the Prime Broker of Trust’s non-circumvention of such controls within three (3) Business Days following written notice from the Prime Broker.

The Trust may terminate this Prime Broker Agreement upon prior notice to the Prime Broker upon an event which constitutes “Coinbase Cause.” “Coinbase Cause” means (i) the Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) the Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) the Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) termination is required pursuant to a court order or binding order of a government authority.

A decision by the Prime Broker or the Coinbase Custodian to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Prime Broker Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and the Trust acknowledges that the Prime Broker and the Coinbase Custodian are under no obligation to disclose the details of their risk management and security practices to the Trust. The parent company of the Coinbase Custodian and the Prime Broker, Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”). This policy covers the loss of client assets held by the Coinbase Custodian and the Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding DOT with the Coinbase Custodian or the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) the Prime Broker’s aggregate liability shall not exceed the aggregate fees paid by the Trust to the Prime Broker in respect of the Prime Broker Services in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (ii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew of or should have known of the possibility thereof. In general, with limited exceptions, the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses.

In connection with the Prime Broker Agreement, the Trust has entered into a Post-Trade Financing Agreement (the “Post-Trade Financing Agreement”) with Coinbase Credit, Inc. (the “Lender”), pursuant to which the Trust may borrow DOT or cash as trade credit (“Trade Credit”) the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance. This allows the Trust to buy or sell DOT through the DOT Counterparty in an amount that exceeds the cash or DOT credited to the Trust’s Trading Balance at the DOT Counterparty at the time such order is submitted to the DOT Counterparty, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsors Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the DOT price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the DOT Counterparty prior to purchasing the DOT or for the DOT held in the Vault Balance to be transferred to a Trading Balance prior to selling the DOT.

In connection with a purchase order, the Trust may first borrow cash from the Lender using the Trade Financing Agreement and then purchase DOT. In connection with a redemption order, the Trust may first borrow DOT from the Lender using the Trade Financing Agreement and then sell such DOT.

The Sponsor does not generally intend to fund the Trading Balance at the Prime Broker with sufficient cash or DOT in connection with creation and redemption transactions or to pay fees and expenses, and instead the Sponsor regularly expects to utilize the Post-Trade Financing Agreement in connection with such creation and redemption transactions or for such fees and expenses. The purpose of borrowing the DOT or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Lender is to lock in the DOT price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to a DOT Counterparty prior to purchasing the DOT or for the DOT held in the Vault Balance to be transferred to a Trading Balance prior to selling the DOT (a process which may take up to twenty four hours, or longer if the Polkadot Network is experiencing delays in transaction confirmation, or if there are other delays). In the event Trade Credits are unavailable from the Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner.

Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of DOT associated with the purchase order, the Trust may borrow Trade Credits in the form of cash from the Lender pursuant to the Post-Trade Financing Agreement or may require an Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase DOT through a DOT Counterparty on trade date, with such DOT being deposited in the Trust’s Trading Balance. For settlement of a redemption, the Trust delivers Shares to the Authorized Participant in exchange for cash received from an Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Lender. Any Financing Fee owed to the Lender shall be deemed part of trade execution costs and embedded in the trade price for each transaction and therefore is the cash-denominated responsibility of the applicable Authorized Participant. To the extent this position changes and Financing Fees owed to the Lender would be a responsibility of the Trust, such expenses could impact the net assets of the Trust over time by increasing the operational expenses of the Trust.

The Trust is currently not aware of the maximum amount of Trade Credit, but such maximum amount of Trade Credit may exist at some point in the future.

The Lender is only required to extend Trade Credits up to an authorized amount (the “Authorized Amount”) for use on the Prime Broker’s Trading Platform. Once the Lender has approved the Trust to receive Trade Credits up to the Authorized Amount, the Trust may place orders up to amounts up to the then-current amount available to the Trust to place orders (the “Available Balance”). The “Authorized Amount” will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust. The Lender is only required to extend Trade Credits to the Trust to the extent such DOT or cash is actually available to the Lender. For example, if the Lender is unable to itself borrow DOT to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Lender in good faith and in its sole discretion), the Lender is not obligated to extend Trade Credits to the Trust. The Lender is under no obligation to continue to provide Trade Credits for certain specific fiat currencies and/or digital assets, and Lender may impose black-out periods during which Trade Credits for currencies or digital assets may be unavailable.

To the extent that Trade Credits are not available, (i) there may be delays in the selling of DOT, (ii) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (iii) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV. To the extent that the execution price for sales of DOT deviates significantly from the Pricing Benchmark price used to determine the NAV of the Trust, the remaining Shareholders may be negatively impacted. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or DOT in order to sell DOT through the Prime Broker.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day). Pursuant to the Post-Trade Financing Agreement, the Trust has granted a security interest in, lien on and right of set off against all of the Trust’s right, title and interest, the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodial Services Agreements, in order to secure the repayment by the Trust of the Trade Credits and Financing Fees to the Lender. The Trust and Lender may terminate the Post-Trade Financing Agreement immediately upon giving the other party written notice. Upon such notice of termination, the Coinbase Custodian and the Prime Broker have agreed to comply with instructions and entitlement orders from the Lender with respect to the disposition of the assets in the Trust’s Trading Balance without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Lender on time and in full, the Lender shall have the right to instruct the Prime Broker (and the Prime Broker agrees to comply with such instruction) to transfer the Trust’s assets from the Trust’s Trading Balance to the Lender to repay the Trade Credit debt owed by the Trust to the Lender and/or liquidate or cancel outstanding orders.

Other than in connection with the Post-Trade Financing Agreement, (i) the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement; and (ii) the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

Interest rates on Trade Credits (the “Financing Fee”) will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Trust.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

INITIAL SEED CREATION INVESTOR

The Initial Seed Creation Investor is expected to purchase the initial seed creation baskets comprising 20,000 Shares (the “Initial Seed Creation Baskets”) at a price of $25.00 per Share. The proceeds from such sale are anticipated to be approximately $500,000. Such proceeds are expected to be used by the Trust to purchase DOT at or prior to the listing of the Shares on the Exchange. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. Any DOT acquired in connection with the Initial Seed Creation Baskets will be held by the DOT Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange.  The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “TDOT.” Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

The Authorized Participant Agreements may be terminated at any time by any party upon thirty days prior written notice to the other parties unless earlier terminated: (i) upon the Authorized Participant ceasing to be a participant of DTC (in which case the Authorized Participant Agreement will terminate automatically) (ii) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of the Authorized Participant Agreement or the procedures described or incorporated therein; (iii) at such time as the applicable Trust is terminated; or (iv) by the Authorized Participant at any time upon prior written notice in the event of a breach by the Transfer Agent of the applicable Trust or the Sponsor of any provision of the Authorized Participant Agreement, upon the insolvency or bankruptcy of any of them or of the applicable Trust.

In connection with each order by an Authorized Participant to create or redeem one or more Baskets, unless waived by the Sponsor, the Authorized Participant shall pay a transaction fee to the Sponsor. If the Authorized Participant (i) cancels a cash order before the cut-off time; (ii) delays or accepts the substitution of cash for an in-kind order in accordance with the procedure provided in the Authorized Participant Agreement; or (iii) in connection with a redemption order, fails to deliver the required cash or digital assets, as applicable, resulting in cancellation of the order, in each case the Authorized Participant shall reimburse the Sponsor for its reasonable costs.

The Sponsor has agreed to indemnify the Authorized Participant from losses arising out of untrue statements in the registration statement or Prospectus (except those based on information furnished by the Authorized Participant), breaches by the Sponsor, failure to perform obligations, or failure to comply with applicable laws. The Authorized Participant agrees to indemnify the Sponsor, Transfer Agent, and Trust from losses arising out of untrue statements based on information furnished by the Authorized Participant, misrepresentations about the Shares inconsistent with the Prospectus, breaches by the Authorized Participant, failure to complete accepted orders, or failure to comply with applicable laws. Neither party’s indemnity protects against liability arising from willful misfeasance, bad faith, or gross negligence.

The Authorized Participant Agreements provide that in the absence of gross negligence, bad faith, or willful misconduct, no party will be liable for losses arising out of mistakes in data, interruptions in communications, or acts by third-party facilitators. In addition, no party will be liable for special, indirect, or consequential damages, and no party will be liable for acts or omissions of DTC, National Securities Clearing Corporation, or other securities depositories.

The Authorized Participant Agreements are governed by the laws of the State of New York, and each party irrevocably consents to the non-exclusive jurisdiction of New York courts and waives any right to trial by jury.

Initial Seed Creation Investor; Selling Shareholder

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale or redemption of such Shares.

The Initial Seed Creation Investor is expected to purchase the Initial Seed Creation Baskets, comprising 20,000 Shares, at a price of $25.00 per Share. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be $500,000 and are expected to be used by the Trust to purchase DOT at or prior to the listing of Shares on the Exchange. The Sponsor will transact with a DOT Counterparty to acquire DOT on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor in its capacity as Initial Seed Creation Investor. Any DOT acquired in connection with the Initial Seed Creation Baskets will be held by the DOT Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

Lock-Up Period

As of the date of this Prospectus, the Foundation holds 2,400,000 Shares. For a period ending two (2) years after the date of effectiveness of this registration statement of which this Prospectus forms a part (the “Lock-up Period”), the Foundation has agreed that it shall not, without the prior written consent of the Sponsor, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares it holds, nor will the Foundation seek to have the Trust or the Sponsor redeem the Shares during the Lock-up Period. Following expiration of the Lock-up Period, the Foundation may, to the extent permitted by applicable laws, be permitted to redeem Shares in accordance with the Trust Agreement.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of DOT represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of DOT represented by the Baskets being created or redeemed, the amount of which is based on the quantity of DOT attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by an Authorized Participant’s designated agent of, DOT to the Trust’s account with a DOT Custodian in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through a DOT Custodian, will deliver DOT to such Authorized Participants or a designated agent thereof, in exchange for Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. In May 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the DOT required for such creations and redemptions. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

The DOT Counterparties are designated third parties, who may be an Authorized Participant or an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, and with whom the Sponsor has entered into agreements on behalf of the Trust that will deliver, receive or convert to U.S. dollars the DOT related to the Authorized Participants’ creation or redemption orders. Authorized Participants may deliver cash or DOT to create Shares and may (either directly, or through their designated agents) receive cash or DOT when redeeming Shares.

Generally speaking, DOT Counterparties deliver DOT related to an Authorized Participant’s purchase order to the Trust’s Cold Vault Balance. Authorized Participants and DOT Counterparties are not required to maintain accounts with the DOT Custodians.

Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participants, as cash liabilities, and not of the Trust or Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The Sponsor performs extensive due diligence as a part of its DOT Counterparty selection and onboarding process. As part of this process the Sponsor assesses DOT Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Sponsor are expected to serve as a DOT Counterparty.

DOT associated with creations and redemptions will generally be transferred to the Trust’s Vault Account (known as “on-chain” transactions). Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker. Off-chain transactions have several benefits, including instant execution, lower transaction fees, and increased privacy. Off-chain transactions may be utilized for smaller, frequent transactions where speed and cost efficiency are more important.

The Trust will be responsible for DOT-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and that the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. The Authorized Participants are responsible for only cash liabilities relating to creation and redemption costs, such as trading fees and slippage.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with a DOT Custodian in order to facilitate settlement of the Shares and DOT as described in more detail in the Creation Procedures and Redemption Procedures sections below.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the forms of Authorized Participant Agreements for more detail. The Trust Agreement and forms of Authorized Participant Agreements are filed as exhibits to the registration statement of which this Prospectus is a part, one of which provides for in-kind creations and redemptions.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.

Purchase orders must be placed by 12:00 p.m. ET, the close of regular trading on the Exchange, or another time determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Upon the Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, DOT entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash.

Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw creation requests. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly, through its designated agents, of DOT with a DOT Custodian.

To effectuate a cash creation order, an Authorized Participant will be required to prefund with cash the Trust’s purchase of DOT in an amount determined by the Sponsor. Such Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will instruct a DOT Counterparty to purchase the amount of DOT equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting DOT will be deposited in the Trust’s account with a DOT Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

To the extent the execution price of the DOT acquired by the DOT Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the applicable Authorized Participant. To the extent the execution price of the DOT acquired by a DOT Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the applicable Authorized Participant and not the Trust or Sponsor.

No Shares will be issued unless and until the Sponsor and Transfer Agent have confirmed that any outstanding DOT or cash (as applicable) due from the applicable Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or DOT Custodians or the Cash Custodian, could, in each case, have the potential to delay settlement of the DOT related to Share creations. To the extent the DOT Counterparty is not able to deliver DOT associated with a cash purchase order as of a specified time on the settlement date, the Sponsor or Transfer Agent will cancel such purchase order. To the extent that DOT transfers from the Trust’s Trading Balance to the Trust’s Cold Vault Balance are delayed due to congestion or other issues with the Polkadot Network, such DOT will not be held in cold storage in the Vault until such transfers can occur.

For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s accounts with a DOT Custodian must be credited with the required DOT by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the DOT associated with a Creation Basket Deposit will be deposited with a DOT Custodian in the Trust’s Cold Vault Balance, although in some circumstances, DOT may be deposited outside of cold storage. For example, although the DOT Custodians will keep a substantial portion of the private keys associated with the Trust’s DOT in the Cold Vault Balance, a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. Upon receipt of the DOT deposit amount in the Trust’s account with a DOT Custodian, or the cash deposit amount in the Trust’s account with the Cash Custodian, such DOT Custodian or the Cash Custodian, as applicable, will notify the Transfer Agent, the applicable Authorized Participant, and the Sponsor that the DOT or cash has been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding DOT or cash due from such Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The Authorized Participants understand and agrees that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or DOT due from the Authorized Participants have not been settled with the Trust, the applicable Purchase Order will be canceled by the Sponsor. In the event the Authorized Participant, or its designated agent, has not deposited the DOT to the Trust by the applicable time on the settlement date of the in-kind creation order, such Authorized Participant will be given one of the following options by the Trust to (i) delay settlement of the order to enable delivery of DOT at a later date, or (ii) accept that the Trust will execute a DOT transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participants are responsible for the dollar cost of the difference between the DOT price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the DOT to the extent the price realized in buying the DOT is higher than the DOT price utilized in the NAV. To the extent the price realized in buying the DOT is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive DOT or will have its designated agent receive DOT for the Shares delivered.

None of the Sponsor, the Trust, the Marketing Agent or the Transfer Agent shall be liable to an Authorized Participants if DOT Counterparties fail to deliver DOT or cash, respectively, representing the Creation Basket Deposit for such Authorized Participants’ Purchase Orders to the Trust’s accounts with the DOT Custodians or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Sponsor or Trust.

DOT held in the Trust’s accounts with the DOT Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Required Deposits

For a creation, the total amount of DOT (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of DOT or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Sponsor.

The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of DOT represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of DOT that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. Each night, the Sponsor will publish the amount of DOT that is represented by each Basket Deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after a DOT Custodian receives the required DOT (for in-kind creations) or the Cash Custodian receives the required cash (for cash creations), the Sponsor will notify the Transfer Agent that the DOT or cash, as applicable, has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash or DOT due from the applicable Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to such Authorized Participant’s DTC account on the Business Day following the purchase order date.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form;

●	it would not be in the best interest of the Shareholders of the Trust;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the DOT Custodians make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent nor the DOT Custodians will be liable for the rejection of any purchase order or Basket Deposit.

The Marketing Agent shall notify the applicable Authorized Participant of a rejection or revocation of any Purchase Order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when either the Exchange or the New York Stock Exchange are closed for regular trading.

Sell orders must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or another time as determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.

Upon the Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and applicable Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, DOT entitlement and Authorized Participant details. On the settlement date, the Sponsor and the applicable Authorized Participant will settle entirely in cash in the case of a cash redemption and in DOT in the case of an in-kind redemption.

To effectuate a redemption order via a cash transaction, an Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Sponsor, on behalf of the Trust, will instruct the DOT Counterparty to convert DOT into cash by effectuating a DOT sale executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement such the Authorized Participant (taking into account any spread, commission, or other trading costs).

The redemption distribution due from the Trust is delivered to a DOT Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor authorizes a DOT Custodian to transfer the redemption DOT amount from the account of such DOT Custodian to the applicable DOT Counterparty for conversion to cash to be distributed to an Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.

Upon receipt of the redemption distribution of DOT by a DOT Counterparty, such DOT Counterparty, as a counterparty to the Trust, shall convert the DOT associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of DOT will be made from the Trust’s Cold Vault Balance with a DOT Custodian, although in some circumstances, DOT may be transferred from outside of cold storage.

To effectuate a redemption order via an in-kind transaction, the Trust, through a DOT Custodian, will deliver DOT to an Authorized Participant, or designed agent thereof, in exchange for Shares.

DOT held in the Trust’s accounts with the DOT Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Redemption Distribution

The redemption distribution for cash redemptions from the Trust consists of a transfer to a DOT Counterparty of an amount of DOT equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of DOT to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to an Authorized Participant or its designated agent of an amount of DOT equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order.

Delivery of Redemption Distribution

In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to an Authorized Participant when they redeem Shares with the Trust. This distribution of cash will be delivered to such Authorized Participant on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver DOT to an Authorized Participant (or their designated agents) when they redeem Shares with the Trust. This distribution of DOT will be delivered to such Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET, on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of DOT is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the DOT Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the DOT Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., 1 Basket) or less.

The Marketing Agent shall notify the applicable Authorized Participant of a rejection or suspension of any redemption order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted redemption order.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participants, and each agree, individually, to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of DOT represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time such Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of DOT or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of DOT.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of DOT. Such deposits are held by the DOT Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the DOT Custodians to pay fees due to the Sponsor and to pay the Trust’s expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. On January 3, 2025, pursuant to a subscription agreement (the “Web 3.0 Technologies Subscription Agreement”), the Trust issued to the Foundation seed creation baskets consisting of 2,400,000 Shares for an aggregate purchase price in an amount equivalent to $60,000,000 in DOT. The Shares issued to the Foundation pursuant to the Web 3.0 Technologies Subscription Agreement are subject to certain lock-up restrictions, which are described in further detail above. See “Plan of Distribution – Initial Seed Creation Investor; Selling Shareholder – Lock-Up Period.” Gavin Hoyle, Aeron Buchanan, Yusuke Obinata and Kenneth Kappler hold ultimate dispositive and voting power of the Shares held by the Foundation by virtue of their membership on the council of the Foundation. The business address of such persons is Gotthardstrasse 3, 6300 Zug, Switzerland. As of the date of this Prospectus, the Foundation is the only shareholder of the Trust.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow the Sponsor to act in ways that further its own interests which may create a conflict with Shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

The Sponsor has an affiliate, 21Shares AG, that issues various exchange traded products providing exposure to certain digital assets in non-U.S. jurisdictions. Further, the Sponsor may have a conflict with respect tot any future transactions that may be entered into with either the Sponsor’s ultimate parent company, FalconX, a leading institutional digital asset prime brokerage, or with any of the other affiliates of FalconX. In addition, the Sponsor’s affiliate(s) may take management fees in-kind in DOT, and as such, may engage in trading of the underlying asset across affiliates. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest (collectively, the “Policies”). As of the effectiveness of the registration statement of which this Prospectus forms part of, the Sponsor’s Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor has adopted policies and procedures that require certain applicable personnel pre-clear personal trading activity in which DOT is the referenced asset. The Sponsor has also implemented an “Information Barrier Policy” restricting certain applicable personnel from obtaining sensitive information. The Sponsor believes that these controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

Furthermore, the Sponsor or its affiliates may participate in transactions related to DOT, either for their own account or for account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the DOT held by the Trust and, consequently, on the market value of DOT. In addition, the Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor or its affiliates have issued, and may issue in the future, derivative instruments relating to DOT. The Sponsor’s affiliate(s) may offer investment products that offer short exposure to DOT as well as other products that offer long exposure to DOT, either of which may take market share from the Trust or affect the value of DOT or an investment in the Trust. Introduction of such competing products may affect the market value of DOT and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to DOT and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor and its employees and affiliates may engage in long or short transactions in DOT in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade DOT for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in DOT which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

From time to time, a portion of the Trust’s DOT holdings and cash holdings may be held with the Prime Broker, an affiliate of the Coinbase Custodian, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”

Resolution of Conflicts Procedures

The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust;

●	To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

●	To cause legal title to any Trust property to be held by or in the name of the Sponsor, or to have any contract entered into in the name of the Sponsor, on such terms as the Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

●	To deposit, withdraw, pay, retain and distribute the DOT on deposit in the DOT Accounts, cash on deposit with the Cash Custodian, and all other proceeds from the sale of DOT, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party (the “Trust Estate”) or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

●	To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

●	To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

●	To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the Sponsor in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

●	To appoint one or more DOT custodians or other security vendors as the Sponsor deems necessary in its sole discretion, including itself or any Affiliate, to provide for custodian, security services or to determine not to appoint any custodian or other security vendors, and to otherwise take any action with respect to the DOT Custodians or any DOT custodians or other security vendors to safeguard the Trust Estate;

●	In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

●	Delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index or benchmark provider, marketing agent(s), Authorized Participants, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

●	Perform such other services as the Sponsor believes that the Trust may from time to time require;

●	Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. However, with respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules;

●	Without limiting the generality of the foregoing, in the event of a hard fork of the Polkadot Network, the Sponsor may, in reasonable good faith, determine which peer-to-peer network, among a group of incompatible forks of the Polkadot Network, is generally accepted as the Polkadot Network and should therefore be considered the appropriate network for the Trust’s purposes;

●	In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers; and

●	Without limiting the foregoing, the Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable.

To the extent that at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

As further discussed in the Trust Agreement, the Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(b)	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the Trustee will not be personally responsible or liable for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)	the Trustee, at the expense of the Trust (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the conduct or misconduct of such agents or attorneys, custodians or nominees, if such agents, attorneys, custodians or nominees will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)	except in accepting the Trust under the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof;

(h)	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages;

(i)	the Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the trust estate, to prepare or file any document or report (including any securities or tax filings or reports, any financing or continuation statements, qualification to do business, licensing, commission filing or other filing for the Trust), or to otherwise perfect or maintain the perfection of any security interest or lien, or otherwise to take or refrain from taking any action under or in connection with the Trust Agreement except as expressly required by the terms of the Trust Agreement, and the right of the Trustee to perform any discretionary act enumerated in the Trust Agreement or in any related document shall not be construed as a duty, and no implied duties (including fiduciary duties) or obligations shall be read into the Trust Agreement or any related agreement against the Trustee; and

(j)	in no event shall the Trustee be liable for forces beyond its control including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, epidemics or pandemics, or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any DOT or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

DOT Custodians

The DOT Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its DOT and any recovery may be limited, even in the event of fraud. In addition, the DOT Custodians may not be liable for any delay in performance of any of their custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the DOT Custodians may be limited.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold Shares.

MANAGEMENT; VOTING BY SHAREHOLDERS

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of DOT held by the DOT Custodians on behalf of the Trust.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement. Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the voluntary withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of Shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the voluntary withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons, in their capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. Non-executive officers of the Sponsor will not perform policy or decision making functions for the Trust.

Russell Barlow is CEO of the Sponsor, Duncan Moir is President of the Sponsor, Edel Bashir is Chief Operating Officer of the Sponsor and Andres Valencia is the Sponsor’s Executive Vice President of Investment Management.

Mr. Russell Barlow, 51, has been the Chief Executive Officer of the Sponsor since March 1, 2025, contributing more than 25 years of expertise in regulated asset management. Previously, Russell was the Global Head of Multi Asset and Alternative Investment Solutions and Global Head of Alternative Investment Solutions at abrdn plc, a global investment company (“abrdn”). Over the course of his career, he has designed, launched and managed a wide range of investment products. Additionally, Russell has held a position as a Non-Executive Director at Archax, the UK’s first FCA-regulated digital asset exchange.

Mr. Duncan Moir, 40, has been the President of the Sponsor since March 1, 2025, with deep expertise in digital asset and blockchain strategy. Previously, Duncan was a Senior Investment Manager at abrdn. He is an independent board member of Hedera Hashgraph LLC and an advisor to Web3 companies. A University of Strathclyde graduate with a BA (Hons) in Economics, he is also a CFA and CAIA charterholder.

Ms. Edel Bashir, 46, has been the Chief Operating Officer of the Sponsor since March 1, 2025, with over 20 years of experience in asset management. Previously, Edel was the COO of Multi Asset and Alternative Investment Solutions, COO of Alternatives and a Senior Investment Manager at abrdn. Her expertise includes operation strategy, portfolio management, and hedge fund research. A graduate of University of College Cork, Ireland with a BSc in Finance, she has held senior roles across Bermuda, Dublin and Boston.

Mr. Andres Valencia, 38, is the Executive Vice President of Investment Management at the Sponsor and a member of the Executive Committee. Before Andres joined in June 2021, he was a VP of Operations at JPMorgan as part of the Beta Strategies Group and helped launch and build the company’s ETF business. Andres has over ten years of experience managing ETFs. Andres started his career in Asset Servicing at Bank of New York Mellon covering commodity and currency ETFs.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust ends September 30 of each year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel are filed herewith as exhibits to the registration statement of which this Prospectus is a part.

EXPERTS

The financial statements as of, and for the period ended, March 31, 2025, of the Trust are included herein in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS

Authorized Participant Agreements

The Trust has entered into authorized participant agreements (the “Authorized Participant Agreements”) with the Authorized Participants under which the Authorized Participants may create or redeem Shares through the Transfer Agent in aggregations of a specified number of Shares called “Creation Baskets” or “Redemption Baskets”. Authorized Participants are the only persons that may place orders to create and redeem Baskets.

The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the DOT required for such creations and redemptions. By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant.

The Authorized Participant Agreements may be terminated at any time by any party upon thirty days prior written notice to the other parties unless earlier terminated: (i) upon the respective Authorized Participant ceasing to be a participant of DTC (in which case such Authorized Participant Agreement will terminate automatically) (ii) upon notice to such Authorized Participant by the Sponsor in the event of a breach by such Authorized Participant of the applicable Authorized Participant Agreement or the procedures described or incorporated therein; (iii) at such time as the applicable Trust is terminated; or (iv) by such Authorized Participant at any time upon prior written notice in the event of a breach by the Transfer Agent of the applicable Trust or the Sponsor of any provision of the applicable Authorized Participant Agreement, upon the insolvency or bankruptcy of any of them or of the applicable Trust.

In connection with each order by an Authorized Participant to create or redeem one or more Baskets, unless waived by the Sponsor, the Authorized Participant shall pay a transaction fee to the Sponsor. If an Authorized Participant (i) cancels a cash order before the cut-off time; (ii) delays or accepts the substitution of cash for an in-kind order in accordance with the procedure provided in the Authorized Participant Agreement; or (iii) in connection with a redemption order, fails to deliver the required cash or digital assets, as applicable, resulting in cancellation of the order, in each case, the Authorized Participant shall reimburse the Sponsor for its reasonable costs.

The Sponsor agrees to indemnify, defend and hold harmless the Authorized Participant and its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons, from and against any loss, damage, expense, liability or claim (each a “Sponsor Indemnified Person”) (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Participant or any such person may incur, insofar as such loss, damage, expense, liability or claim is based upon (i) any untrue statement of a material fact contained in the registration statement or in a prospectus; (ii) any untrue statement of a material fact or breach by Sponsor of any covenant, representation or warranty contained in the Authorized Participant Agreement; (iii) the failure by the Sponsor, a Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained in the Authorized Participant Agreement or in the prospectus; (iv) any material breach by the Sponsor of any provision of the Authorized Participant Agreement that relates to the Sponsor; (v) actions of such Sponsor Indemnified Person in reasonable reliance upon any instructions or representations made by the Sponsor or the applicable Trust in accordance with the Authorized Participant Agreement or Exhibit B thereto; or (vi) the failure by the Sponsor, a Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets. In no case is the indemnity in favor of the Sponsor Indemnified Persons to be (x) deemed to protect such persons against any liability to the Sponsor or the applicable Trust to which the Authorized Participant would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Authorized Participant Agreement or (y) intended to cover any loss of cash or digital assets by any third party facilitator used by an Authorized Participant in connection with purchase orders and redemption orders as set forth in Exhibit B thereto.

Each Authorized Participants agrees to indemnify, defend and hold harmless each of the applicable Trust, the Transfer Agent, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur (i) in connection with any untrue statement of a material fact contained in information furnished by such Authorized Participant to the Sponsor for use in the registration statement or in a prospectus; (ii) that is based upon any omission to state a material fact in connection with such information required to be stated in such registration statement or such prospectus; (iii)(A) any representation by such Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the applicable Trust that is not consistent with the applicable Trust’s then-current prospectus and (B) any untrue statement or of a material fact contained in any research reports, marketing material and sales literature to the extent that such statement relates to the Shares or any AP Indemnified Party, unless, in either case of clauses (iii)(A) and (iii)(B), such representation was made or included by such Authorized Participant at the written direction of the Sponsor, the applicable Trust or a service provider to the applicable Trust (but such Authorized Participant shall not be required to indemnify and hold harmless an AP Indemnified Party for any losses to the extent caused by the gross negligence, fraud or willful malfeasance of an AP Indemnified Party, or violation of law or of the Procedures by any other authorized participant or its agent or customers); (iv) any material breach by such Authorized Participant of any provisions of the applicable Authorized Participant Agreement that relates to such Authorized Participant, including its representations, warranties and covenants; (v) any material failure on the part of such Authorized Participant to perform any of its obligations set forth in the applicable Authorized Participant Agreement; or (vii) any failure by such Authorized Participant to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to such Authorized Participant’s transactions in, and activities with respect to, Shares under the applicable Authorized Participant Agreement. The Authorized Participants will also indemnify each AP Indemnified Person from and against any reasonable loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions reasonably believed by an AP Indemnified Party to be genuine and have been given by such Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of such Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to such Authorized Participant to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under such Authorized Participant Agreement.

The Authorized Participant Agreements are governed by the laws of the state of New York.

Cash Custody Agreement

The Trust has entered into a cash custody agreement (“Cash Custody Agreement”) with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement with respect to one or more series of the Trust by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care.

The Cash Custody Agreement is governed by the laws of the state of New York.

Fund Administration and Accounting Agreement

Under the Fund Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Fund Administration and Accounting Agreement. In addition, the Administrator may terminate its services for certain material breaches of the Fund Administration and Accounting Agreement.

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creations and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor, or if such quotes are unavailable, then obtaining such prices from the Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The responsibilities of the Administrator also include providing financial reporting services for the Trust, including (i) preparing financial statements for the Trust; (ii) preparing periodic shareholder reports for the Trust; and (iii) preparing, circulating and maintaining the Trust’s financial reporting production calendar.

The responsibilities of the Administrator also include providing tax services for the Trust, including preparing annual grantor trust tax reporting statements for the Trust’s review and approval.

In addition, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The fees of the Administrator are paid by the Trust. In addition, the Trust shall reimburse the Administrator for reasonably and documented out-of-pocket expenses as are incurred by the Administrator in performing its duties under the Fund Administration and Accounting Agreement.

The Administrator shall exercise the standard of care and diligence that a professional service provider would observe in the provision of the services rendered pursuant to this Agreement. Except as otherwise provided in the Fund Administration and Accounting Agreement, the Administrator and any affiliate of the Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims, including reasonable and documented attorney’s and accountants’ fees (collectively, “Losses”) incurred by or asserted against the Trust, except those Losses arising out of the Administrator’s own gross negligence, bad faith or willful misconduct. In addition, the Administrator shall not be liable for any Losses for delays caused by circumstances beyond the reasonable control of the Administrator or any agent of the Administrator and which adversely affect the performance by the Administrator of its obligations and duties under the Fund Administration and Accounting Agreement or by any other agent of the. Upon the occurrence of any such delay or failure, the Administrator shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

Transfer Agency and Services Agreement

Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Creation Baskets; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Services Agreement will have a three-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

Custodial Services Agreement

The Coinbase Custodian and the BitGo Custodian serve as the DOT Custodians for the Trust and hold all of the Trust’s DOT on the Trust’s behalf.

The DOT Custodians keep custody of all the Trust’s DOT, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The DOT Custodians keep a substantial portion of the private keys associated with the Trust’s DOT in “cold storage” or similarly secure technology.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s DOT are generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the DOT Custodians will generally keep a substantial portion of the Trust’s DOT in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s DOT will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell DOT including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s DOT held in the Cold Vault Balance by the DOT Custodians are held in segregated wallets and therefore are not commingled with each such DOT Custodian’s assets or the assets of each such DOT Custodian’s other customers.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The DOT Custodians may receive deposits of DOT but may not send DOT without use of the corresponding private keys. In order to send DOT when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the DOT Custodians can upload the fully signed transaction to an online network and transfer the DOT. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at each of the DOT Custodians are involved in private key management operations, and the DOT Custodians have represented that no single individual has access to their respective full private keys.

The DOT Custodians’ internal audit teams perform periodic internal audits over custody operations, and the DOT Custodians have each represented that SOC attestations covering private key management controls are also performed on the DOT Custodians by external providers.

The DOT Custodians maintain commercial crime insurance policies, which are intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by each DOT Custodian is shared among all of such DOT Custodians’ respective customers, is not specific to the Trust or to customers holding DOT with such DOT Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

DOT held in the Trust’s accounts with the DOT Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the DOT Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the DOT Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the DOT Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to an airdrop or similar event, the DOT Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Polkadot Network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements provide that, unless specifically communicated by the DOT Custodians and their affiliates through written public statements on their respective websites, the DOT Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with DOT.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Under the Custodial Services Agreements, the DOT Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is as follows, among others: (i) the Coinbase Custodian’s aggregate liability with respect to any breach of its obligations under the Coinbase Custodial Services Agreement shall not exceed the aggregate amount of fees paid by the Trust to the Coinbase Custodian in respect of the Prime Broker Services in the 12 months prior to the event giving rise to such liability; (ii) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported DOT on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (iii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (v) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s DOT or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the BitGo Custodial Services Agreement during the twelve-month period immediately preceding the first incident that caused the liability.

The DOT Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the DOT Custodians. Under the Custodial Services Agreements, except in the case of its gross negligence, fraud, or willful misconduct, or breach of the BitGo Custodial Services Agreement in the case of the BitGo Custodian, the DOT Custodians shall not have any liability for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack.

The Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate DOT custodians at any time. The Sponsor may, in its sole discretion, change the DOT Custodians for the Trust’s DOT holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such DOT custodians. Should the Sponsor choose to terminate a DOT Custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Creation Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.

Pricing Benchmark Licensing Agreement

Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides each of the Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Index Data to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

Staking Services Agreement

Pursuant to the Staking Services Agreement, the Staking Services Provider is generally responsible for providing blockchain-network infrastructure and related services to the Trust. The Staking Services Provider’s obligations include (i) maintaining full nodes for each supported blockchain network; (ii) processing Trust transactions to the applicable network; (iii) monitoring network health and performance and notifying the Trust and Sponsor of any service interruptions or degradations; and (iv) providing diagnostic, corrective and development support as reasonably requested by the Trust and Sponsor.

The Staking Services Agreement will remain in effect until terminated by either party upon sixty (60) days’ prior written notice to the other party, subject to any “unbonding period” or other limitations imposed by the applicable supported blockchain network protocol. The Staking Services Agreement may be terminated (in whole, or in respect of any Order Schedule) by a party: (a) if the other party materially breaches a provision of the Staking Services Agreement and fails to cure such breach within ten (10) days (five (5) days in the case of non-payment) after receiving written notice of such breach from the non-breaching party; (b) immediately upon written notice if the other party (i) is in material breach of any applicable law or regulation; or (ii) is or becomes subject to any bankruptcy, insolvency, or similar proceeding or makes an assignment for the benefit of creditors. Upon expiration or termination, all accrued payment and other obligations survive.

The Trust has agreed to indemnify, defend and hold harmless the Staking Services Provider and its affiliates, and their respective officers, directors, employees and agents from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) related to (i) any claim or action that arises from or relates to the Trust’s breach of any material representation or warranty made under the Staking Services Agreement; (ii) any claim or action brought by a third party that is related to or arises from the Trust’s (including its affiliates, authorized users, representatives and end users) (a) breach of any material obligation under the Staking Services Agreement; (b) unauthorized or improper use of the Staking Services Provider’s services; or (c) gross negligence or intentional misconduct, including but not limited to any failure to abide by applicable law or regulatory requirements as reasonably known by the industry at the time the acts in question are committed; (iii) arising from or related to a breach of applicable privacy or data protection laws with respect to the Trust’s end users, except to the extent caused by the Staking Service Provider’s gross negligence or intentional misconduct; and (d) any tax liability, including penalties, duties and interest levied by any government on the Participatory Rewards (other than taxes based on Coinbase’s net income).

The Staking Services Provider has agreed to defend, indemnify and hold harmless the Trust and its affiliates, officers, directors, employees, agents, shareholders, successors and permitted assigns from and against any and all settlement amounts or direct damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of any third-party claim that (a) that the Staking Services Provider’s platform infringes a valid U.S. patent, or other U.S. intellectual property right of such third party, unless arising from or related to, in whole or in part, the Sponsor’s gross negligence, intentional misconduct or misuse of the Staking Services Provider’s platform; or (b) directly caused by the gross negligence or intentional misconduct the Staking Services Provider, including failure to abide by applicable law or regulatory requirements as reasonably known by the industry at the time the acts in question are committed.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes.

As a grantor trust, the Trust can undertake only certain types of activities.  For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making.  If staking is treated for U.S. federal income tax purposes as a passive ministerial and administrative activity, it should be permissible for the Trust. To that end, on November 10, 2025, the U.S. Treasury Department and the IRS issued a revenue procedure that provided a safe harbor for trusts that otherwise qualify as investment trusts and as grantor trusts to stake their digital assets without jeopardizing their tax status as investment trusts and grantor trusts for U.S. federal income tax purposes. The revenue procedure provides specific requirements that must be satisfied by a Trust in order to be eligible to rely on the safe harbor.

The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. In the opinion of Dechert LLP, although not free from doubt, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).

Because the treatment of staking in a grantor trust, including interpretation of the requirements under the safe harbor, is still developing, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations. The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering.

The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any (including staking income, as applicable), and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of DOT to the Trust in exchange for a pro rata share of the underlying DOT represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the DOT held in the Trust will be the same as its tax basis and holding period for the DOT delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying DOT related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies DOT as “property” that is not currency for U.S. federal income tax purposes and clarifies that DOT can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of DOT. Because DOT is a new technological innovation, the U.S. federal income tax treatment of DOT or transactions relating to investments in DOT may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving DOT. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations for certain digital asset transactions. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in DOT or in transactions relating to investments in DOT is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

The Trust will use DOT to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such DOT. Although the Trust generally does not intend to sell DOT, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells DOT (for example to generate cash to pay fees or expenses) or is treated as selling DOT (for example by using DOT to pay fees or expenses) for purposes other than funding a cash redemption, a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the DOT that was sold. A Shareholder’s tax basis for its share of any DOT sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the DOT held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the DOT remaining in the Trust should be equal to its tax basis for its share of the total amount of the DOT held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the DOT that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the DOT held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the DOT held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling DOT) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the DOT that was sold and otherwise will be short-term capital gain or loss.

The Trust’s sales of DOT to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the DOT and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the DOT held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying DOT represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the DOT received in the redemption generally will be the same as the Shareholder’s tax basis for the pro rata share of the DOT held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the DOT received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the DOT received by the Shareholder generally will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the DOT held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the DOT held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the DOT received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Relay chain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Relay Chain results in holders of DOT receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Relay Chain and the Trust claims the new forked asset, the Trust could hold both the original DOT and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of a digital asset is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the DOT Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, it would have similar tax consequences to those described above for a hard fork. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of DOT. Therefore, if an airdrop results in holders of DOT receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it may give rise to additional tax liabilities for Shareholders.

To the extent the Sponsor determines to stake a portion of the Trust’s DOT, if the Trust were to receive staking rewards, any such staking rewards received by the Trust is expected to be treated as taxable income and reportable to Shareholders based on the Trust’s interpretation of current IRS guidance. The amounts reported to Shareholders as taxable income related to staking may not correspond in timing or amount to distributions from the Trust. The Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income. Such investors should consult their own tax advisers as to the tax consequences from these activities.

3.8% Medicare Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% Medicare tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of DOT by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares. To the extent the Sponsor determines to stake a portion of the Trust’s DOT, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Digital Assets

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their U.S. federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in digital assets, which includes a Shareholder’s interest in DOT held by the Trust.

Taxation for non-U.S. Shareholders and Shareholders in Jurisdictions Other Than the United States

As used herein, the term “non-U.S. Shareholder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Shareholder. The term “non-U.S. Shareholder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The sourcing rules applicable to staking rewards and forks, airdrops or similar occurrences are not clear and are continuing to develop. To the extent the Sponsor determines to stake a portion of the Trust’s DOT, amounts received in connection with staking could be subject to U.S. withholding at source if such amounts were treated as arising from sources within the United States. Similarly, if the Trust were to receive and retain IR Digital Assets arising from a future fork, airdrop or similar occurrence, the ordinary income resulting from such occurrence may be subject to U.S. withholding at source if it were treated as arising from sources within the United States.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to the sale or disposition of DOT at the Trust level or on the disposition of Shares.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying DOT held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the DOT Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying DOT held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Sponsor’s website, www.21shares.com[; and

●	the Trust Fact Sheet found on the Sponsor’s website.]

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Sponsor’s website, which is www.21shares.com. The Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://21shares.com/en-US/privacy-policy. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

21Shares Polkadot ETF

Financial Statements

Table of Contents

Page
Financial Statements for the period from January 3, 2025 (Commencement of Operations) through March 31, 2025
Independent Auditor’s Report	F-2
Statement of Assets and Liabilities	F-3
Statement of Operations	F-4
Statement of Changes in Net Assets	F-5
Schedule of Investment	F-6
Notes to the Financial Statements	F-7
Financial Statements (Unaudited)
Statement of Assets and Liabilities at September 30, 2025 (Unaudited)	F-15
Statement of Operations for the period from January 3, 2025 (Commencement of Operations) through September 30, 2025 and three months ended September 30, 2025 (Unaudited)	F-16
Statement of Changes in Net Assets for the period from January 3, 2025 (Commencement of Operations) through September 30, 2025 and three months ended September 30, 2025 (Unaudited)	F-17
Schedule of Investment at September 30, 2025 (Unaudited)	F-18
Notes to Unaudited Financial Statements	F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholder of

21Shares Polkadot Trust

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities, including the schedule of investment, of 21Shares Polkadot Trust (the “Trust”) as of March 31, 2025, the related statements of operations and changes in net assets for the period from January 3, 2025 (commencement of operations) through March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust as of March 31, 2025, and the results of its operations and changes in its net assets for the period from January 3, 2025 (commencement of operations) through March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of digital assets owned as of March 31, 2025, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2025.

/S/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Towson, Maryland

May 28, 2025

21SHARES POLKADOT TRUST

STATEMENT OF ASSETS AND LIABILITIES

MARCH 31, 2025*

(Expressed in United States Dollars)

Assets
Investment in polkadot, at fair value (cost $53,295,535)	$28,283,575
Total assets	28,283,575
Liabilities
Sponsor fee payable	133,212
Staking fee payable	39,563
Total liabilities	172,775
Commitments and contingent liabilities (Note 8)
Net assets	$28,110,800
Net assets consists of:
Paid-in capital	$52,631,796
Accumulated earnings (loss)	(24,520,996)
$28,110,800
Shares issued and outstanding, no par value, unlimited amount of authorized shares	2,400,000
Net asset value per share	$11.71

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the Financial Statements.

21SHARES POLKADOT TRUST

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 3, 2025 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH 31, 2025*

(Expressed in United States Dollars)

Investment income
Staking fee income	$716,839
Expenses
Sponsor fee	174,074
Staking fee	103,601
Total expenses	277,675
Less waiver and reimbursement	(2,881)
Net expenses	274,794
Net investment income	442,045

Change in unrealized appreciation (depreciation)
Net change in unrealized appreciation (depreciation) on investment in polkadot	(25,011,960)
Net change in unrealized appreciation (depreciation) on in-kind fee payable	48,919
Net change in unrealized gain (loss)	(24,963,041)
Net decrease in net assets resulting from operations	$(24,520,996)

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the Financial Statements.

21SHARES POLKADOT TRUST

STATEMENT OF CHANGES IN NET ASSETS

FOR THE PERIOD FROM JANUARY 3, 2025 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH 31, 2025*

(Expressed in United States Dollars)

Net assets, beginning of period	$-
Contributions for Shares issued	52,631,796
Net investment income	442,045
Net change in unrealized appreciation (depreciation) on investment in polkadot	(25,011,960)
Net change in unrealized appreciation (depreciation) on in-kind fee payable	48,919
Net assets, end of period	$28,110,800

Shares issued and redeemed
Shares issued	2,400,000
Shares redeemed	-
Net increase in Shares issued and outstanding	2,400,000

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the Financial Statements.

21SHARES POLKADOT TRUST

SCHEDULE OF INVESTMENT

MARCH 31, 2025*

(Expressed in United States Dollars)

				% of Net
	Quantity	Cost	Fair Value	Assets
Investment in polkadot**	6,954,886	$53,295,535	$28,283,575	100.6%
Total investment in polkadot		$53,295,535	$28,283,575	100.6%
Liabilities in excess of other assets			$(172,775)	(0.6)%
Net assets			$28,110,800	100.0%

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

**	The entire balance of polkadot is staked as of March 31, 2025 - See Note 2.

The accompanying notes are an integral part of the Financial Statements.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

1.	ORGANIZATION

21Shares Polkadot Trust (the “Trust”) is a Delaware statutory trust organized and existing under the laws of Delaware. The Trust was initially registered with the name of Jura Pentium Trust 3. The Trust changed its name from Jura Pentium Trust 3 to 21Shares Polkadot Trust on December 19, 2024.

Web 3.0 Technologies Foundation., a Swiss Stiftung (the “Purchaser”) entered into a subscription agreement to purchase from the Trust, shares of beneficial interest (the “Shares”), representing fractional undivided beneficial interests in the net assets of the Trust, for an aggregate of 2,400,000 shares.

The issuance and sale of the Shares by the Trust and the compliance by the Trust is done by 21Shares US LLC. 21Shares US LLC is a limited liability company organized and existing under the laws of Delaware and the sponsor of the Trust (the “Sponsor”). CSC Delaware Trust Company, serves as the trustee of the Trust (the “Trustee”). The Purchaser has full power, legal capacity and authority to enter into and perform the Purchaser’s obligations, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. Coinbase Custody Trust Company, LLC (“Coinbase”), the “Custodian” is the custodian for the Trust and holds all of the Trust’s polkadot on the Trust’s behalf. The administrator of the Trust (the “Administrator”), is NAV Consulting, Inc.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”). The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows the accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust uses fair value as its method of accounting in accordance with its classification as an investment company for accounting purposes.

Accounting Estimates

The preparation of the financial statements in conformity with US GAAP requires the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from such estimates as additional information becomes available or actual amounts may become determinable. Should actual results differ from those previously recognized, the recorded estimates will be revised accordingly with the impact reflected in the operating results of the Trust in the reporting period in which they become known.

Fair Value – Definition and Hierarchy

US GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value – Definition and Hierarchy (continued)

The Trust identifies and determines the polkadot principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of the fair value measurement framework in FASB ASC 820 – Fair Value Measurement. A principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed. The Trust obtains relevant volume and level of activity information and based on initial analysis will select an exchange market as the Trust’s principal market. The net asset value (“NAV”) and NAV per Share will be calculated using the fair value of polkadot based on the price provided by this exchange market, as of 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of the principal market.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Unobservable inputs, including the Trust’s assumptions used in determining the fair value of investments, where there is little or no market activity for the asset or liability at the measurement date.

To the extent that digital assets are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

The following table presents information about the Trust’s assets measured at fair value as of March 31, 2025*:

	Level 1	Level 2	Level 3	Total
Amount (at fair value)
Investment in polkadot	$28,283,575	$-	$-	$28,283,575

*	No prior year comparative period has been presented as this is the first fiscal year of the Trust’s operations.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment Transactions

The Trust considers investment transactions to be the receipt of polkadot for Share creations and the delivery of polkadot for Share redemptions or for payment of expenses in polkadot. The Trust records its investments transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in polkadot. The Trust, through the custodian, participates in the decentralized computer network that helps to confirm transactions and ensures that those recorded in a blockchain are legitimate. Rewards are calculated based on the amount of the polkadot holdings the Trust has made available to the network, the staking yield and other factors. For its contribution to the network, the Trust is rewarded with in-kind assets which constitute staking rewards. Staking rewards are recorded as staking income and are recognized at fair value when earned. Staking rewards are received in general daily at its custodian account, as earned. The unbonding period for staked polkadot is 28 days subject to the discretion of the Sponsor’s request to unstake such assets. The Trust’s staked polkadot is unable to be moved on the blockchain or traded during this period. As of March 31, 2025, 100% of the Trust’s polkadot holdings are staked.

Calculation of Net Asset Value “NAV” and NAV per Share

On each day other than when the exchange is closed for regular trading (a “Business Day”), as soon as practicable after 4:00 p.m. (Eastern Time), the net asset value of the Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the Trust from the fair value of the polkadot and other assets held by the Trust using the index price. The Trustee computes the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding on the date the computation is made.

Federal Income Taxes

The Sponsor and the Trustee expect to treat the Trust as a passthrough entity and grantor trust for US federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Trust operates as expected, the Trust should be classified as a passthrough entity and grantor trust for US federal income tax purposes. As a passthrough entity, the Trust itself should not be subject to US federal income tax. As a grantor trust, the Trust should operate such that a beneficial owner of Shares should be treated as directly owning a pro rata Share of the Trust’s assets, a pro rata portion of the Trust’s income, gain, losses and deductions should pass through to each beneficial owner of Shares, and if the Trust sells polkadot (for example, to pay fees or expenses), such a sale will be a taxable event to Shareholders. Upon a Shareholder’s sale of its Shares, the Shareholder will be treated as having sold the pro rata share of the polkadot held in the Trust at the time of the sale and may recognize gain or loss on such sale. In the event of regulatory developments or new Trust activities or due to other reasons, the Trust may operate as a different type of entity under US federal income tax entity classification. The Sponsor has reviewed the tax positions as of March 31, 2025, and has determined that no provision for income tax is required in the Trust’s financial statements.

Segment Reporting

The Trust operates in one segment. The segment derives its revenues from Trust investments made in accordance with the defined investment strategy of the Trust, as prescribed in the Trust’s prospectus. The Chief Operating Decision Maker (“CODM”) is the Sponsor. The CODM monitors the operating results of the Trust. The financial information that the CODM leverages to assess the segment’s performance and to make decisions for the Trust’s single segment is consistent with the financial information that is presented within the Trust’s financial statements. Segment assets are reflected on the accompanying Statement of Assets and Liabilities as Total assets and the only significant segment expense, the Sponsor fee, is included in the accompanying Statement of Operations.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

3.	FAIR VALUE

The following represents the changes in quantity of polkadot and the respective fair value on March 31, 2025*:

	Quantity of Polkadot	Fair Value
Beginning balance as of January 3, 2025	-	$-
Polkadot received	6,827,026	52,631,796
Polkadot received from staking rewards (net of Validator commission)	127,860	716,839
Change in unrealized depreciation on investment in polkadot	-	(25,011,960)
Ending balance as of March 31, 2025*	6,954,886	28,336,675

*	No prior year comparative period has been presented as this is the first fiscal year of the Trust’s operations.

4.	TRUST EXPENSES

The Trust pays the unitary Sponsor Fee of 2% per annum of the Trust’s polkadot holdings less the Trust’s payables. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor Fee accrues daily in-kind and is payable in polkadot. The Administrator calculates the Sponsor Fee on a daily basis by applying a 2% annualized rate to the Trust’s total polkadot holdings less the Trust’s payables. The amount of polkadot payable in respect of each daily accrual is determined by reference to the Index. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

The Sponsor shall be permitted to arrange for the staking of up to 100% of polkadot held by the Trust of which 15% of the Trust’s staking rewards will be paid to the Sponsor. The remaining staking rewards will be attributed to the Trust’s NAV. As of March 31, 2025, 100% of the Trust’s polkadot holdings are staked.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

5.	SHARE TRANSACTIONS

Lock-Up Period

For a period ending two (2) years (the “Lock-up Period”), the Purchaser has agreed that it shall not, without the prior written consent of the Sponsor, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares it holds, nor will the Purchaser seek to have the Trust or the Sponsor redeem the Shares during the Lock-up Period. Following expiration of the Lock-up Period, the Purchaser may, to the extent permitted by applicable laws, be permitted to redeem Shares in accordance with the Trust Agreement.

The following is a summary of the share transactions for the period from January 3, 2025 (commencement of operations) through March 31, 2025:

Period Ended
March 31,
2025
Activity in capital transactions issued and redeemed
Shares issued	2,400,000
Shares redeemed	-
Net change in capital transactions issued and redeemed	2,400,000

Period Ended
March 31,
2025
Activity in capital transactions issued and redeemed
Shares issued	$52,631,796
Shares redeemed	-
Net change in capital transactions issued and redeemed	$52,631,796

6.	RELATED PARTIES

The Sponsor is a related party to the Trust. The Trust’s operations are supported by its Sponsor, who is in turn supported by its parent company and affiliated companies and external service providers.

At March 31, 2025, the Sponsor did not own any Shares of the Trust.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

7.	INDEMNIFICATIONS

The Sponsor will not be liable to the Trust, the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any polkadot or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, or willful misconduct.

The Sponsor and each of its shareholders, members, directors, officers, employees, affiliates, and subsidiaries will be indemnified by the Trust and held harmless against any losses, liabilities or expenses incurred in the performance of its duties under the Declaration of Trust without gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft, or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising under the Declaration of Trust. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Declaration of Trust. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any indemnified claim or liability under the Declaration of Trust.

The Trustee will not be liable or accountable to the Trust or any other person or under any agreement to which the Trust or any series of the Trust is a party, except for the Trustee’s breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. The Trustee and each of the Trustee’s officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or gross negligence.

8.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote.

9.	CONCENTRATION RISK

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with polkadot and digital assets. By concentrating its investment strategy solely in polkadot, any losses suffered as a result of a decrease in the value of polkadot can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

21SHARES POLKADOT TRUST

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

(Expressed in United States Dollars)

10.	FINANCIAL HIGHLIGHTS

Financial highlights for the period from January 3, 2025 (commencement of operations) through March 31, 2025* are as follows:

Per Share operating performance
Net asset value per Share, beginning of period(1)	$21.93
Net investment income(2)	0.18
Net change in unrealized appreciation (depreciation) on investment in polkadot(3)	(10.42)
Net change in unrealized appreciation (depreciation) on in-kind fee payable(3)	0.02
Net change in net assets from operations	(10.22)
Net asset value per Share, end of period	$11.71
Total return, at net asset value(4) (6)	(46.60)%

Ratios to average net assets(5):
Gross expenses	3.18%
Net expenses	3.15%
Net investment income	5.06%

*	No prior year comparative financial statements have been provided as this is the first fiscal year of the Trust’s operations.

(1)	Represents the NAV per Share on January 3, 2025, the initial subscription date.

(2)	Calculated using average Shares outstanding.

(3)	The amount shown for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses for the period because of the timing of sales and repurchases of the Trust’s shares in relation to fluctuating market values for the Trust.

(4)	Total return is calculated based on the change in value during the period and is not annualized. An individual shareholder’s return and ratios may vary from the above total returns and ratios based on the timing of capital contributions to and withdrawals from the Trust.

(5)	Annualized.

(6)	Not annualized.

Per share operating performance and total return are calculated for each permanent, non-managing class or series of Shares.

11.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through May 28, 2025, the date that the Trust’s financial statements were issued and has determined that there are no material events that would require disclosure in the financial statements.

21SHARES POLKADOT TRUST

TABLE OF CONTENTS

Pages
Financial Statements (Unaudited)

Statement of Assets and Liabilities at September 30, 2025 (Unaudited)	F-15

Statement of Operations for the period from January 3, 2025 (Commencement of Operations) through September 30, 2025 and three months ended September 30, 2025 (Unaudited)	F-16

Statement of Changes in Net Assets for the period from January 3, 2025 (Commencement of Operations) through September 30, 2025 and three months ended September 30, 2025 (Unaudited)	F-17

Schedule of Investment at September 30, 2025 (Unaudited)	F-18

Notes to Unaudited Financial Statements	F-19 - F-25

21SHARES POLKADOT TRUST

STATEMENT oF ASSETS AND LIABILITIES
(Expressed in United States Dollars)

September 30,
2025*
Assets	(Unaudited)

Investment in polkadot, at fair value (cost $53,874,744)	$27,693,590
Total assets	27,693,590

Liabilities

Sponsor fee payable	185,956
Staking fee payable	112,095
Total liabilities	298,051

Commitments and contingent liabilities (Note 8)
Net assets	$27,395,539

Net assets consists of:
Paid-in capital	$52,631,796
Accumulated earnings (loss)	(25,236,257)

$27,395,539

Shares issued and outstanding, no par value, unlimited amount of authorized shares	2,400,000
Net asset value per share	$11.41

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES POLKADOT TRUST

STATEMENT oF Operations
(Expressed in United States Dollars)

		For the period
		January 3, 2025
	For the	(commencement of
	three months ended	operations) through
	September 30,	September 30,
	2025*	2025*
	(Unaudited)	(Unaudited)
Investment income
Staking fee income	$532,965	$1,800,300

Expenses
Sponsor fee	139,750	454,162
Staking fee	77,014	260,143
Total expenses	216,764	714,305
Less waiver and reimbursement	-	(2,881)
Net expenses	216,764	711,424

Net investment income	316,201	1,088,876

Realized and change in unrealized appreciation (depreciation)

Net realized gain (loss) on investment in polkadot sold to pay liabilities	(11)	(193,002)
Net change in unrealized appreciation (depreciation) on investment in polkadot	3,119,767	(26,181,154)
Net change in unrealized appreciation (depreciation) on in-kind fee payable	(11,991)	49,023

Net change in unrealized gain (loss)	3,107,766	(26,325,133)

Net increase (decrease) in net assets resulting from operations	$3,423,967	$(25,236,257)

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES POLKADOT TRUST

STATEMENT oF CHANGES IN NET ASSETS
(Expressed in United States Dollars)

		For the period
		January 3, 2025
	For the	(commencement of
	three months ended	operations) through
	September 30,	September 30,
	2025*	2025*
	(Unaudited)	(Unaudited)
Net assets, beginning of period	$23,971,573	$-

Contributions for Shares issued	-	52,631,796

Net investment income	316,201	1,088,876

Net realized gain (loss) on investment in polkadot sold to pay liabilities	(11)	(193,002)

Net change in unrealized appreciation (depreciation) on investment in polkadot	3,119,767	(26,181,154)

Net change in unrealized appreciation (depreciation) on in-kind fee payable	(11,991)	49,023
Net assets, end of period	$27,395,539	$27,395,539

Shares issued and redeemed
Shares issued	2,400,000	2,400,000
Shares redeemed	-	-
Net increase in Shares issued and outstanding	2,400,000	2,400,000

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES POLKADOT TRUST

SCHEDULE OF INVESTMENT
(Expressed in United States Dollars)

September 30, 2025* (Unaudited)

	Quantity	Cost	Fair Value	% of Net Assets

Investment in polkadot**	7,152,528	$53,874,744	$27,693,590	101.1%
Total investment in polkadot		$53,874,744	$27,693,590	101.1%

Liabilities in excess of other assets			$(298,051)	(1.1)%
Net assets			$27,395,539	100.0%

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

**	The entire balance of polkadot was unstaked as of September 30, 2025 - See Note 2

The accompanying notes are an integral part of the financial statements.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

1.	ORGANIZATION

21Shares Polkadot Trust (the “Trust”) is a Delaware statutory trust organized and existing under the laws of Delaware. The Trust was initially registered with the name of Jura Pentium Trust 3. The Trust changed its name from 21Shares Polkadot Trust to 21Shares Polkadot ETF on September 16, 2025.

Web 3.0 Technologies Foundation., a Swiss Stiftung (the “Purchaser”) entered into a subscription agreement to purchase from the Trust, shares of beneficial interest (the “Shares”), representing fractional undivided beneficial interests in the net assets of the Trust, for an aggregate of 2,400,000 shares.

The issuance and sale of the Shares by the Trust and the compliance by the Trust is done by 21Shares US LLC. 21Shares US LLC is a limited liability company organized and existing under the laws of Delaware and the sponsor of the Trust (the “Sponsor”). CSC Delaware Trust Company, serves as the trustee of the Trust (the “Trustee”). The Purchaser has full power, legal capacity and authority to enter into and perform the Purchaser’s obligations, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. Coinbase Custody Trust Company, LLC (“Coinbase”), the “Custodian” is the custodian for the Trust and holds all of the Trust’s polkadot on the Trust’s behalf. The administrator of the Trust (the “Administrator”), is NAV Consulting, Inc.

2.	Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”). The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows the accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust uses fair value as its method of accounting in accordance with its classification as an investment company for accounting purposes.

Accounting Estimates

The preparation of the financial statements in conformity with US GAAP requires the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from such estimates as additional information becomes available or actual amounts may become determinable. Should actual results differ from those previously recognized, the recorded estimates will be revised accordingly with the impact reflected in the operating results of the Trust in the reporting period in which they become known.

Fair Value – Definition and Hierarchy

US GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

2.	Significant Accounting Policies (CONTINUED)

Fair Value – Definition and Hierarchy (continued)

The Trust identifies and determines the polkadot principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of the fair value measurement framework in FASB ASC 820 – Fair Value Measurement. A principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed. The Trust obtains relevant volume and level of activity information and based on initial analysis will select an exchange market as the Trust’s principal market. The net asset value (“NAV”) and NAV per Share will be calculated using the fair value of polkadot based on the price provided by this exchange market, as of 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of the principal market.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Unobservable inputs, including the Trust’s assumptions used in determining the fair value of investments, where there is little or no market activity for the asset or liability at the measurement date.

To the extent that digital assets are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

The following table presents information about the Trust’s assets measured at fair value as of September 30, 2025*:

	Level 1	Level 2	Level 3	Total
Amount (at fair value)
Investment in polkadot	$27,693,590	$-	$-	$27,693,590

*	No prior year comparative period has been presented as this is the first fiscal year of the Trust’s operations.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

2.	Significant Accounting Policies (CONTINUED)

Investment Transactions

The Trust considers investment transactions to be the receipt of polkadot for Share creations and the delivery of polkadot for Share redemptions or for payment of expenses in polkadot. The Trust records its investments transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in polkadot. The Trust, through the custodian, participates in the decentralized computer network that helps to confirm transactions and ensures that those recorded in a blockchain are legitimate. Rewards are calculated based on the amount of the polkadot holdings the Trust has made available to the network the staking yield and other factors. For its contribution to the network, the Trust is rewarded with in-kind assets which constitute staking rewards. Staking rewards are recorded as staking income and are recognized at fair value when earned. Staking rewards are received in general daily at its custodian account, as earned. The unbonding period for staked polkadot is 28 days subject to the discretion of the Sponsor’s request to unstake such assets. The Trust’s staked polkadot is unable to be moved on the blockchain or traded during this period. As of September 30, 2025, 100% of the Trust’s polkadot holdings are unstaked.

Calculation of Net Asset Value “NAV” and NAV per Share

On each day other than when the exchange is closed for regular trading (a “Business Day”), as soon as practicable after 4:00 p.m. (Eastern Time), the net asset value of the Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the Trust from the fair value of the polkadot and other assets held by the Trust using the index price. The Trustee computes the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding on the date the computation is made.

Federal Income Taxes

The Sponsor and the Trustee expect to treat the Trust as a passthrough entity and grantor trust for US federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Trust operates as expected, the Trust should be classified as a passthrough entity and grantor trust for US federal income tax purposes. As a passthrough entity, the Trust itself should not be subject to US federal income tax. As a grantor trust, the Trust should operate such that a beneficial owner of Shares should be treated as directly owning a pro rata Share of the Trust’s assets, a pro rata portion of the Trust’s income, gain, losses and deductions should pass through to each beneficial owner of Shares, and if the Trust sells polkadot (for example, to pay fees or expenses), such a sale will be a taxable event to Shareholders. Upon a Shareholder’s sale of its Shares, the Shareholder will be treated as having sold the pro rata share of the polkadot held in the Trust at the time of the sale and may recognize gain or loss on such sale. In the event of regulatory developments or new Trust activities or due to other reasons, the Trust may operate as a different type of entity under US federal income tax entity classification. The Sponsor has reviewed the tax positions as of September 30, 2025, and has determined that no provision for income tax is required in the Trust’s financial statements.

Segment Reporting

The Trust operates in one segment. The segment derives its revenues from Trust investments made in accordance with the defined investment strategy of the Trust, as prescribed in the Trust’s prospectus. The Chief Operating Decision Maker (“CODM”) is the Sponsor. The CODM monitors the operating results of the Trust. The financial information that the CODM leverages to assess the segment’s performance and to make decisions for the Trust’s single segment is consistent with the financial information that is presented within the Trust’s financial statements. Segment assets are reflected on the accompanying Statement of Assets and Liabilities as Total assets and the only significant segment expense, the Sponsor fee, is included in the accompanying Statement of Operations.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

3.	FAIR VALUE

The following represents the changes in quantity of polkadot and the respective fair value for the period January 3, 2025 (commencement of operations) through September 30, 2025*:

	Quantity of
	Polkadot	Fair Value

Beginning balance as of January 3, 2025	-	$-
Polkadot received	6,827,026	52,631,796
Polkadot received from staking rewards, net of validator commision	380,500	1,669,371
Management fee paid in Polkadot	(54,998)	(233,421)
Net realized gain (loss) on investment in polkadot sold to pay liabilities	-	(193,002)
Change in unrealized appreciation (depreciation) on investment in polkadot	-	(26,181,154)
Ending balance as of September 30, 2025*	7,152,528	$27,693,590

The following represents the changes in quantity of polkadot and the respective fair value for the three months ended September 30, 2025*:

	Quantity of
	Polkadot	Fair Value

Beginning balance as of July 1, 2025	7,025,647	$24,080,335
Polkadot received	-	-
Polkadot received from staking rewards, net of validator commision	126,881	493,498
Management fee paid in Polkadot	-	-
Net realized gain (loss) on investment in polkadot sold to pay liabilities	-	(10)
Change in unrealized appreciation (depreciation) on investment in polkadot	-	3,119,767
Ending balance as of September 30, 2025*	7,152,528	$27,693,590

*	No prior year comparative period has been presented as this is the first fiscal year of the Trust’s operations.

4.	TRUST EXPENSES

The Trust pays the unitary Sponsor Fee of 2% per annum of the Trust’s polkadot holdings less the Trust’s payables. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor Fee accrues daily in-kind and is payable in polkadot. The Administrator calculates the Sponsor Fee on a daily basis by applying a 2% annualized rate to the Trust’s total polkadot holdings less the Trust’s payables. The amount of polkadot payable in respect of each daily accrual is determined by reference to the Index. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

The Sponsor shall be permitted to arrange for the staking of up to 100% of polkadot held by the Trust of which 15% of the Trust’s staking rewards will be paid to the Sponsor. The remaining staking rewards will be attributed to the Trust’s NAV. As of September 30, 2025, 100% of the Trust’s polkadot holdings are unstaked.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

5.	SHARE TRANSACTIONS

Lock-Up Period

For a period ending two (2) years (the “Lock-up Period”), the Purchaser has agreed that it shall not, without the prior written consent of the Sponsor, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares it holds, nor will the Purchaser seek to have the Trust or the Sponsor redeem the Shares during the Lock-up Period. Following expiration of the Lock-up Period, the Purchaser may, to the extent permitted by applicable laws, be permitted to redeem Shares in accordance with the Trust Agreement.

The following is a summary of the share transactions for the three and the period January 3, 2025 (commencement of operations) through September 30, 2025:

		For the period
		January 3, 2025
	For the	(commencement of
	three months ended	operations) through
	September 30,	September 30,
	2025	2025
Activity in capital transactions
Shares issued	2,400,000	2,400,000
Shares redeemed	-	-
Net change in capital transactions	2,400,000	2,400,000

		For the period
		January 3, 2025
	For the	(commencement of
	three months ended	operations) through
	September 30,	September 30,
	2025	2025
Activity in capital transactions
Shares issued	$52,631,796	$52,631,796
Shares redeemed	-	-
Net change in capital transactions	$52,631,796	$52,631,796

6.	RELATED PARTIES

The Sponsor is a related party to the Trust. The Trust’s operations are supported by its Sponsor, who is in turn supported by its parent company and affiliated companies and external service providers.

At September 30, 2025, the Sponsor did not own any Shares of the Trust.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

7.	INDEMNIFICATIONS

The Sponsor will not be liable to the Trust, the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any polkadot or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, or willful misconduct.

The Sponsor and each of its shareholders, members, directors, officers, employees, affiliates, and subsidiaries will be indemnified by the Trust and held harmless against any losses, liabilities or expenses incurred in the performance of its duties under the Declaration of Trust without gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft, or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising under the Declaration of Trust. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Declaration of Trust. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any indemnified claim or liability under the Declaration of Trust.

The Trustee will not be liable or accountable to the Trust or any other person or under any agreement to which the Trust or any series of the Trust is a party, except for the Trustee’s breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. The Trustee and each of the Trustee’s officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or gross negligence.

8.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote.

9.	CONCENTRATION RISK

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with polkadot and digital assets. By concentrating its investment strategy solely in polkadot, any losses suffered as a result of a decrease in the value of polkadot can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

21SHARES POLKADOT TRUST

Notes to UNAUDITED financial statements
(Expressed in United States Dollars)

10.	FINANCIAL HIGHLIGHTS

Financial highlights for the three and the period January 3, 2025 (commencement of operations) through September 30, 2025* are as follows:

		For the period
		January 3, 2025
	For the	(commencement of
	three months ended	operations) through
	September 30,	September 30,
	2025	2025
Per Share operating performance	(Unaudited)	(Unaudited)
Net asset value per Share, beginning of period	$9.99	$21.93 (1)
Net investment income(2)	0.13	0.45
Net realized gain (loss) on investment in polkadot sold to pay liabilities(3)	0.00	(0.08)
Net change in unrealized appreciation (depreciation)(3)	1.29	(10.89)
Net change in unrealized appreciation (depreciation) on in-kind fee payable(3)	0.00	0.00
Net change in net assets from operations	1.42	(10.52)

Net asset value per Share, end of period	$11.41	$11.41

Total return, at net asset value(4) (6)	14.26%	(47.95)%

Ratios to average net assets(5):
Gross expenses	3.11%	3.15%
Net expenses	3.11%	3.14%
Net investment income	4.54%	4.80%

*	No prior year comparative financial statements have been provided as this is the first fiscal year of the Trust’s operations.

(1)	Represents the NAV per Share on January 3, 2025, the initial subscription date.

(2)	Calculated using average Shares outstanding.

(3)	The amount shown for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses for the period because of the timing of sales and repurchases of the Trust’s shares in relation to fluctuating market values for the Trust.

(4)	Total return is calculated based on the change in value during the period and is not annualized. An individual shareholder’s return and ratios may vary from the above total returns and ratios based on the timing of capital contributions to and withdrawals from the Trust.

(5)	Annualized.

(6)	Not annualized.

Per share operating performance and total return are calculated for each permanent, non-managing class or series of Shares.

11.	Subsequent events

The Trust has evaluated all subsequent events through the issuance of the financial statements and has noted no other events requiring adjustment or additional disclosure in the financial statements other than the items noted above.

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933, as amended.

“1940 Act”: Investment Company Act of 1940, as amended.

“2022 Events”: Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Gensis Global Capital, LLC.

“21Shares Group”: The broader structure of 21Shares AG and its affiliates.

“abrdn”: abrdn plc, a global investment company.

“Accepted Asset”: A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and the European Union.

“Additional Trust Expenses”: Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the DOT Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

“Administrator”: The Bank of New York Mellon.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“API”: Application Programming Interface.

“AP Indemnified Person”: The Trust, the Transfer Agent, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor.

“Article 8”: Article 8 of the New York Uniform Commercial Code.

“ASC”: Accounting Standards Codification.

“ASC 820-10”: Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures

“AUL”: Authorized User List.

“Authorized Amount”: An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Available Balance”: The then-current amount available to the Trust to place orders.

“Basket”: A block of 10,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Benchmark Provider”: CF Benchmarks Ltd.

“BMR”: The UK Benchmarks Regulation.

“BSA”: The U.S. Bank Secrecy Act.

“Binance”: Binance Holdings Ltd.

“Binance Complaint”: A suit brought by the SEC in Securities and Exchange Commission v. Binance Holdings Ltd, et al alleging that Binance had solicited U.S. Investors to buy, sell and trade “crypto asset securities” through their unregistered trading platform and operated unregistered securities exchanges, brokerages and clearing agencies.

“BitGo Custodial Services Agreement”: The custodial services agreement with the BitGo Custodian.

“BitGo Custodain”: BitGo Bank & Trust, N.A.

“Business Day”: Any day other than a day when either the Exchange or the New York Stock Exchange is closed for regular trading.

“Cash Custodian”: The Bank of New York Mellon.

“Cash Custody Agreement”: An agreement entered into with the Trust and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

“CBDCs”: Central bank digital currencies.

“CDS”: Cross-Domain Security.

“CEA”: Commodity Exchange Act of 1936, as amended.

“CF Members”: The members of the CME CF Oversight Committee who are representatives of the Benchmark Provider.

“CFPB”: The Consumer Financial Protection Bureau.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“CME”: Chicago Mercantile Exchange.

“CME Member”: A member of the CME CF Oversight Committee who is a representative of CME.

“CME CF Oversight Committee”: The governing oversight body of the Pricing Benchmark.

“Code”: Internal Revenue Code of 1986, as amended.

“Coinbase”: Coinbase Custody Trust Company, LLC.

“Coinbase Complaint”: A suit brought by the SEC in Securities and Exchange Commission v. Coinbase Inc., and Coinbase Global, Inc. alleging that Coinbase had solicited U.S. Investors to buy, sell and trade “crypto asset securities” through their unregistered trading platform and operated unregistered securities exchanges, brokerages and clearing agencies, and subsequently dismissed through a joint stipulation between the SEC, on the one hand, and Coinbase Inc. and Coinbase Global Inc. on the other.

“Coinbase Crypto”: Coinbase Crypto Services, LLC.

“Coinbase Custodian”: Coinbase Custody Trust Company, LLC.

“Coinbase Insureds”: Coinbase Global and its subsidiaries.

“Coinbase Global”: Coinbase Global, Inc.

“Cold Vault Balance”: The substantial portion of the private keys associated with the Trust’s DOT kept by the DOT Custodians in “cold storage” or similarly secure technology.

“Collator”: One of the roles that an operator on the Polkadot Network can assume is. Collators run full nodes on the Polkadot Network, and they collect shard transactions for their individually dedicated Parachains.

“Connected Trading Venue”: Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).

“Constituent Exchanges”: An aggregation of executed trade flow of major DOT trading platforms.

“Creation Basket Deposit”: The total deposit required to create each Basket.

“Custody Rule”: Rule 206(4)-2 under the Advisers Act.

“DeFi”: Decentralized financial services.

“DFPI”: California Department of Financial Protection and Innovation.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“DOL”: U.S. Department of Labor.

“DOT”: A digital asset based on the open-source protocol of the peer-to-peer DOT computer network.

“DOT Accounts”: The accounts with the DOT Custodians that hold the Trust’s DOT.

“DOT Counterparty”: A designated third party, who may be an Authorized Participant or an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, and with whom the Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the DOT related to the Authorized Participants’ creation or redemption orders.

“DOT Custodian”: Any person from time to time engaged to provide custodian, security or related services to the Trust’s DOT and cash assets pursuant to authority delegated by the Sponsor.

“DSTA”: The Delaware Statutory Trust Act.

“ECASH Act”: The Electronic Currency and Secure Hardware Act.

“ERISA”: Employee Retirement Income Security Act of 1974.

“Exchange”: The Nasdaq Stock Market LLC.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Executive Order”: An Executive Order on Ensuring Responsible Development of Digital Assets signed by President Biden.

“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.

“FalxonX”: FalconX Holdings Limited.

“FASB”: Financial Accounting Standards Board.

“FDIC”: Federal Deposit Insurance Corporation.

“Financing Fee”: Interest rates on Trade Credits.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Fisherman”: The last role that an operator on the Polkadot Network can assume. The Fishermen’s role in the system is to opportunistically check blocks on every part of the network.

“FIT 21”: Financial Innovation and Technology for the 21st Century Act.

“Foundation”: Web 3.0 Technologies Foundation.

“FTX”: FTX Trading Ltd.

“GAAP”: U.S. generally accepted accounting principles.

“Genesis”: Genesis Global Capital, LLC.

“HSMs”: Hardware Security Modules.

“ICO”: An initial coin offering.

“IIV”: Intraday Indicative Value.

“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any digital assets or other asset or right, which rights are incident to the Trust’s ownership of DOT and arise without any action of the Trust, or of the Sponsor on behalf of the Trust.

“Indemnified Person”: The Trustee or any officer, affiliate, director, employee, or agent of the Trustee.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Initial Seed Creation Baskets”: Initial seed creation baskets comprised of 20,000 Shares.

“Initial Seed Creation Investor”: 21Shares US LLC.

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“IR Digital Assets”: Digital asset tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“JOBS Act”: The Jumpstart Our Business Startups Act of 2012.

“Kraken”: Payward, Inc. (d/b/a/ “Kraken”).

“Kusama”: Kusama network was a way to improve the use of Polkadot Network before it was launched. Kusama is a test network for Polkadot software that preceded the launch of Polkadot and still runs today as an experimental network meant to test upgrades and other changes relating to the Polkadot Network.

“KYT”: Know Your Transaction.

“Lender”: Coinbase Credit, Inc.

“Liquidating Trustee”: Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.

“Marketing Agent”: Foreside Global Services, LLC.

“Marketing Fee”: The fee payable to the Marketing Agent for services it provides to the Trust.

“McHenry Bill”: The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.

“MPC”: Multi-Party Computation.

“NAV”: Net asset value of the Trust.

“NAV per Share”: NAV per Share outstanding.

“NBMMs”: Non-bank market makers.

“Nominator”: The third role that an operator on the Polkadot Network can assume. External actors that can choose to support Validators. Provides risk capital in the form of staked DOT in support of a specific Validator that acts as a check on the Validator system in that both share economic loss for misconduct.

“NYDFS”: The New York State Department of Financial Services.

“OFAC”: The Office of Foreign Assets Control of the U.S. Treasury Department.

“OTC”: Over-the-counter.

“Parity”: Parity Technologies Limited.

“PCs”: Parachains where the future independent blockchains for decentralized applications will be built and operate.

“PCAOB”: The Public Company Accounting Oversight Board.

“Plan Assets Regulation”: Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans”: The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.

“Policies”: The Sponsor’s policies and procedures that have been implemented and are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest.

“Polkadot Network”: An online, decentralized, distributed computing platform that operates on a peer-to- peer basis upon which DOT transactions are processed and settled.

“Post-Trade Financing Agreement”: An agreement with Coinbase Credit, Inc. pursuant to which the Trust may borrow DOT or cash as trade credit the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.

“Pricing Benchmark”: The performance of the CME CF Polkadot — Dollar Reference Rate — New York Variant, as adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes.

“Pricing Benchmark Licensing Agreement”: The licensing agreement by and between the Sponsor and the Benchmark Provider relating to the use of the Pricing Benchmark by the Sponsor and its permitted affiliates.

“Prime Broker”: Coinbase, Inc.

“Prime Broker Services”: Services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services.

“Principal Market NAV”: Net asset value of the Trust determined on a GAAP basis.

“Principal Market NAV per Share”: Net asset value of the Trust per Share determined on a GAAP basis.

“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.

“Redenomination”: The change in denomination that was voted on by the community of DOT holders where the community decided to change the denomination of DOT by a factor of one hundred.

“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.

“Relay Chain”: The central chain on which all DOT is recorded. A decentralized digital file, or ledger that contains all the records of DOT, and is stored in multiple copies globally on the computers of users of the Polkadot Network.

“Relevant Coinbase Entities”: The Prime Broker and its parent, Coinbase Global, Inc. together with Coinbase Inc.

“Relevant Pair”: A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.

“Relevant Transaction”: Any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.

“SEC”: The U.S. Securities and Exchange Commission.

“Selling Shareholder”: The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Settlement Deadline”: The Trust must generally repay Trade Credits by 6:00 PM E.T. on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day).

“Shareholders”: Holders of Shares.

“SIPC”: Securities Investor Protection Corporation.

“SOC”: Systems and Organizational Control.

“Sponsor”: 21Shares US LLC, a Delaware limited liability company.

“Sponsor Fee”: The fees paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

“Sponsor Indemnified Party”: The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries.

“Sponsor Indemnified Person”: The Authorized Participant and its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons.

“Sponsor-paid Expense(s)”: The fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Sponsor assumes and pays, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the DOT Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (x) printing and mailing costs; (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.

“Standard of Care”: The standard of care and diligence applicable to the Cash Custodian under the Cash Custodian Agreement.

“Staking Activities”: The process by which third parties engaged by the Sponsor stake a portion of the Trust’s DOT.

“Staking Provider Consideration”: Compensation determined as a portion of the staking rewards provided to each Staking Services Provider that generates staking rewards.

“Staking Services Agreement”: A Master Infrastructure-As-A-Service Agreement between the Sponsor and Coinbase Crypto where Coinbase Crypto will provide the Sponsor with certain services, including: (i) staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network; (ii) support for eligible changes, improvements, extensions or other new versions thereof on the network; and (iii) development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables. Such services will be provided on any network protocol and/or blockchain that is supported by Coinbase.

“Staking Services Provider”: A third party engaged by the Sponsor to engage in Staking Activities.

“SVB”: Silicon Valley Bank.

“TPS”: Transactions per second.

“Trade Credit”: DOT or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.

“Trading Balance”: A trading balance maintained by the Prime Broker or a DOT Counterparty where portions of the Trust’s DOT temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell DOT to pay Trust expenses.

“Trading Platform”: The Prime Broker’s execution platform.

“Transaction Parties”: The Sponsor, the Trustee, the DOT Custodians or any of their respective affiliates.

“Transfer Agent”: The Bank of New York Mellon.

“Trust”: 21Shares Polkadot ETF.

“Trust Agreement”: Amended and Restated Trust Agreement of 21Shares Polkadot ETF.

“Trustee”: CSC Delaware Trust Company, a Delaware trust company.

“Trust Estate”: The DOT on deposit in the DOT Accounts, cash on deposit with the Cash Custodian, and all other proceeds from the sale of DOT, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party of a portion thereof in any manner consistent with the provisions of the Trust Agreement.

“TWAP Period”: The 60 minutes leading up to 4:00 p.m. London time.

“U.S. Treasury Department”: U.S. Department of the Treasury.

“Validator”: Second role that an operator on the Polkadot Network can assume. Validators keep a full copy and secure the Relay Chain by doing the key work of validating the Parachain proofs and by joining with other Validators in forming consensus, and therefore adding blocks to the Relay Chain.

“You”: The owner or holder of Shares.

21SHARES POLKADOT TRUST

SHARES

PROSPECTUS

[●], 2026

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by 21Shares US LLC, the sponsor of the Trust. Set forth below is an estimate (except as indicated) of these fees and expenses.

SEC registration fee	$	N/A	†
Listing fee (actual)		$4,000
Auditor’s fees and expenses		$14,875
Legal fees and expenses		$300,000
Printing expenses		$21,000
Miscellaneous expenses		$13,000
Total		$352,875

†	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

The Trust issued 2,400,000 common shares of beneficial interest to the Foundation on January 3, 2025 for an aggregate purchase price in an amount equivalent to $60,000,000 in DOT in a private placement exempt from registration in reliance on Section 4(a)(2) of the 1933 Act in a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Second Amended and Restated Trust Agreement(1)
3.3	Form of Third Amended and Restated Trust Agreement(1)
3.4	Certificate of Trust(1)
3.5	Certificate of Amendment to Certificate of Trust(1)
3.6	Certificate of Amendment to Certificate of Trust(1)
5.1	Opinion of Dechert LLP as to legality(1)
8.1	Tax Opinion of Dechert LLP(1)
10.1	Form of Sponsor Agreement(1)
10.2	Form of Authorized Participant Agreement (Type A)(1)
10.3	Form of Authorized Participant Agreement (Type B)(1)
10.4	Form of Prime Broker Agreement(1)
10.5	Form of Custodial Services Agreement(1) (included as Exhibit A to Form of Prime Broker Agreement)
10.6	Form of BitGo Custodial Services Agreement(1)
10.7	Form of Fund Administration and Accounting Agreement(1)
10.8	Form of Transfer Agency and Services Agreement(1)
10.9	Form of Pricing Benchmark Licensing Agreement(1)
10.10	Form of Cash Custody Agreement(1)
10.11	Form of Marketing Agent Agreement(1)
10.12	Web 3.0 Technologies Foundation Subscription Agreement(1)
10.13	Form of Initial Seed Creation Subscription Agreement(1)
10.14	Form of Master Infrastructure As A Service Agreement(1)
23.1	Consent of Independent Registered Public Accounting Firm(1)
23.2	Consent of Dechert LLP (included in Exhibit 5.1)(1)
107	Filing Fee Table(1)

(1)	Previously filed.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on February 2, 2026.

21SHARES POLKADOT ETF

21Shares US LLC, as Sponsor of the Trust

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President*

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Russell Barlow	Chief Executive Officer*	February 2, 2026
Russell Barlow	(Principal Executive Officer)

/s/ Duncan Moir	President*	February 2, 2026
Duncan Moir	(Principal Finance Officer and Principal Accounting Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of 21Shares US LLC, the Sponsor of the registrant.